FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-02

MSBAM 2013-C7

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,394,023,886
(Approximate Total Mortgage Pool Balance)

$1,237,196,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C7

January 3, 2013

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN STANLEY OR BOFA MERRILL LYNCH RESEARCH DEPARTMENTS. IT WAS PREPARED BY MORGAN STANLEY AND BOFA MERRILL LYNCH SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Issue Characteristics

Offered Certificates

Class	Expected Ratings (DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)		Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/Aaa(sf)	$102,200,000	30.000%	Fixed		2.64	1-59	15.7%	42.9%
Class A-2	AAA(sf)/Aaa(sf)	$135,700,000	30.000%	Fixed		4.94	59-60	15.7%	42.9%
Class A-AB	AAA(sf)/Aaa(sf)	$111,600,000	30.000%	Fixed		7.45	60-117	15.7%	42.9%
Class A-3	AAA(sf)/Aaa(sf)	$160,000,000	30.000%	Fixed		9.78	117-118	15.7%	42.9%
Class A-4	AAA(sf)/Aaa(sf)	$466,316,000	30.000%	Fixed		9.85	118-120	15.7%	42.9%
Class X-A	AAA(sf)/Aaa(sf)	$1,099,536,000(10)	NAP	Variable	(11)	NAP	NAP	NAP	NAP
Class A-S(9)	AAA(sf)/Aaa(sf)	$123,720,000	21.125%	Fixed		9.96	120-120	13.9%	48.4%
Class B(9)	AA(sf)/Aa3(sf)	$85,384,000	15.000%	Fixed		9.96	120-120	12.9%	52.1%
Class PST(9)	A(sf)/A1(sf)	$261,380,000	11.250%	NAP	(4)	9.96	120-120	12.4%	54.4%
Class C(9)	A(sf)/A3(sf)	$52,276,000	11.250%		(4)	9.96	120-120	12.4%	54.4%

Privately Offered Certificates(12)

Class	Expected Ratings (DBRS/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	AAA(sf)/Aa3(sf)	$85,384,000(10)	NAP	Variable(11)	NAP	NAP	NAP	NAP
Class D	BBB(sf)/Baa3(sf)	$55,761,000	7.250%	(4)	9.96	120-120	11.9%	56.9%
Class E	BB(high)(sf)/Ba2(sf)	$6,970,000	6.750%	(4)	9.96	120-120	11.8%	57.2%
Class F	BB(sf)/Ba3(sf)	$22,653,000	5.125%	(4)	9.96	120-120	11.6%	58.2%
Class G	B(sf)/B2(sf)	$27,880,000	3.125%	(4)	9.96	120-120	11.4%	59.4%
Class H(13)	NR/NR	$43,563,886	0.000%	(4)	11.76	120-274	11.0%	61.3%

(1)
Ratings shown are those of DBRS, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, dated January 3, 2013 (the “Free Writing Prospectus”) to which the prospectus dated December 31, 2012 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component which will have an initial outstanding balance on the closing date of $52,276,000.

(4)
The Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components. The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Issue Characteristics

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $123,720,000, $85,384,000, $52,276,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided  beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust component that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maxmium certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).

(11)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus.

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(13)
Each Class H Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest in a grantor trust that holds an interest in certain excess interest in respect of mortgage loans having anticipated repayment dates.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Issue Characteristics

Issue Characteristics

Offered Certificates:
$1,237,196,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A), offered pursuant to a registration statement filed with the SEC (File Number 333-180779)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association

Rating Agencies:	DBRS, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee/Certificate Administrator/ Certificate Registrar:	U.S. Bank National Association

Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund II, L.P.

Cut-off Date:
January 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in January 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on January 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of January 7, 2013

Expected Closing Date:	On or about January 30, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in February 2013

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in February 2013

Rated Final Distribution Date:	The Distribution Date in February 2046

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:
REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in a grantor trust and the Class H Certificates will evidence a REMIC interest and an interest in a grantor trust.

Optional Termination:	1.25% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2013-C7 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificate, first, to the Class A-AB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in that order, until the principal balance of each such class has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-AB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $123,720,000, $85,384,000 and $52,276,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which will be 0.02% per annum for each mortgage loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation”. The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan at the trust advisor fee rate, which will equal 0.00125% per annum.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which will equal 0.0024% per annum. The certificate administrator fee is payable out of general collections on the mortgage loans. Each of the trustee fee and custodian fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Class E, Class F, Class G and Class H Certificates)  and, without duplication, the trust components then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class H Certificates or the Class R Certificates.

The “Base Interest Fraction”, with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Servicing Advances:
Subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and trust components in the following order:  to the Class H Certificates, the Class G Certificates, the Class F

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan on a pro rata basis by unpaid principal balance. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool. The loan pair related to this mortgage pool is the Chrysler East Building Loan Pair.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as the Chrysler East Building secures a mortgage loan (the “Chrysler East Building Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $165,000,000, representing approximately 11.8% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is not part of the mortgage pool and is currently held by Morgan Stanley Mortgage Capital Holdings LLC. The Chrysler East Building Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Chrysler East Building Loan Pair.” The Chrysler East Building serviced companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The Chrysler East Building Loan Pair will be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement. For additional information regarding the Chrysler East Building Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Chrysler East Building Loan Pair” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan and Loan Pair Control Rights” in respect of any A/B whole loans or loan pairs, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters (including with respect to the Chrysler East Building Loan Pair) . A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan and Loan Pair Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool. The holder of the Chrysler East Building serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Chrysler East Building Loan Pair. See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G and Class H Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights”. The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be Eightfold Real Estate Capital Fund II, L.P.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class”.

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative and/or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or companion loan, to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the issuing entity and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows.

●     With the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

● With a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

● Without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Structural Overview

the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.
Trust Advisor:
Situs Holdings, LLC, a Delaware limited liability company, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the Pooling and Servicing Agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing Agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry”. Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	60	95	$1,239,920,139	88.9%
Bank of America, National Association	4	28	$154,103,747	11.1%
Total:	64	123	$1,394,023,886	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,394,023,886
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$21,781,623
Number of Mortgaged Properties:	123
Average Cut-off Date Balance per Mortgaged Property:	$11,333,528
Weighted Average Mortgage Rate:	4.329%
% of Pool Secured by 5 Largest Mortgage Loans:	39.2%
% of Pool Secured by 10 Largest Mortgage Loans:	55.1%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity/ARD (months):	117
Weighted Average Remaining Term to Maturity/ARD (months):	115
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	19.7%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	11.8%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	7.4%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.94x
Weighted Average UW NOI Debt Yield:	11.0%
Weighted Average UW NCF DSCR:	1.80x
Weighted Average UW NCF Debt Yield:	10.2%
Weighted Average Cut-off Date LTV Ratio:	61.3%
Weighted Average LTV Ratio at Maturity/ARD:	50.8%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to January 2013.

(2)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	343
Weighted Average Remaining Amortization Term (months):	341
% of Pool Amortizing Balloon:	59.0%
% of Pool Fully Amortizing:	2.1%
% of Pool Interest Only followed by Amortizing Balloon:	18.7%
% of Pool Interest Only through Maturity/ARD:	20.2%

Lockboxes
% of Pool with Hard Lockboxes:	62.0%
% of Pool with Soft Lockboxes:	24.9%
% of Pool with Springing Lockboxes:	8.4%
% of Pool with No Lockboxes:	4.6%

Reserves
% of Pool Requiring Tax Reserves:	71.8%
% of Pool Requiring Insurance Reserves:	7.3%
% of Pool Requiring Replacement Reserves:	55.6%
% of Pool Requiring TI/LC Reserves(3):	60.3%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	50.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance:	20.2%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	2.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.0%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	23.1%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV
1	MSMCH	Chrysler East Building(1)	New York	NY	Office	$165,000,000	11.8%	745,201	$355.61	1.99x	9.1%	54.1%	54.1%
2	MSMCH	Solomon Pond Mall	Marlborough	MA	Retail	$109,695,291	7.9%	399,266	$274.74	2.10x	12.5%	54.8%	43.8%
3	MSMCH	Millennium Boston Retail	Boston	MA	Comm. Condo	$108,000,000	7.7%	282,066	$382.89	1.56x	9.3%	65.9%	54.3%
4	MSMCH	Hilton Boston Back Bay	Boston	MA	Hospitality	$103,000,000	7.4%	390	$264,102.56	1.81x	12.1%	58.5%	53.5%
5	BANA	Barnett Industrial Portfolio	Various	Various	Industrial	$61,000,000	4.4%	2,086,585	$29.23	1.46x	11.3%	75.2%	54.7%
6	BANA	Storage Post Portfolio	Various	Various	Self Storage	$52,200,000	3.7%	512,485	$101.86	2.97x	11.4%	48.1%	48.1%
7	MSMCH	Valley West Mall	West Des Moines	IA	Retail	$49,934,224	3.6%	856,428	$58.31	2.36x	15.1%	52.6%	42.0%
8	MSMCH	Scripps Research Building	La Jolla	CA	Office	$42,000,000	3.0%	112,161	$374.46	1.15x	9.8%	66.7%	41.7%
9	MSMCH	Amazon Fulfillment Center	Chattanooga	TN	Industrial	$40,800,000	2.9%	1,016,148	$40.15	2.23x	11.0%	63.7%	63.7%
10	MSMCH	Le Meridien Parker Palm Springs	Palm Springs	CA	Hospitality	$37,000,000	2.7%	144	$256,944.44	2.14x	15.0%	58.4%	47.1%
		Total / Wtd. Avg.				$768,629,515	55.1%			1.94x	11.1%	59.0%	50.9%

(1)
The Chrysler East Building Mortgage Loan is part of a $265,000,000 pari passu loan pair evidenced by three pari passu promissory notes. The Chrysler East Building Mortgage Loan is evidenced by two such pari passu notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-Off Date of $100,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
1	MSMCH	Chrysler East Building(1)	$165,000,000	$100,000,000	$265,000,000	MSBAM 2013-C7	Midland	Midland	MSBAM 2013-C7	1.99x	9.1%	54.1%

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance(2)	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR(3)	Total Debt UW NOI Debt Yield(3)	Total Debt Cut-off Date LTV Ratio(3)
4	MSMCH	Hilton Boston Back Bay	$103,000,000	$264,102.56	$381,930,313	1.81x	12.1%	58.5%	NAV	NAV	NAV

(1)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(2)
With respect to the mezzanine financing related to the Hilton Boston Back Bay Mortgage Loan, the related sponsors or their affiliates have entered into four mezzanine loan agreements secured by pledges of equity interests in the related mortgage borrower and indirectly by other interests owned by the related sponsors. As of the Cut-off Date, the principal amount of such mezzanine financing is approximately $381,930,313 and has a maturity of March 9, 2014 with two one-year term extensions. Each level of mezzanine financing bears a floating interest rate based on one-month LIBOR. The annual interest rates on the mezzanine financing as of the Cut-off Date range from 2.25% per annum to 10.50% per annum, and the mezzanine financing has a weighted average interest rate of 8.08% per annum. The interest rate on three of the four levels of mezzanine debt is subject to a 1.00% per annum 30-day LIBOR floor and all levels thereof have an interest rate cap of 6.00% to be renewed at each loan term extension. With respect to the Cut-off Date mezzanine debt balance of the Hilton Boston Back Bay Mortgage Loan, the holders of the related mezzanine loans have not allocated a specific balance of the total mezzanine financing to this mortgaged property because all related pledges of equity interests are cross-collateralized. For additional information on the related mezzanine financing see, “Mortgage Loan No. 4 – Hilton Boston Back Bay” in this Term Sheet.

(3)
With respect to Total Debt credit statistics related to the Hilton Boston Back Bay Mortgage Loan, the credit statistics are estimates based on the entire 28-hotel portfolio and are based on information received from the related sponsors of the Hilton Boston Back Bay Mortgage Loan (or their affiliates). Estimated Total Debt credit statistics may change based on changes to the mezzanine financing LIBOR index-based interest rates and changes in the outstanding balance of the mezzanine financing. Furthermore, the amounts and terms of the portfolios other first mortgage financings (which as of the Cut-off Date include, in addition to the Hilton Boston Back Bay Mortgage Loan, a $530,000,000 first mortgage loan secured by 25 of the hotels in the portfolio and a $112,600,000 first mortgage loan secured by two of the hotels in the portfolio) may also change which could lead to either an increase or decrease in the Total Debt credit statistics estimated in the table above. The Total Debt UW NCF DSCR is 1.52x and is based on the approximate combined net cash flow of $91,948,463 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined annual debt service of $60,383,233 for the four mezzanine loans and of the three first mortgage loans encumbering the 28-hotel portfolio as of the Cut-off Date (inclusive of the Hilton Boston Back Bay Mortgage Loan). The Total Debt UW NOI Debt Yield is 10.4% and is based on the approximate combined net operating income of $117,002,795 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined current balance of $1,127,530,313 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio as of the Cut-off Date and inclusive of the Hilton Boston Back Bay Mortgage Loan. There are no recent appraisals available for any of the hotels included in the 28-hotel portfolio other than for the Hilton Boston Back Bay Property and therefore, an estimate cannot be made for the Total Debt Cut-off Date LTV Ratio. See “Mortgage Loan No. 4 – Hilton Boston Back Bay” in this Term Sheet.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Mat. Date LTV	Prior Securitization
1	MSMCH	Chrysler East Building(2)	New York	NY	Office	$165,000,000	11.8%	745,201	$355.61	1.99x	9.1%	54.1%	54.1%	HVBMC 2003-FL1A
2	MSMCH	Solomon Pond Mall	Marlborough	MA	Retail	$109,695,291	7.9%	399,266	$274.74	2.10x	12.5%	54.8%	43.8%	MLMT 2003-KEY1
3	MSMCH	Millennium Boston Retail	Boston	MA	Comm. Condo	$108,000,000	7.7%	282,066	$382.89	1.56x	9.3%	65.9%	54.3%	JPMCC 2005-LDP2
6.1	BANA	Storage Post Portfolio-Long Island(3)	Long Island City	NY	Self Storage	$16,000,000	1.1%	133,704	$119.67	NAV	NAV	46.5%	46.5%	MCFI 1996 MC-1
6.2	BANA	Storage Post Portfolio-Yonkers(3)	Yonkers	NY	Self Storage	$10,300,000	0.7%	103,155	$99.85	NAV	NAV	46.7%	46.7%	LBUBS 2004-C6
6.5	BANA	Storage Post Portfolio-Suffern(3)	Ramapo	NY	Self Storage	$6,800,000	0.5%	78,700	$86.40	NAV	NAV	49.6%	49.6%	GECMC 2005-C1
13	MSMCH	Supertel Hospitality Portfolio	Various	Various	Hospitality	$30,546,485	2.2%	1,452	$21,037.52	1.58x	18.2%	54.8%	45.4%	GCCFC 2002-C1
16	MSMCH	3555 Timmons	Houston	TX	Office	$25,000,000	1.8%	225,895	$110.67	1.35x	9.7%	68.1%	57.9%	GMACC 2002-C2
17	MSMCH	Sunvalley Shopping Center Fee	Concord	CA	Leased Fee	$23,931,288	1.7%	1,338,464	$17.88	1.19x	6.7%	39.9%	31.7%	GSMS 2003-C1
19	MSMCH	494 Broadway	New York	NY	Mixed Use	$22,971,657	1.6%	13,102	$1,753.29	1.24x	7.7%	73.4%	59.2%	JPMCC 2005-LDP1
20	MSMCH	Riverside Market	New Orleans	LA	Retail	$22,500,000	1.6%	146,555	$153.53	1.91x	12.2%	59.8%	47.9%	MSDWC 2000-LIFE
28	MSMCH	440 Broadway	New York	NY	Retail	$13,250,000	1.0%	8,665	$1,529.14	1.38x	8.1%	66.3%	52.6%	MSC 1998-WF1
29	MSMCH	Maryland Tech Center(4)	Bowie	MD	Industrial	$12,984,713	0.9%	122,800	$105.74	1.46x	10.1%	74.2%	60.3%	JPMCC 2006-CB14, CSFB 2003-C4
30	BANA	North Ridge Shopping Center	Raleigh	NC	Retail	$12,500,000	0.9%	169,809	$73.61	2.59x	14.9%	47.2%	40.3%	NASC 1998-D6
32	MSMCH	Santa Fe Springs Marketplace	Santa Fe Springs	CA	Retail	$12,000,000	0.9%	100,133	$119.84	1.77x	11.3%	57.3%	46.1%	MCFI 1996-MC1
36	MSMCH	Bellevue Town Center	Bellevue	WI	Retail	$9,000,000	0.6%	74,270	$121.18	1.36x	8.6%	73.2%	66.6%	MSC 2004-TOP15
40	MSMCH	Main Place	Vancouver	WA	Office	$7,681,789	0.6%	84,518	$90.89	1.35x	10.5%	65.1%	53.4%	GMACC 2002-C3
41	MSMCH	Texan Apartment Portfolio	Austin	TX	Multifamily	$7,090,958	0.5%	28	$253,248.50	1.45x	8.6%	71.6%	57.5%	MSC 2006-HQ10
47	MSMCH	Lowe’s Center Outparcels	Riverside	CA	Retail	$4,744,772	0.3%	44,415	$106.83	1.58x	11.3%	53.9%	44.3%	JPMCC 2002-C2
49	MSMCH	Lantana Apartments	Austin	TX	Multifamily	$4,594,517	0.3%	50	$91,890.35	1.45x	9.2%	75.3%	61.1%	JPMC 1997-C4
51	MSMCH	Grosse Pointe Retail & Office	Grosse Pointe Farms	MI	Mixed Use	$4,185,000	0.3%	32,367	$129.30	1.67x	10.9%	70.9%	57.3%	CSMC 2007-C2
63	MSMCH	Marion Ridge Self Storage	Kansas City	MO	Self Storage	$1,697,261	0.1%	70,192	$24.18	1.74x	12.6%	62.9%	46.8%	BACM 2001-PB1
		Total / Wtd. Avg.				$630,473,731	45.0%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)	With respect to the Storage Post properties, all calculations are property specific and do not reflect the Storage Post Portfolio as a whole.

(4)	The Maryland Tech Center property consists of four buildings, two buildings were securitized in JPMCC 2006-CB14 and two buildings were securitized in CSFB 2003-C4.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($135,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Loan per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	MSMCH	Hilton Boston Back Bay	MA	Hospitality	$103,000,000	7.4%	$94,225,226	69.4%	390	$264,102.56	1.81x	12.1%	58.5%	53.5%	0	60
13	MSMCH	Supertel Portfolio	Various	Hospitality	$30,546,485	2.2%	$25,274,783	18.6%	1,452	$21,037.52	1.58x	18.2%	54.8%	45.4%	0	59
36	MSMCH	Bellevue Town Center	WI	Retail	$9,000,000	0.6%	$8,186,376	6.0%	74,270	$121.18	1.36x	8.6%	73.2%	66.6%	0	60
42	MSMCH	Brentwood on Wilshire	CA	Office	$7,000,000	0.5%	$6,418,887	4.7%	27,208	$257.28	1.45x	9.8%	58.3%	53.5%	0	60
		Total / Wtd. Avg.			$149,546,485	10.7%	$134,105,272	98.8%			1.72x	13.0%	58.6%	52.7%	0	60

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	42	$493,183,148	35.4%	4.296%	1.82x	11.4%	61.5%	47.7%
Anchored	34	$286,644,352	20.6%	4.453%	1.65x	10.4%	65.8%	50.2%
Regional Mall	2	$159,629,515	11.5%	4.023%	2.18x	13.3%	54.1%	43.2%
Unanchored	6	$46,909,281	3.4%	4.272%	1.62x	10.6%	60.4%	47.3%
Office	10	$298,077,749	21.4%	4.364%	1.77x	9.9%	59.1%	52.1%
Urban	5	$220,856,789	15.8%	4.280%	1.93x	9.7%	56.8%	53.9%
Medical	1	$42,000,000	3.0%	4.660%	1.15x	9.8%	66.7%	41.7%
Suburban	3	$26,420,960	1.9%	4.615%	1.48x	11.0%	65.8%	55.2%
Flex Industrial	1	$8,800,000	0.6%	4.280%	1.43x	10.9%	60.7%	48.8%
Hospitality	28	$223,034,593	16.0%	4.688%	1.82x	13.6%	58.7%	50.2%
Full Service	3	$142,193,747	10.2%	4.515%	1.79x	12.4%	59.1%	52.2%
Limited Service	24	$43,840,847	3.1%	5.507%	1.62x	16.7%	57.7%	46.1%
Resort	1	$37,000,000	2.7%	4.380%	2.14x	15.0%	58.4%	47.1%
Commercial Condominium(3)	3	$126,500,000	9.1%	4.152%	1.52x	9.1%	66.4%	54.9%
Industrial	22	$114,784,713	8.2%	4.308%	1.73x	11.0%	71.0%	58.5%
Warehouse	20	$100,334,377	7.2%	4.277%	1.77x	11.1%	70.5%	58.3%
Flex	2	$14,450,337	1.0%	4.519%	1.46x	10.2%	74.3%	59.8%
Self Storage	7	$53,897,261	3.9%	3.786%	2.93x	11.4%	48.5%	48.0%
Mixed Use	3	$40,806,657	2.9%	4.278%	1.40x	9.0%	70.0%	56.4%
Retail/Office	2	$27,156,657	1.9%	4.362%	1.30x	8.2%	73.0%	59.0%
Office/Flex Industrial	1	$13,650,000	1.0%	4.110%	1.58x	10.5%	64.1%	51.2%
Leased Fee	5	$32,054,288	2.3%	3.779%	1.65x	7.8%	45.8%	39.7%
Regional Mall	1	$23,931,288	1.7%	3.840%	1.19x	6.7%	39.9%	31.7%
Anchored	4	$8,123,000	0.6%	3.600%	3.03x	11.1%	63.4%	63.4%
Multifamily	3	$11,685,476	0.8%	4.318%	1.45x	8.9%	73.1%	58.9%
Student Housing	2	$7,090,958	0.5%	4.200%	1.45x	8.6%	71.6%	57.5%
Garden	1	$4,594,517	0.3%	4.500%	1.45x	9.2%	75.3%	61.1%
Total / Wtd. Avg.	123	$1,394,023,886	100.0%	4.329%	1.80x	11.0%	61.3%	50.8%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)
Includes mortgaged properties secured by the related borrower’s fee simple interest in one or more condominium units currently operating with mixed uses. As of the Cut-off Date, the related mortgaged properties are used predominately as retail space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Massachusetts	5	$355,695,291	25.5%	4.173%	1.80x	11.1%	60.5%	51.1%
New York	11	$288,014,216	20.7%	4.206%	1.96x	9.4%	56.7%	52.9%
California	10	$175,831,808	12.6%	4.485%	1.63x	11.3%	57.8%	44.4%
California – Southern(3)	7	$118,744,772	8.5%	4.539%	1.64x	11.9%	60.8%	45.1%
California – Northern(3)	3	$57,087,035	4.1%	4.372%	1.62x	10.1%	51.4%	42.9%
Pennsylvania	8	$74,774,693	5.4%	4.401%	1.51x	10.2%	72.7%	59.7%
Texas	12	$74,121,825	5.3%	4.441%	1.50x	10.6%	66.0%	51.4%
Iowa	9	$65,972,957	4.7%	4.443%	2.13x	14.8%	54.6%	37.3%
Illinois	9	$59,743,576	4.3%	4.658%	1.43x	10.4%	73.0%	54.1%
Tennessee	3	$43,571,107	3.1%	4.481%	2.18x	11.1%	63.9%	62.9%
New Jersey	4	$32,690,613	2.3%	3.881%	2.75x	13.6%	50.8%	41.0%
Missouri	7	$29,710,512	2.1%	4.570%	1.41x	10.6%	71.5%	48.0%
Maryland	3	$29,168,713	2.1%	4.266%	1.65x	10.4%	68.5%	56.3%
North Carolina	5	$23,241,444	1.7%	4.024%	2.26x	13.7%	53.8%	47.1%
Louisiana	1	$22,500,000	1.6%	4.170%	1.91x	12.2%	59.8%	47.9%
Alabama	2	$21,823,398	1.6%	4.213%	1.58x	9.4%	70.0%	57.3%
Florida	4	$21,330,527	1.5%	4.621%	1.75x	12.1%	65.5%	55.4%
Wisconsin	4	$13,930,901	1.0%	4.364%	1.42x	10.7%	70.4%	60.7%
Kentucky	2	$10,513,237	0.8%	4.842%	1.74x	13.7%	63.4%	47.5%
Ohio	4	$9,436,547	0.7%	4.232%	1.46x	11.0%	75.1%	56.7%
Michigan	4	$8,348,000	0.6%	4.016%	2.35x	11.0%	67.2%	60.3%
Indiana	3	$7,778,492	0.6%	4.421%	1.54x	12.0%	70.5%	51.8%
Washington	1	$7,681,789	0.6%	4.800%	1.35x	10.5%	65.1%	53.4%
Virginia	4	$4,661,476	0.3%	5.830%	1.58x	18.2%	54.8%	45.4%
West Virginia	2	$4,387,154	0.3%	5.830%	1.58x	18.2%	54.8%	45.4%
Nebraska	2	$3,882,271	0.3%	5.989%	1.44x	14.2%	52.9%	15.6%
Utah	1	$2,472,701	0.2%	6.750%	1.15x	10.6%	59.6%	0.0%
South Carolina	1	$1,127,403	0.1%	4.152%	1.46x	11.3%	75.2%	54.7%
Georgia	1	$900,000	0.1%	3.600%	3.03x	11.1%	63.4%	63.4%
Kansas	1	$713,237	0.1%	5.830%	1.58x	18.2%	54.8%	45.4%
Total / Wtd. Avg.	123	$1,394,023,886	100.0%	4.329%	1.80x	11.0%	61.3%	50.8%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Collateral Statistics

Collateral Statistics(1)
Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
1 - 10,000,000	30	151,177,080	10.8	3.001 - 3.500	1	12,500,000	0.9	30.1 - 40.0	1	23,931,288	1.7
10,000,001 - 20,000,000	13	184,023,590	13.2	3.501 - 4.000	5	128,021,288	9.2	40.1 - 50.0	3	69,694,265	5.0
20,000,001 - 30,000,000	8	193,647,217	13.9	4.001 - 4.500	28	971,714,006	69.7	50.1 - 60.0	21	638,027,394	45.8
30,000,001 - 40,000,000	4	133,546,485	9.6	4.501 - 5.000	20	218,731,258	15.7	60.1 - 70.0	24	421,026,052	30.2
40,000,001 - 50,000,000	3	132,734,224	9.5	5.001 - 5.500	4	16,316,025	1.2	70.1 - 80.0	15	241,344,887	17.3
50,000,001 - 60,000,000	1	52,200,000	3.7	5.501 - 6.000	3	37,599,625	2.7	Total:	64	$1,394,023,886	100.0%
60,000,001 - 70,000,000	1	61,000,000	4.4	6.001 - 6.500	2	6,668,982	0.5	Min: 39.9%	Max: 75.3%	Wtd Avg: 61.3%
100,000,001 - 110,000,000	3	320,695,291	23.0	6.501 - 7.000	1	2,472,701	0.2	LTV Ratio at Maturity/ARD (%)
160,000,001 - 170,000,000	1	165,000,000	11.8	Total:	64	$1,394,023,886	100.0%		No. of	Aggregate
Total:	64	$1,394,023,886	100.0%	Min: 3.414%	Max: 6.750%	Wtd Avg: 4.329%			Mortgage	Cut-off Date	% of
Min: $1,317,952	Max: $165,000,000	Avg: $21,781,623		Original Term to Maturity/ARD (mos.)					Loans	Balance ($)	Pool
State					No. of	Aggregate		0.0 - 10.0	8	29,221,613	2.1
	No. of	Aggregate			Mortgage	Cut-off Date	% of	30.1 - 40.0	2	41,431,288	3.0
	Mortgaged	Cut-off Date	% of		Loans	Balance ($)	Pool	40.1 - 50.0	21	474,716,652	34.1
	Properties	Balance ($)	Pool	60	4	149,546,485	10.7	50.1 - 60.0	24	696,414,141	50.0
Massachusetts	5	355,695,291	25.5	120	52	1,215,255,788	87.2	60.1 - 70.0	9	152,240,191	10.9
New York	11	288,014,216	20.7	180 - 300	8	29,221,613	2.1	Total:	64	$1,394,023,886	100.0%
California	10	175,831,808	12.6	Total:	64	$1,394,023,886	100.0%	Min: 0.0%	Max: 66.6%	Wtd Avg: 50.8%
California-Southern(2)	7	118,744,772	8.5	Min: 60	Max: 300	Wtd Avg: 117		UW DSCR (x)
California-Northern(2)	3	57,087,035	4.1	Remaining Term to Maturity/ARD (mos.)					No. of	Aggregate
Pennsylvania	8	74,774,693	5.4		No. of	Aggregate			Mortgage	Cut-off Date	% of
Texas	12	74,121,825	5.3		Mortgage	Cut-off Date	% of		Loans	Balance ($)	Pool
Iowa	9	65,972,957	4.7		Loans	Balance ($)	Pool	1.11 - 1.20	7	83,254,423	6.0
Illinois	9	59,743,576	4.3	59 - 60	4	149,546,485	10.7	1.21 - 1.30	4	52,809,348	3.8
Tennessee	3	43,571,107	3.1	109 - 120	52	1,215,255,788	87.2	1.31 - 1.40	9	105,596,703	7.6
New Jersey	4	32,690,613	2.3	145 - 156	2	7,984,878	0.6	1.41 - 1.50	15	206,092,884	14.8
Missouri	7	29,710,512	2.1	205 - 216	2	8,164,986	0.6	1.51 - 1.60	6	196,546,257	14.1
Maryland	3	29,168,713	2.1	229 - 240	1	2,566,523	0.2	1.61 - 1.70	3	13,971,920	1.0
North Carolina	5	23,241,444	1.7	241 - 252	1	2,472,701	0.2	1.71 - 1.80	6	64,192,837	4.6
Louisiana	1	22,500,000	1.6	265 - 274	2	8,032,525	0.6	1.81 - 1.90	3	125,790,000	9.0
Alabama	2	21,823,398	1.6	Total:	64	$1,394,023,886	100.0%	1.91 - 2.00	3	205,000,000	14.7
Florida	4	21,330,527	1.5	Min: 59	Max: 274	Wtd Avg: 115		2.01 - 3.10	8	340,769,515	24.4
Wisconsin	4	13,930,901	1.0	Original Amortization Term (mos.)				Total:	64	$1,394,023,886	100.0%
Kentucky	2	10,513,237	0.8		No. of	Aggregate		Min: 1 .12x	Max: 3.03x	Wtd Avg: 1.80x
Ohio	4	9,436,547	0.7		Mortgage	Cut-off Date	% of	UW NOI Debt Yield (%)
Michigan	4	8,348,000	0.6		Loans	Balance ($)	Pool		No. of	Aggregate
Indiana	3	7,778,492	0.6	Interest Only	4	281,640,000	20.2		Mortgage	Cut-off Date	% of
Washington	1	7,681,789	0.6	169 - 192	1	4,994,265	0.4		Loans	Balance ($)	Pool
Virginia	4	4,661,476	0.3	193 - 216	1	30,546,485	2.2	6.6 - 7.0	1	23,931,288	1.7
West Virginia	2	4,387,154	0.3	217 - 240	2	44,990,613	3.2	7.6 - 8.0	3	48,471,657	3.5
Nebraska	2	3,882,271	0.3	265 - 288	2	8,032,525	0.6	8.1 - 8.5	1	13,250,000	1.0
Utah	1	2,472,701	0.2	289 - 312	12	122,803,785	8.8	8.6 - 9.0	4	28,885,503	2.1
South Carolina	1	1,127,403	0.1	313 - 336	1	26,929,126	1.9	9.1 - 9.5	10	387,182,567	27.8
Georgia	1	900,000	0.1	337 - 360	41	874,087,087	62.7	9.6 - 10.0	4	109,000,000	7.8
Kansas	1	713,237	0.1	Total:	64	$1,394,023,886	100.0%	10.1 - 10.5	8	58,465,812	4.2
Total:	123	$1,394,023,886	100.0%	Non-Zero Min: 180	Max: 360	Non-Zero Wtd Avg: 343		10.6 - 11.0	7	68,422,686	4.9
Property Type				Remaining Amortization Term (mos.)				11.1 - 11.5	5	153,584,772	11.0
	No. of	Aggregate			No. of	Aggregate		11.6 - 12.0	2	27,098,877	1.9
	Mortgaged	Cut-off Date	% of		Mortgage	Cut-off Date	% of	12.1 - 12.5	6	251,079,766	18.0
	Properties	Balance ($)	Pool		Loans	Balance ($)	Pool	12.6 - 13.0	4	36,585,983	2.6
Retail	42	493,183,148	35.4	Interest Only	4	281,640,000	20.2	13.1 - 13.5	3	38,090,000	2.7
Anchored	34	286,644,352	20.6	145 - 168	2	7,984,878	0.6	14.1 - 14.5	1	4,994,265	0.4
Regional Mall	2	159,629,515	11.5	193 - 216	3	38,711,470	2.8	14.6 - 15.0	2	49,500,000	3.6
Unanchored	6	46,909,281	3.4	217 - 240	3	47,039,224	3.4	15.1 - 20.0	3	95,480,709	6.8
Office	10	298,077,749	21.4	265 - 288	2	8,032,525	0.6	Total:	64	$1,394,023,886	100.0%
Urban	5	220,856,789	15.8	289 - 312	8	109,599,575	7.9	Min: 6.7%	Max: 18.2%	Wtd Avg: 11.0%
Medical	1	42,000,000	3.0	313 - 336	1	26,929,126	1.9
Suburban	3	26,420,960	1.9	337 - 360	41	874,087,087	62.7
Flex Industrial	1	8,800,000	0.6	Total:	64	$1,394,023,886	100.0%
Hospitality	28	223,034,593	16.0	Non-Zero Min: 149	Max: 360	Non-Zero Wtd Avg: 341
Full Service	3	142,193,747	10.2
Limited Service	24	43,840,847	3.1
Resort	1	37,000,000	2.7
Commercial Condominium	3	126,500,000	9.1
Industrial	22	114,784,713	8.2
Warehouse	20	100,334,377	7.2
Flex Industrial	2	14,450,337	1.0
Self Storage	7	53,897,261	3.9
Mixed Use	3	40,806,657	2.9
Retail/Office	2	27,156,657	1.9
Office/Flex Industrial	1	13,650,000	1.0
Leased Fee	5	32,054,288	2.3
Regional Mall	1	23,931,288	1.7
Anchored	4	8,123,000	0.6
Multifamily	3	11,685,476	0.8
Student Housing	2	7,090,958	0.5
Garden	1	4,594,517	0.3
Total:	123	$1,394,023,886	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and Remaining Term to Maturity/ARD tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.
(3)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-Off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	January 2013	January 2014	January 2015	January 2016	January 2017
Locked Out	73.1%	66.6%	51.3%	51.1%	50.9%
Yield Maintenance Total	26.9%	33.4%	48.7%	48.9%	49.1%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,394,023,886	$1,377,732,047	$1,358,555,112	$1,336,754,537	$1,313,858,338
% Initial Pool Balance	100.0%	98.8%	97.5%	95.9%	94.2%

Prepayment Restrictions	January 2018	January 2019	January 2020	January 2021	January 2022
Locked Out	55.9%	55.6%	55.3%	54.9%	54.6%
Yield Maintenance Total	44.1%	44.4%	44.7%	45.1%	45.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,156,064,331	$1,134,475,012	$1,111,908,035	$1,088,418,144	$1,063,763,802
% Initial Pool Balance	82.9%	81.4%	79.8%	78.1%	76.3%

(1)
The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus. The analysis does not reflect the complete prepayment model extending to January 2035. See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus for the full complete prepayment model.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM0.5, YM1, DEF/YM0.5 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Mortgage Loan No. 1 – Chrysler East Building

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Mortgage Loan No. 1 – Chrysler East Building

CARLIN EQUITIES CORP - ANTENNA (Monthly)

Floor	Space(s)
ROOF	
32	MINTZ, LEVIN, COHN, FERRIS 18,294 RSF Exp. 12/31/22
31	EUROPEAN UNION 18,139 RSF Exp. 2/29/28
30	JACKSON LEWIS LLP 18,384 RSF Exp. 8/31/24
29	JACKSON LEWIS LLP 18,380 RSF Exp. 8/31/24
28	LUDWIG INSTITUTE FOR CANCER 18,355 RSF Exp. 8/31/21
27	VACANT 8,739 RSF; EUROPEAN UNION 8,851 RSF Exp. 2/29/28
26	EUROPEAN UNION 18,407 RSF Exp. 2/29/28
25	MINTZ, LEVIN, COHN, FERRIS 18,293 RSF Exp. 12/31/22
24	MINTZ, LEVIN, COHN, FERRIS 18,293 RSF Exp. 12/31/22
23	AMERICAN CENTURY INVESTMENT MGMT 18,177 RSF Exp. 1/31/21
22	AMERICAN CENTURY INVESTMENT MGMT 18,355 RSF Exp. 1/31/21
21	MESIROW FINANCIAL HOLDINGS INC 18,142 RSF Exp. 5/31/15
20	ROBINSON & COLE 18,478 RSF Exp. 10/1/28
19	THE STATE OF THE NETHERLANDS 18,484 RSF Exp. 3/31/27
18	THE STATE OF THE NETHERLANDS 18,492 RSF Exp. 3/31/27
17	MINTZ LEVIN, COHN, FERRIS 9,161 RSF Exp. 12/31/22; CAREERBUILDER LLC 4,786 RSF Exp. 7/1/16; MESIROW FINANCIAL HOLDINGS 141 RSF Exp. 5/31/15; VACANT 4,331 RSF
16	MINTZ, LEVIN, COHN, FERRIS 16,349 RSF Exp. 12/31/22
15	VACANT 11,238 RSF
14	CREDIT AGRICOLE CORP & INVESTMENT 10,691 RSF Exp. 5/31/15
13	GRANT THORNTON LLP 20,888 RSF Exp. 11/30/2014
12	GRANT THORNTON LLP 22,986 RSF Exp. 11/30/2014
11	GRANT THORNTON LLP 20,824 RSF Exp. 11/30/2014
10	CREDIT AGRICOLE CORP & INVESTMENT 32,194 RSF Exp. 5/31/15
9	CREDIT AGRICOLE CORP & INVESTMENT 31,889 RSF Exp. 5/31/15
8	CREDIT AGRICOLE CORP & INVESTMENT 31,750 RSF Exp. 5/31/15
7	CREDIT AGRICOLE CORP & INVESTMENT 31,562 RSF Exp. 5/31/15
6	NATIONAL CABLE COMMUNICATIONS 13,958 RSF Exp. 12/1/19; OVERSEAS SHIPHOLDING GROUP, INC 23,291 RSF Exp. 12/31/20
5	OVERSEAS SHIPHOLDING GROUP, INC 37,027 RSF Exp. 12/31/20
4	SIMPSON THACHER & BARTLETT LLP 36,092 RSF Exp. 10/31/18
3	APG ASSET MANAGEMENT US INC 12,503 RSF Exp. 12/31/20; FIRST UNUM LIFE INSURANCE COMPANY 25,934 RSF Exp. 2/28/21
2	APG ASSET MANAGEMENT US INC 38,676 RSF Exp. 12/31/20
1	DUANE READE 3,542 RSF Exp. 5/31/14; WELLS FARGO BANK, NA 4,686 RSF Exp. 1/31/17; VACANT 1,314 RSF; BICYCLE STORAGE ROOM 1,105 RSF Exp. 3/31/20; VACANT 2,300 RSF
AR	MINTZ, LEVIN, COHN, FERRIS 3,538 RSF Exp. 12/31/22; WELLS FARGO BANK, NA 4,557 RSF Exp. 1/31/17; DUANE READE 5,305 RSF Exp. 5/31/14; FIBERNET EQUAL ACCESS, LLC 319 RSF Exp. 4/15/14; VACANT 522 RSF; BUILDING STORAGE 558 RSF Exp. 6/30/20
AR	ATLAS - ACON ELECTRIC SERVICE CORP 50 RSF Exp. 2/28/13; BLANK ROME, LLP 376 RSF Exp. 5/31/18; GRAUBARD MILLER STORAGE 1,113 RSF Exp. 2/1/15; HL CAPITAL, INC STORAGE 98 RSF Exp. 11/1/15; MAXIM PARTNERS LLC STORAGE 101 RSF 12/1/12
B	VACANT 684 RSF; CREDIT AGRICOLE CORP STORAGE 2,203 RSF Exp. 5/31/15; CARLIN EQUITIES CORP 1,550 RSF Exp. 5/30/15; CHOP'T 2,874 RSF 2/28/24
D	MINTZ, LEVIN COHN, FERRIS STORAGE 648 RSF Exp. 12/31/22; BUILDING SPACE 105 RSF Exp. 12/11/20; FIBERNET EQUAL ACCESS LLC 409 RSF Exp. 4/15/14

VACANT | MONTHLY | 2012 | 2013 | 2014 | 2015 | 2016 | 2017+

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Mortgage Loan No. 1 – Chrysler East Building

CENTRAL PARK
Upper East Side
5TH AVE./ 59TH ST
59TH ST./ LEXINGTON
57TH ST.
57TH ST./ 7TH AVE
7TH AVE./ 53RD ST.
5TH AVE./ 53RD ST.
53RD ST.
MANHATTAN
Midtown
LEXINGTON/ 53RD ST.
49TH ST.
ROCKEFELLER CTR.
Theatre District
East Side
Chrysler East Building
666 Third Avenue
New York, NY 10017
East River
FDR Drive
42ND ST.
GRAND CENTRAL
BRYANT PARK
TIMES SQ.
Bryant Park
Garment District
Murray Hill
LONG ISLAND RAILROAD
33RD ST./ LEXINGTON
Kips Bay
28TH ST./ LEXINGTON
NEW YORK CITY
NEW JERSEY
QUEENS

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Mortgage Loan No. 1 – Chrysler East Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	666 Third Avenue New York, NY 10017
Original Balance(1):	$165,000,000
Cut-off Date Balance(1):	$165,000,000			General Property Type:	Office
% of Initial Pool Balance:	11.8%			Detailed Property Type:	CBD
Loan Purpose(2):	Acquisition			Net Rentable Area:	745,201 SF
Borrower Name(s):	Chrysler East Building, L.L.C.			Cut-off Date Balance Per Unit/SF(1):	$356
Sponsor(2):	Tishman Speyer Properties			Balloon Balance Per Unit/SF(1):	$356
Mortgage Rate:	4.310%			Year Built / Year Renovated:	1952 / 2000
Note Date:	11/1/2012			Title Vesting:	Fee
First Payment Date:	12/7/2012			Property Manager:	Tishman Speyer Properties, L.P.
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/7/2022			UW Revenues:	$47,484,343
IO Period:	120 months			UW Expenses:	$23,461,792
Original Term to Maturity or ARD:	120 months			UW NOI:	$24,022,551
Seasoning:	2 months			UW NCF:	$23,003,850
Original Amortization Term:	NAP			UW NOI DSCR(1):	2.07x
Loan Amortization Type:	Full IO			UW NCF DSCR(1):	1.99x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	YM0.5 (26); DEF/YM0.5 (90); O (4)			UW NCF Debt Yield(1):	8.7%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity(1):	8.7%
Pari Passu Mortgage Debt:	$100,000,000			Most Recent NOI (As of):	$23,059,925 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$18,685,199 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$19,836,165 (12/31/2010)
Reserves(3)				Appraised Value:	$490,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/1/2012
RE Tax:	$0	$945,207	NAP	Cut-off Date LTV Ratio(1):	54.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity(1):	54.1%
Recurring Replacements:	$0	$15,573	NAP	Occupancy Rate:	96.3% (10/15/2012)
TI/LC:	$10,000,000	$93,438	NAP	2nd Most Recent Occupancy (As of):	92.2% (12/31/2011)
				3rd Most Recent Occupancy (As of):	87.4% (12/31/2010)
				4th Most Recent Occupancy (As of):	99.1% (12/31/2009)
				5th Most Recent Occupancy (As of):	99.5% (12/31/2008)
				6th Most Recent Occupancy (As of):	99.8% (12/31/2007)

(1)
The Chrysler East Building Mortgage Loan is part of the Chrysler East Building Loan Pair evidenced by three pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Principal Balance per SF, LTV, DSCR, Balloon Balance Per SF, Debt Yield and LTV Ratio at Maturity figures presented above are based on the entire $265,000,000 Chrysler East Building Loan Pair.

(2)	Tishman Speyer related entities have held an interest in the property ownership since 1998.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves are available to the entire $265,000,000 Chrysler East Building Loan Pair.

The Chrysler East Building Mortgage Loan

The Mortgage Loan. The largest mortgage loan (the “Chrysler East Building Mortgage Loan”) is part of a pari passu loan pair (the “Chrysler East Building Loan Pair”) evidenced by three pari passu promissory notes in the aggregate principal amount of $265,000,000, all of which are secured by the same first priority fee mortgage encumbering the office property known as the Chrysler East Building, New York, New York (the “Chrysler East Building Property”). The Chrysler East Building Mortgage Loan is evidenced by two such pari passu notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan (the “Chrysler East Building Serviced Companion Loan”), which has an outstanding balance as of the Cut-Off Date of $100,000,000. The Chrysler East Building Serviced Companion Loan has similar loan features and terms as the Chrysler East Building Mortgage Loan and is expected to be contributed to a future trust. See “—Secured Indebtedness” below for further details. The proceeds of the Chrysler East Building Mortgage Loan were used to finance the recapitalization of the Chrysler East Building Property, which included the repayment of a previous loan of approximately $166,985,935 (that was included in the HVMBC 2003-FL1A transaction) secured by the Chrysler East Building Property, and the acquisition of an 80% interest in the Chrysler East Building Property by new investors.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

The Chrysler East Building Mortgage Loan had an original term of 120 months and has a remaining term of 118 months. The Chrysler East Building Mortgage Loan requires payments of interest only for its entire term with a maturity date of November 7, 2022. Voluntary prepayment of the Chrysler East Building Mortgage Loan is permitted only in whole on any date together with a yield maintenance premium, and, if the prepayment is made on a date other than the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the earlier to occur of (i) May 1, 2016 and (ii) second anniversary of the securitization of the Chrysler East Building Serviced Companion Loan. The Chrysler East Building Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Chrysler East Building, L.L.C., a single-purpose Delaware limited liability company with two independent directors (the “Chrysler East Building Borrower”). The Chrysler East Building Mortgage Loan sponsor is Tishman Speyer Properties, L.P. (“TSP”). The non-recourse carve-out guarantor is Fund I Extension, L.L.C., a commercial real estate investment fund controlled by TSP. Such non-recourse carve-outs do not extend to environmental matters as the Chrysler East Building Borrower provides an environmental insurance policy for the benefit of the lender with a $10 million coverage limit. Total recourse liability under the non-recourse carve-out guaranty is limited to $35,000,000.

TSP was founded in 1978 and has acquired, developed and operated over 325 projects totaling over 116 million SF, including the Chrysler Center and Rockefeller Center in New York City.

The Mortgaged Property. The Chrysler East Building Property is a 32-story, multi-tenant office building containing 745,201 SF, including 23,088 SF of retail space, located within the Grand Central office market of Midtown Manhattan. The Chrysler East Building Property is part of the Chrysler Center, a two building interconnected complex that also includes the Chrysler Building skyscraper. The two Chrysler Center buildings share a central cooling system located at the Chrysler East Building Property through a reciprocal easement agreement. The Chrysler East Building Property was constructed in 1952 and was renovated and expanded in 2000. It offers floor plate sizes from approximately 34,523 SF to 38,676 SF on floors 2 through 10 and from approximately 16,349 SF to 23,079 SF on floors 11 through 32. Ceiling heights are between 8’6” and 9’0”. The Chrysler Center connects directly with Grand Central Station by way of an underground pedestrian passage.

Major Tenants.

Credit Agricole (140,369 SF, 18.8% of NRA, 18.2% of underwritten base rent). Credit Agricole Indosuez (“Credit Agricole”) leases 140,369 SF of office and storage space at the Chrysler East Building Property. The first lease began on October 1, 1999 and the tenant expanded on March 1, 2000 and again on July 1, 2000. The lease has a current expiration date of May 31, 2015, with one five-year lease renewal option for all or a part of the leased space (but not less than 60,000 SF). The tenant currently subleases its entire space at the Chrysler East Building Property to five separate sub-tenants under leases that expire concurrently with the Credit Agricole lease, and has notified the Chrysler East Building Borrower that it does not intend to renew its lease at the next lease expiration date.

The Credit Agricole subtenants include: Carlin Equities Corp. (48,456 SF); Abelman Frayne & Schwab (34,477 SF); GNA Corporation (31,889 SF); Grant Thornton LLP (14,856 SF); and Mesirow Financial Holdings (10,691 SF).

Mintz, Levin, Cohn, Ferris (84,466 SF, 11.3% of NRA, 10.5% of underwritten base rent). Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz, Levin, Cohn, Ferris”) leases 84,466 SF of office and storage space at the Chrysler East Building Property. The original lease began on August 1, 2000 and was renewed on September 1, 2010. The lease has a current expiration date of December 31, 2022, with one 10-year or two five-year remaining lease renewal options. Mintz, Levin, Cohn, Ferris is an international law firm with offices in Boston, Washington D.C., New York, San Diego, Los Angeles, San Francisco, Stamford CT, and London. The firm employs approximately 450 attorneys worldwide.

Grant Thornton, LLP (62,648 SF, 8.4% of NRA, 8.3% of underwritten base rent). Grant Thornton, LLP (“Grant Thornton”) leases 62,648 SF of office space at the Chrysler East Building Property. The lease began on April 1, 1999 and has a current expiration date of November 30, 2014, with no remaining lease renewal options. Grant Thornton, LLP is the U.S. member firm of Grant Thornton International Ltd., one of six global audit, tax and advisory organizations. Grant Thornton International Ltd. operates in more than 100 countries.

Overseas Shipholding (60,318 SF, 8.1% of NRA, 7.1% of underwritten base rent). Overseas Shipholding Group, Inc. (“Overseas Shipholding” or “OSG”) leases 60,318 SF of office space at the Chrysler East Building Property. The lease began on December 1, 2004 and has a current expiration date of December 31, 2020, with one 10-year or one five-year lease renewal option. In addition, the tenant has a lease termination option (other than for casualty or condemnation events) on December 31, 2015, with at least 15 months of prior notice, payment of certain tenant improvement and lease brokerage commissions paid by the landlord, and payment of six times the base rent and certain operating expenses for the month prior to the lease termination. OSG is a publicly traded tanker company (OTC: OSG) and is a market leader in global energy transportation services for crude oil and petroleum products in the U.S. and international markets. OSG and certain of its affiliates are currently debtors in a Chapter 11 bankruptcy filing dated November 15, 2012. No representation can be made regarding the future status of the related tenant’s occupancy or ability to meet its contractual lease obligations, or whether such contractual lease obligations will be modified or terminated as a result of the bankruptcy process.

APG Asset Management (51,179 SF, 6.9% of NRA, 8.7% of underwritten base rent). APG Asset Management US Inc. (“APG”) leases 51,179 SF of office space at the Chrysler East Building Property. The lease began on August 17, 2000 and has a current expiration date of December 31, 2020, with one five-year lease renewal option. APG is a Dutch-based management firm that manages collective pension strategies for a variety of different industry and government sectors. As of October 2012, the company reported approximately 315 billion euros under management for over 30,000 employers.

European Union (45,397 SF, 6.1% of NRA, 6.7% of underwritten base rent). The European External Action Service, an Institution of the European Union (“EEAS”), leases 45,397 SF of office space at the Chrysler East Building Property. The lease began on June 1, 2012 and has a current expiration date of February 28, 2028, with one five-year lease renewal option. The EEAS is the European Union’s diplomatic corps.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

The following table presents a summary regarding major tenants at the Chrysler East Building Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approximate % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Credit Agricole(2)	A+/A2/A	140,369	19%	$7,321,903	18%	$52.16	5/31/2015
Mintz, Levin, Cohn, Ferris	NR/NR/NR	84,466	11%	$4,234,790	10%	$50.14	12/31/2022
Grant Thornton	NR/NR/NR	62,648	8%	$3,320,344	8%	$53.00	11/30/2014
Overseas Shipholding(3)	NR/NR/NR	60,318	8%	$2,834,946	7%	$47.00	12/31/2020
APG Asset Management	NR/NR/NR	51,179	7%	$3,562,949	9%	$69.62	12/31/2020
European Union	AAA/Aaa/AAA	45,397	6%	$2,851,668	7%	$62.82	2/29/2028
Dutch Consulate	AAA/Aaa/AAA	36,976	5%	$2,189,888	5%	$59.22	5/31/2015 & 3/31/2027(4)
Jackson Lewis LLP	NR/NR/NR	36,764	5%	$2,159,885	5%	$58.75	8/31/2024
American Century Investment Management	NR/NR/NR	36,532	5%	$2,128,386	5%	$58.26	1/31/2021
Simpson Thatcher & Bartlett LLP	NR/NR/NR	36,092	5%	$2,490,348	6%	$69.00	10/31/2018
Subtotal / Wtd. Avg.		590,741	79%	$33,095,106	81%	$56.02

Other Tenants		126,595	17%	$7,918,662	19%	$62.55
Vacant Space		27,865	4%	$0	0%	$0.00
Total / Wtd. Avg.		745,201	100%	$41,013,769	100%	$57.18(5)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease. The Dutch Consulate rating reflects the sovereign rating for the Netherlands.

(2)
Credit Agricole subleases all of its leased space to five subtenants at various base rental rates currently averaging approximately $48.46 PSF. The subleases all expire on the same date as the Credit Agricole primary lease.

(3)
Overseas Shipholding Group, Inc., a tenant at the Chrysler East Building Property under a lease dated 11/23/2004, and certain of its affiliates, are currently debtors in a Chapter 11 bankruptcy filing dated November 15, 2012. No representation can be made regarding the future status of the related tenant’s occupancy or ability to meet its contractual lease obligations, or whether such contractual lease obligations will be modified or terminated as a result of the bankruptcy process. The tenant’s current contractual base rent and recoveries are included in the underwritten cash flow.

(4)	3,019 SF expire on 5/31/2015 and 33,957 SF expire on 3/31/2027.

(5)
Total Annualized Underwritten Base Rent PSF excludes vacant space and includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union, and Wells Fargo Bank.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

The following table presents certain information relating to the lease rollover at the Chrysler East Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	1	101	$61.49	0%	0%	$6,210	0%	0%
2013	1	50	$50.00	0%	0%	$2,500	0%	0%
2014	7	72,214	$54.29	10%	10%	$3,920,341	10%	10%
2015	15	164,432	$52.59	22%	32%	$8,647,524	21%	31%
2016	1	4,786	$58.00	1%	32%	$277,588	1%	31%
2017	2	9,243	$143.83	1%	34%	$1,329,450	3%	35%
2018	1	36,092	$69.00	5%	39%	$2,490,348	6%	41%
2019	2	14,334	$48.26	2%	40%	$691,688	2%	42%
2020	7	113,267	$56.71	15%	56%	$6,422,835	16%	58%
2021	4	80,881	$55.32	11%	66%	$4,474,321	11%	69%
2022	8	84,466	$50.14	11%	78%	$4,234,790	10%	79%
2023	0	0	$0.00	0%	78%	$0	0%	79%
2024	2	36,764	$58.75	5%	83%	$2,159,885	5%	85%
2025 & Beyond	8	100,706	$63.12	14%	96%	$6,356,289	16%	100%
Vacant	7	27,865	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	66	745,201	$57.18(3)	100%		$41,013,769	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
Average Base Rent PSF Rolling excludes vacant space and includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union, and Wells Fargo Bank.

The Market.  According to the appraiser, the Chrysler East Building Property is located in the Grand Central District office market of Midtown Manhattan on Third Avenue between East 42nd and East 43rd Streets. The Grand Central District is Midtown Manhattan’s oldest office district, with a number of landmark office buildings, including the Chrysler Building, which is connected to the Chrysler East Building Property. The market is bounded by 32nd Street to the south, 49th Street to the north, Fifth Avenue to the west and the East River to the east, and contains approximately 87 office buildings with approximately 45.2 million SF. As of June 30, 2012, total estimated vacancy for the market was 10.1% and direct rental rates average approximately $57.28 PSF. The Chrysler East Building Property is within the Grand Central submarket of the Grand Central District, the district’s primary submarket with approximately 36.4 million SF. The Grand Central District’s chief distinguishing feature is its easily accessible transportation of Grand Central Terminal at 42nd Street and Lexington and Park Avenues. According to the appraiser, of 36 properties deemed competitive to the Chrysler East Building Property, eight are considered directly competitive and are listed below. These eight directly competitive buildings show an average occupancy rate of 95.6% and direct asking rents that range from $52.00 PSF to $88.00 PSF.

The following table presents certain office rental comparable information in the Chrysler East Building Property submarket:

Primary Competitor Property Summary
Property	NRA	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Low	High
730 Third Avenue	407,000	0	0	100.0%	100%	N/A	N/A
767 Third Avenue	275,000	31,943	41,800	88.4%	73.2%	$55.00	$62.00
780 Third Avenue	484,005	60,880	0	87.4%	87.4%	$57.00	$75.00
875 Third Avenue	662,588	13,343	10,383	98.0%	96.4%	$62.00	$62.00
90 Park Avenue	785,000	25,897	10,578	96.7%	95.4%	$60.00	$75.00
99 Park Avenue	480,000	31,689	0	93.4%	93.4%	$52.00	$62.00
100 Park Avenue	825,815	26,896	0	96.7%	96.7%	$88.00	$88.00
485 Lexington Avenue	733,173	13,882	43,307	98.1%	92.2%	$55.00	$55.00
Total Wtd. / Avg.	4,652,581 581,573	204,530 25,566	106,068 13,259	95.6%	93.3%	$52.00	$88.00

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chrysler East Building Property:

Cash Flow Analysis
	2009	2010	2011	10/31/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$37,132,946	$32,700,242	$33,365,253	$37,513,340	$41,013,769	$55.04
Total Reimbursements	$6,657,072	$5,222,643	$2,970,332	$3,681,147	$5,712,615	$7.67
Other Income	$4,004,484	$3,078,486	$4,130,271	$3,309,215	$757,959	$1.02
Less Vacancy & MTM Loss	$0	$0	$0	$0	$0	$0
Effective Gross Income	$47,794,502	$41,001,371	$40,465,856	$44,503,702	$47,484,343	$63.72
Total Expenses	$19,845,224	$21,165,206	$21,780,657	$21,443,777	$23,461,792	$31.48
Net Operating Income	$27,949,278	$19,836,165	$18,685,199	$23,059,925	$24,022,551	$32.24
TI/LC	$0	$0	$0	$0	$1,832,400	$2.46
Capital Expenditures	$0	$0	$0	$0	$186,300	$0.25
Initial TI/LC Reserve Credit(2)	$0	$0	$0	$0	($1,000,000)	($1.34)
Net Cash Flow	$27,949,278	$19,836,165	$18,685,199	$23,059,925	$23,003,850	$30.87
Occupancy %	99.1%	87.4%	92.2%	96.3%	96.3%
NOI DSCR	2.41x	1.71x	1.61x	1.99x	2.07x
NCF DSCR	2.41x	1.71x	1.61x	1.99x	1.99x
NOI Debt Yield	10.5%	7.5%	7.1%	8.7%	9.1%
NCF Debt Yield	10.5%	7.5%	7.1%	8.7%	8.7%
Average Annual Rent PSF(3)	$50.28	$50.21	$48.56	$51.21	$57.18

(1)
Historical and Underwritten Gross Potential Rent is net of vacancy. Underwritten GPR includes contractual rents steps totaling $75,622 through June 1, 2013. Underwritten GPR also includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union, and Wells Fargo Bank.

(2)
The borrower deposited $10,000,000 into the TI/LC reserve account at loan closing. This reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $1,000,000 per year. See “—Escrows and Reserves” below for further details.

(3)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps and average lease term rental rates for certain tenants as described in note 1 above.

Escrows and Reserves.  The Chrysler East Building Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums (unless the Chrysler East Building Borrower maintains insurance under an acceptable blanket insurance policy). The Chrysler East Building Borrower deposited $10,000,000 (the “Upfront TI/LC Deposit”) in a reserve for TI/LCs at loan origination to be utilized for the spaces leased to Credit Agricole pursuant to that certain lease, dated as of January 14, 1999, as amended (such space, the “Credit Agricole Space”) and to Grant Thornton, LLP pursuant to that certain lease dated as of December 22, 1998, as amended (such space, the “Grant Thornton Space”). This reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $1,000,000 per year. The Chrysler East Building Borrower is also required to make monthly deposits of $15,573 for replacement reserves and $93,438 for TI/LC reserves (which may not be utilized for the Credit Agricole Space or the Grant Thornton Space unless the Upfront TI/LC Deposit has been fully disbursed).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Chrysler East Building Mortgage Loan. The Chrysler East Building Mortgage Loan has in place cash management.  Funds in the lockbox account are disbursed on each business day to fund an account in an amount up to the debt service due on the Chrysler East Building Mortgage Loan on the next monthly payment date (which amount is applied to make the payment due on such date), to fund the required reserves deposits as described above under “Escrows and Reserves” and to remit the excess to the Chrysler East Building Borrower; provided, that  if a Cash Management Sweep Period (as defined below) is in effect, then the excess funds are applied to remit to Chrysler East Building Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for as reasonably approved by lender, to remit to Chrysler East TRS Corp. (“TRS”) funds sufficient to pay amounts due and payable to TRS under invoices approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Chrysler East Building Mortgage Loan.

A “Cash Management Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (ii) below) or (ii) commence upon the debt yield as of the last day of any calendar quarter being less than 7.0% and continue until the debt yield is 7.25% or greater as of the last day of two consecutive calendar quarters (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (i) above).

Property Management. The Chrysler East Building Property is managed by Tishman Speyer Properties, L.P., an affiliate of the Chrysler East Building Mortgage Loan Sponsor.

Secured Indebtedness.  The Chrysler East Building Serviced Companion Loan was originated by MSMCH on November 1, 2012 and is evidenced by one note (A-2) with an original and Cut-off Date principal balance of $100,000,000. The current holder of the Chrysler East Building Serviced Companion Loan is MSMCH. The note evidencing the Chrysler East Building Serviced Companion Loan accrues interest at the same rate as the Chrysler East Building Mortgage Loan. The Chrysler East Building Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Chrysler East Building Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool – The A/B Whole Loans and the Loan Pairs – The Chrysler East Building Loan Pair” in the free writing prospectus. The Chrysler East Building Serviced Companion Loan is expected to be contributed to a future trust. The holders of the Chrysler East Building Mortgage Loan and the Chrysler East Building Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Chrysler East Building Loan Pair. The Chrysler East Building Mortgage Loan will generally represent the controlling interest in the Chrysler East Building Loan Pair. See “Description of the Mortgage Pool – The A/B Whole Loans and the Loan Pairs – The Chrysler East Building Loan Pair” in the free writing prospectus.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Chrysler East Building

Mezzanine Loan and Preferred Equity.  Future upper tier mezzanine financing, which is not property specific, is permitted to be obtained by certain indirect equity owners in the Chrysler East Building Borrower and in connection therewith such owners will pledge their interests in the Chrysler East Building Borrower, amongst other assets, to secure the financing subject to various conditions, including  (i) following the exercise of any remedies available to the lender pursuant to the pledge, if a change of control of the Chrysler East Building Borrower occurs or if more than 49% of the direct or indirect interests in the Chrysler East Building Borrower are held by person(s) who did not hold such interests prior to the exercise of remedies, then a new substantive non-consolidation opinion will be required, (ii) if a change in property management results from the exercise of remedies, then the new manager is a “qualified manager” as defined in the loan documents for the Chrysler East Building Mortgage Loan and (iii) the fair market value of the indirect interests in the Chrysler East Building Borrower that are subject to the financing is 15% or less of the fair market value of the pledged assets in connection with the financing.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Expansion, Release and Substitution of Property.  Not permitted.

Terrorism Insurance.  Generally, the Chrysler East Building Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Chrysler East Building Mortgaged Property; provided, that the Chrysler East Building Borrower shall not be obligated to spend more than an amount equal to two times the amount of the annual insurance premium that is payable at such time with respect to the comprehensive all risk insurance and the business interruption insurance (without giving effect to the cost of terrorism insurance components of such policies) and allocable to the Chrysler East Building Mortgaged Property based on market rates in any fiscal year (and if the cost of the required terrorism insurance exceeds such amount, then the Chrysler East Building Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2013-C7	Solomon Pond Mall

Mortgage Loan No. 2 – Solomon Pond Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

Mortgage Loan No. 2 – Solomon Pond Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

Mortgage Loan No. 2 – Solomon Pond Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

Mortgage Loan No. 2 – Solomon Pond Mall

Solomon Pond Mall
601 Donald Lynch Boulevard
Marlborough, MA 01752
Shops at The Pond
BOSTON
Newburyport
Nashua
Lawrence
Lowell
Gloucester
Peabody
Salem
Woburn
Lynn
Cambridge
Marlborough
Worcester
Newton
Framingham
Quincy
MASSACHUSETTS
Brockton
Provincetown
Plymouth
Woonsocket
Taunton
Providence
Pawtucket
Cranston
RHODE ISLAND
Warwick
Fall River
Barnstable
Chatham
New Bedford
Falmouth
Newport
Kingston
Harvard
Boxborough
Acton
Minute Man Airfield
Bare Hill Pond
Delaney Pond
Marble Hill Conservation Area
Bolton
Stow
Stow Town Forest
Clinton
Berlin
Hudson
MIDDLESEX COUNTY
Sudbury State Forest
Wachusett Reservoir
West Boylston
Gates Pond
Boylston
WORCESTER COUNTY
Sudbury
UMass Mem. Marlborough Hospital
MARLBOROUGH
Marlboro Airport
Lake Williams
Callahan State Park
Sudbury Reservoir
Framingham
Northborough
Crane Swamp
Westboro Wildlife Management Area
Quinsigamond Community College
Newton Pond
Greendale Mall
Northborough Crossing
Southborough
Shrewsbury
Olde Shrewsbury Village Shopping Center
Westboro Shopping Ctr.
TRANSFLO Westborough Terminal
Massachusetts Tpke.
Ashland
UMass Mem. Medical Ctr.
Worcester Medical Ctr.
WESTBOROUGH
Westborough
SOUTHBOROUGH
ASHLAND
WORCESTER
Lake Quinsigamond
Assabet Lake
Westborough Reservoir
Hopkinton Reservoir
GRAFTON
WORCESTER
MBTA COMMUTER RAIL
Cummings School of Veterinary Medicine at Tufts Univ.
Hopkinton State Park
Ashland State Park
College of the Holy Cross
Whitehall Reservoir
Hopkinton
Massachusetts Tpke.
Millbury
Grafton
Upton
Upton State Forest
The Shoppes at Blackstone Valley
Lake Maspenock
Milford

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

Mortgage Loan No. 2 – Solomon Pond Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	601 Donald Lynch Boulevard Marlborough, MA 01752
Original Balance:	$110,000,000
Cut-off Date Balance:	$109,695,291
% of Initial Pool Balance:	7.9%			General Property Type:	Retail
Loan Purpose:	Refinance			Detailed Property Type:	Regional Mall
Borrower Name(s):	Mall at Solomon Pond, L.L.C.			Net Rentable Area(2):	399,266 SF
Sponsor:	Mayflower Realty LLC			Cut-off Date Balance Per Unit/SF:	$275
Mortgage Rate:	4.010%			Balloon/ARD Balance Per Unit/SF:	$219
Note Date:	10/10/2012			Year Built / Year Renovated:	1996
First Payment Date:	12/1/2012			Title Vesting:	Fee
Anticipated Repayment Date:	NAP			Property Manager:	Simon Management Associates, LLC
Maturity Date:	11/1/2022			Underwriting and Financial Information
IO Period:	NAP			UW Revenues:	$20,049,678
Original Term to Maturity or ARD:	120 months			UW Expenses:	$6,355,969
Seasoning:	2 months			UW NOI:	$13,693,709
Original Amortization Term:	360 months			UW NCF:	$13,243,654
Loan Amortization Type:	Amortizing			UW NOI DSCR:	2.17x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	2.10x
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield:	12.5%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	12.1%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	15.1%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of):	$15,995,243 (10/31/2012)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	$15,652,223 (12/31/2010)
Reserves(1)				Third Most Recent NOI (As of):	$15,732,524 (12/31/2010)
				Appraised Value:	$200,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/25/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	54.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	43.8%
Recurring Replacements:	$0	Springing	$160,800	Occupancy Rate (As of)(3):	94.0% (11/9/2012)
TI/LC:	$0	Springing	$799,200	2nd Most Recent Occupancy (As of):	98.3% (12/31/2011)
				3rd Most Recent Occupancy (As of):	93.4% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Net Rentable Area includes improvements owned by the borrower and excludes three non-collateral anchor tenant stores totaling approximately 485,492 SF, which are tenant owned.

(3)	The Occupancy Rate assumes occupancy of one tenant with an unexecuted lease for 25,764 SF, currently scheduled to move into the property and begin paying rent by July 1, 2013.

The Solomon Pond Mall Mortgage Loan

The Mortgage Loan.  The second largest mortgage loan (the “Solomon Pond Mall Mortgage Loan”) is evidenced by a note in the original principal amount of $110,000,000 and is secured by a first priority fee mortgage encumbering a portion of the regional mall known as Solomon Pond Mall in Marlborough, Massachusetts (the “Solomon Pond Mall Property”). The proceeds of the Solomon Pond Mall Mortgage Loan were used to refinance a previous loan of approximately $101,939,000 (including certain loan defeasance costs) secured by the Solomon Pond Mall Property, which was included in the MLMT 2003-KEY1 securitization.

The Solomon Pond Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with a maturity date of November 1, 2022. The Solomon Pond Mall Mortgage Loan requires payments of principal and interest for its entire term.  Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Solomon Pond Mall Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Mall at Solomon Pond L.L.C. (the “Solomon Pond Mall Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Solomon Pond Mall Borrower is indirectly owned by Mayflower Realty LLC (“Mayflower”), a joint venture between Simon Property Group, Inc. (NYSE: SPG) (56.4%), Canadian Pension Plan Investment Board (29.6%) and Teachers Insurance and Annuity Association of America (14.0%). Mayflower owns a portfolio consisting of 13 regional malls mostly in the New England area. Mayflower Realty LLC Series B Fund is the non-recourse carve-out guarantor.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

SPG owns or has an interest in 333 real estate properties in North America and Asia comprising 242 million SF, as well as a 29% interest in Klepierre, a publicly-traded French REIT with a portfolio of more than 260 shopping centers in 13 European countries. SPG employs approximately 5,500 people in the United States. The company reported 2011 revenue of approximately $4.3 billion and net income of over $1 billion.

The Mortgaged Property. The Solomon Pond Mall Property consists of 399,266 SF of in-line space, food court space, and kiosk space within the approximately 884,758 SF Solomon Pond Mall, a regional mall in Marlborough, Massachusetts. The Solomon Pond Mall Property is located approximately 27 miles west of Boston near the intersection of I-290 and I-495. The Solomon Pond Mall Property is anchored by Macy’s, J.C. Penney and Sears. The anchor tenants all own their own stores and the anchor spaces are not part of the Solomon Pond Mall Mortgage Loan collateral. The Solomon Pond Mall Property was opened in 1996 and expanded in 2002.

The Solomon Pond Mall Property consists of approximately 82 major non-anchors and in-line tenant spaces (366,985 SF), nine food court tenant spaces (7,428 SF), and six kiosks (1,027 SF). There is approximately 23,826 SF of in-line vacancy. In addition to the non-collateral anchor tenants listed above, major tenants at the Solomon Pond Mall Property include a 15 screen Regal Cinema, a Tilt Arcade (expected opening in July 2013, based on an unexecuted lease), a Shoe Dept. Encore and Abercrombie & Fitch. The Solomon Pond Mall in its entirety has 4,179 surface and garage parking spaces, for a total parking ratio of 4.58 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of November 9, 2012, the Solomon Pond Mall Property was 94.0% leased (including a LOI for 25,764 SF to Tilt Arcade). The Solomon Pond Mall, including both collateral and non-collateral space, was 97.3% leased. Comparable in-line store sales, representing 231,033 SF, as of the trailing 12 months ended June 30, 2012, were approximately $346 PSF. The trailing 12 month average occupancy cost for these tenants was 18.6%. The reported year end 2009, 2010 and 2011 in-line comparable sales were approximately $365 PSF, $329 PSF and $343 PSF, respectively.

Major Tenants.

Regal Cinema (66,628 SF, 16.7% of NRA, 10.7% of underwritten base rent). Regal Entertainment Group (NYSE:RGC) (“Regal”) leases 66,628 SF at the Solomon Pond Mall Property and operates the space as a 15 screen movie theater. As of December 27, 2012, Regal operated 540 theaters with 6,880 screens in 38 states and the District of Columbia. For the company’s fiscal year ending December 29, 2011, total revenues were approximately $2.7 billion and income from operations was approximately $221 million.

Tilt Arcade (25,764 SF, 6.5% of NRA, 0.8% of underwritten base rent). Tilt Family Entertainment Center (“Tilt”) is expected to lease 25,764 SF at the Solomon Pond Mall Property. The lease is anticipated to begin by July 1, 2013 and extend for 10 years. Tilt is owned by Nickels and Dimes Incorporated, a private company based in Carrollton, Texas, and founded in 1972.

Shoe Dept. Encore (25,366 SF, 6.4% of NRA, 1.4% of underwritten base rent). Shoe Show, Inc. (“Shoe Show”) leases 25,366 SF at the Solomon Pond Mall Property. The lease began on November 26, 2010, and has a current expiration date of November 30, 2020, with no lease renewal options. The company is a private footwear retailer that currently operates 1,133 locations in 37 states.

Abercrombie & Fitch (10,318 SF, 2.6% of NRA, 2.1% of underwritten base rent). Abercrombie & Fitch Co. (NYSE: ANF) (“A&F”) leases 10,318 SF at the Solomon Pond Mall Property. A&F, which operates the Abercrombie & Fitch, Abercrombie kids, HOLLISTER and GILLY HICKS brands, reported 2011 net sales of approximately $4.15 billion and net income of $127,658,000.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

The following table presents a summary regarding major tenants and the non-collateral anchors at the Solomon Pond Mall:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)	Lease Expiration(3)	TTM June 2012 Sales PSF/ Screen(4)	UW Occupancy Cost as a % of Sales
Major Non-Anchor Tenants
Regal Cinema	B-/B3/B+	66,628	17%	$1,332,560	11%	$20.00	4/30/2022	$332,918	39.1%
Tilt Arcade	NR/NR/NR	25,764	7%	$100,000	1%	$3.88	1/31/2023	NAV	NAV
Shoe Dept. Encore	NR/NR/NR	25,366	6%	$170,000	1%	$6.70	11/30/2020	$82	11.5%
Abercrombie & Fitch	NR/NR/NR	10,318	3%	$257,950	2%	$25.00	1/31/2014	$163	34.9%
Subtotal / Wtd. Avg.		128,076	32%	$1,860,510	15%	$14.53

Other Tenants		247,364	62%	$10,647,282	85%	$43.04
Vacant Space		23,826	6%	$0	0%	$0.00
Total / Wtd. Avg.		399,266	100%	$12,507,792	100%	$33.32

Non-Collateral Anchors
Macy’s	BBB/Baa3/BBB	197,252					8/31/2061	$160	NAP
Sears	B/B2/CCC+	163,492					8/31/2061	$91	NAP
J.C. Penney	B/B3/B-	124,748					8/31/2061	$134	NAP
									39.1%
Total		884,758

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Percentage of NRSF is based on total collateral NRSF of 399,266 SF. It does not include the Macy’s, Sears or J.C. Penney stores, which are not collateral for the Solomon Pond Mall Mortgage Loan.

(3)
The lease expiration dates for Macy’s, Sears and J.C. Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Solomon Pond Mall Mortgage Loan.

(4)	The Macy’s, Sears and J.C. Penney stores do not report sales for this location. The above TTM June 2012 Sales PSF attributed to these non-collateral stores are based only on estimates by SPG.

(5)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

The following table presents certain information relating to the lease rollover at the Solomon Pond Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,285	$59.92	0%	0%	$77,000	1%	1%
2012	1	144	$354.03	0%	0%	$50,980	0%	1%
2013	12	23,335	$41.92	6%	6%	$978,305	8%	9%
2014	10	23,374	$48.23	6%	12%	$1,127,333	9%	18%
2015	10	24,905	$44.05	6%	18%	$1,097,003	9%	27%
2016	9	27,241	$40.17	7%	25%	$1,094,350	9%	35%
2017	19	56,500	$47.62	14%	39%	$2,690,602	22%	57%
2018	12	42,712	$35.87	11%	50%	$1,532,130	12%	69%
2019	4	11,246	$49.20	3%	53%	$553,285	4%	74%
2020	5	33,943	$16.77	9%	61%	$569,385	5%	78%
2021	4	10,118	$29.08	3%	64%	$294,185	2%	80%
2022	7	84,385	$23.63	21%	85%	$1,993,751	16%	96%
2023	4	36,252	$12.40	9%	94%	$449,479	4%	100%
2024	0	0	$0.00	0%	94%	$0	0%	100%
2025 & Beyond	0	0	$0.00	0%	94%	$0	0%	100%
Vacant	9	23,826	$0.00	6%	100%	$0	0%	100%
Total / Wtd. Avg.	107	399,266	$33.32(3)	100%		$12,507,792	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market.  The Solomon Pond Mall Property is located in Marlborough, Middlesex County, Massachusetts, approximately 27 miles west of Boston, within the Boston-Worcester Core Based Statistical Area (“CBSA”). The CBSA is home to over 5.0 million people. The population within the Solomon Pond Mall Property’s primary trade area (10-mile radius) in 2012 is estimated at 276,547. The primary trade area average household income is estimated at $100,496. The surrounding area is generally developed with a variety of freestanding and strip retail properties including Sports Authority, Old Navy, EMS, DSW, Best Buy, Target and Olive Garden. There is also approximately 1.6 million SF of suburban office space in the immediate area. Below is a chart of competitive regional shopping centers:

Competitor Property Summary
Property	Center Type	Year Built/ Renovated	Total GLA	Anchor Tenants	Sales PSF	Occupancy	Proximity
Natick Collection, Natick MA	Super-Regional Mall	1966 / 1994 & 2007	1,692,059	Lord & Taylor; Macy’s; Neiman Marcus; Nordstrom; Sears	$500	90%	19.0 miles east
Auburn Mall, Auburn MA	Super-Regional Mall	1971 / 1997	587,293	Macy’s; Macy’s Home; Sears	$370	99%	20.0 miles southwest
Pheasant Lane Mall, Nashua NH	Super-Regional Mall	1986 / 2011	972,249	Dick’s Sporting Goods; J.C. Penney; Macy’s; Sears; Target	$500	98%	36.0 miles north
The Mall at Whitney Field, Leominster MA	Super-Regional Mall	1967 / 2002	657,512	J.C. Penney; Sears; Macy’s	$264	90%	21.0 miles northwest
Burlington Mall, Burlington MA	Super-Regional Mall	1968 / 1996	1,317,061	Macy’s; Lord & Taylor; Sears; Crate & Barrel; Nordstrom	$750	97%	35.0 miles east

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Solomon Pond Mall Property:

Cash Flow Analysis
	2010	2011	10/31/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$12,172,147	$12,643,009	$12,601,003	$12,507,792	$31.33
Overage Rent	$48,291	$67,830	$69,805	$29,733	$0.07
Total Reimbursements	$8,478,993	$7,925,418	$8,179,821	$8,564,808	$21.45
Other Income(2)	$1,643,855	$1,587,157	$1,613,343	$1,700,362	$4.26
Less Vacancy & Credit Loss(3)	$92,830	($110,414)	($17,647)	($2,753,017)	($6.90)
Effective Gross Income	$22,436,116	$22,113,000	$22,446,325	$20,049,678	$50.22
Total Operating Expenses	$6,703,592	$6,460,777	$6,451,082	$6,355,969	$15.92
Net Operating Income	$15,732,524	$15,652,223	$15,995,243	$13,693,709	$34.30
TI/LC	$0	$0	$0	$302,327	$0.76
Capital Expenditures	$0	$0	$0	$147,728	$0.37
Net Cash Flow	$15,732,524	$15,652,223	$15,995,243	$13,243,654	$33.17
Occupancy %(4)	98.3%	93.4%	94.0%	94.0%
NOI DSCR	2.49x	2.48x	2.54x	2.17x
NCF DSCR	2.49x	2.48x	2.54x	2.10x
NOI Debt Yield	14.3%	14.3%	14.6%	12.5%
NCF Debt Yield	14.3%	14.3%	14.6%	12.1%

(1)
Historical and Underwritten Gross Potential Rent includes actual property vacancy. Underwritten Gross Potential Rent includes approximately $204,696 of contractual rent increases through March 1, 2013 and expected rental income of $100,000 from the prospective tenant Tilt, for which there is a LOI with a currently anticipated start date of July 1, 2013. Tilt is expected to begin paying rent upon occupancy.

(2)	Underwritten Other Income includes temporary tenant revenue of $1,060,567, other rental income of $256,613, and miscellaneous income of $383,182.

(3)
The underwritten Vacancy and Credit Loss represents the total “mark to market” adjustments applied to underwritten total rent. Generally, tenants that demonstrate a greater than 20% total occupancy cost are marked down to a total rent equivalent to an approximately 20% occupancy cost.

(4)
The occupancy rate is based on the Solomon Pond Mall Property only and does not include the three non-collateral anchor stores. Overall, Solomon Pond Mall is 97.3% leased, including the unexecuted Tilt lease.

Escrows and Reserves.  During the continuance of a CMA Period (as defined below), the Solomon Pond Mall Borrower is required to escrow 1/12 of the annual estimated tax payments monthly and 1/12 of the annual estimated insurance premiums monthly (unless the Solomon Pond Mall Borrower maintains insurance under an acceptable blanket insurance policy). The Solomon Pond Mall Borrower is also required, during the continuance of a CMA Period, to make monthly deposits of $6,700 for replacement reserves and $33,300 for TI/LC reserves, provided that such deposits are not required at any time that either the amount then on deposit in the replacement reserve exceeds $160,800 or the amount then on deposit in the TI/LC reserve exceeds $799,200.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Solomon Pond Mall Mortgage Loan. The Solomon Pond Mall Mortgage Loan has springing cash management. Provided a CMA Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Solomon Pond Mall Borrower. During the continuance of a CMA Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Solomon Pond Mall Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, and to disburse any excess to Solomon Pond Mall Borrower; provided, that if a Cash Sweep Period exists, then the such excess will be applied to fund an operating expense subaccount up to the amount of lender approved budgeted operating expenses for the next month, to fund an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and to remit the remainder to an account to be held by the mortgagee as additional security for the Solomon Pond Mall Mortgage Loan.

A “CMA Period” will commence upon the debt service coverage ratio being less than 1.40x for the immediately preceding four calendar quarters and continue until the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.40x for two consecutive quarters.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.15x for the immediately preceding four calendar quarters and will continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.15x for two consecutive quarters.

Property Management. The Solomon Pond Mall Property is managed by the Simon Management Associates, LLC, an affiliate of the Solomon Pond Mall Borrower.

Mezzanine Loan and Preferred Equity. Property specific mezzanine debt is not permitted; however, upper tier mezzanine financing secured by pledges of direct or indirect ownership interests in Solomon Pond Mall Borrower is permitted to be obtained by certain owners of the Solomon Pond Mall Borrower (including (a) Mayflower Realty LLC, (b) Simon Inc., (c) Simon Property Group, L.P., (d) CPP U.S. Real Estate Holdings, Inc., (e) The Canada Pension Plan Investment Board or any controlled subsidiary of such entity, (f) Teachers Insurance and Annuity Association of America or any controlled subsidiary of such entity or (g) any “qualified transferee” as defined in the loan documents for the Solomon Pond Mall Mortgage Loan that acquires an ownership interest in Solomon Pond Mall Borrower) subject to various conditions including:  (i) the lender shall be an “institutional lender” as defined in the loan documents for the Solomon Pond Mall Mortgage Loan (or if the lender is an administrative agent for other lenders, then the administrative agent and a majority of the lenders shall satisfy such definition), (ii) the financing is recourse and secured by a pledge of direct or indirect ownership interests in a substantial portion of the assets wholly owned by the obligor and (iii) upon foreclosure or other realization upon the pledge, the transferee must

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Solomon Pond Mall

continue to satisfy clause (i) above, the Solomon Pond Mall Property must be managed by a “qualified manager” as defined in the loan documents for the Solomon Pond Mall Mortgage Loan and the transferee must deliver a substantive non-consolidation legal opinion (if required by lender under the Solomon Pond Mall Mortgage Loan).

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted, except as described below.

Terrorism Insurance.  Generally, the Solomon Pond Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Solomon Pond Mall Property; provided, that any such policy obtained on a stand-alone basis may have a deductible that is reasonable for such policies for properties similar to the Solomon Pond Mall Property and for the geographic region where the Solomon Pond Mall Property is located (but in any event not more than $5,000,000).

Expansion, Release and Substitution of Property.  Provided no event of default shall have occurred and is continuing and the transfer would not violate REMIC regulations, the Solomon Pond Mall Borrower may (i) make transfers of immaterial or non-income producing portions of the Solomon Pond Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Solomon Pond Mall Property (including portions of the Solomon Pond Mall Property’s “ring road”) for dedication or public use, (ii) make transfers of non-income producing portions of the Solomon Pond Mall Property (including portions of the Solomon Pond Mall Property’s “ring road”) to third parties or affiliates (including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties) for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the Solomon Pond Mall Property and (iii) dedicate portions of the Solomon Pond Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, so long as in the case of clauses (ii) and (iii) above, such transfer, conveyance or other encumbrance will not result in a material adverse effect.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

Mortgage Loan No. 3 – Millennium Boston Retail

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

Mortgage Loan No. 3 – Millennium Boston Retail

Note: Ritz Carlton Hotel, Millennium Place Residence and One Charles Street Residences are not part of collateral.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

Mortgage Loan No. 3 – Millennium Boston Retail

Millennium Boston Retail
175 Tremont Street
Boston, MA 02111
BOSTON
CAMBRIDGE
Charlestown
Boston Harbor
Charles River
North End
Beacon Hill
Back Bay
Chinatown
South End
Seaport District
Boston Common
Boston Public Gardens
Charles River Reservation
North Point Park
Paul Revere Park
Lagone Park
Thoreau Path
Boston Naval Shipyard Nat'l Historic Site
Christopher Columbus Waterfront Park
Massachusetts General Hospital
Shriners Hospital For Children
Cambridgeside Galleria
Museum of Science
Community College
Lechmere
Science Park
NORTH STATION
TD Garden
O'Neill Federal Building
Suffolk County Registry
JFK Federal Bldg.
City Hall
Haymarket
Bowdoin
Charles/MGH
Gov't. Center
State
State House
Faneuil Hall
New England Holocaust Memorial
Old North Church
Paul Revere House
US Coast Guard Base
Long Wharf
Aquarium
Central Wharf
New England Aquarium
India Wharf
Rowes Wharf
Boston Waterfront Marina
Park St.
Downtown Crossing
Boylston
Millennium Place
Chinatown
Emerson College
Arlington
Copley
Wang Theatre
Newbury Coll.
Tufts Univ. School of Medicine
Tufts Medical Centre
New England Medical Center
John Hancock Building
222 Berkeley
BACK BAY
Copley Place
131 Dartmouth Street
Herald St.
E. Berkeley St.
Union Park St.
Boston Ctr. for the Arts
SOUTH STATION
Federal Reserve Bank
One Financial Center
Independence Wharf
Federal Court House
Courthouse
Old South Meeting House
Suffolk University
Fisher College
One and Two International Place
75 State Street
60 State Street
28 State St.
1 Boston Place
1 Post Office Sq.
1 Lincoln Street
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
SILVER LINE
MBTA
Massachusetts Turnpike
Longfellow Bridge
Zakim Bridge
Storrow Drive
Memorial Drive
Sumner Tunnel
Callahan Tunnel
93
90
BOSTON

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

Mortgage Loan No. 3 – Millennium Boston Retail

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio(2):	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address(2):	Various
Original Balance:	$108,000,000			General Property Type:	Commercial Condominium
Cut-off Date Balance:	$108,000,000			Detailed Property Type:	Commercial Condominium
% of Initial Pool Balance:	7.7%			Net Rentable Area:	282,066 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$383
Borrower Name(s):	Park Plaza Retail LLC and New Commonwealth Commercial Holding Co LLC			Balloon/ARD Balance Per Unit/SF:	$315
				Year Built / Year Renovated:	2004; 2005 / NAP
Sponsor:	Millennium Partners			Title Vesting:	Fee
Mortgage Rate:	4.170%			Property Manager:	Millennium Partners Massachusetts Property Management LLC
Note Date:	12/20/2012
First Payment Date:	2/6/2013			Underwriting and Financial Information
Anticipated Repayment Date:	NAP			UW Revenues:	$14,678,461
Maturity Date:	1/6/2023			UW Expenses:	$4,618,040
IO Period:	11 months			UW NOI:	$10,060,421
Original Term to Maturity or ARD:	120 months			UW NCF:	$9,848,426
Seasoning:	0 months			UW NOI DSCR:	1.59x
Original Amortization Term:	360 months			UW NCF DSCR:	1.56x
Loan Amortization Type:	Partial IO			UW NOI Debt Yield:	9.3%
Interest Accrual Basis:	Actual/360			UW NCF Debt Yield:	9.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield at Maturity:	11.1%
Lockbox/Cash Management:	Soft / Springing			Most Recent NOI (As of):	$10,803,167 (9/30/2012 TTM)
Pari Passu Mortgage Debt:	None			Second Most Recent NOI (As of):	$10,181,265 (12/31/2011)
Subordinate Mortgage Debt:	None			Third Most Recent NOI (As of):	$9,942,403 (12/31/2010)
Mezzanine Debt:	Permitted			Appraised Value:	$163,800,000
Reserves(1)				Appraisal As-of Date:	10/17/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	65.9%
RE Tax:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (12/19/2012)
Recurring Replacements:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
TI/LC:	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Millennium Boston Retail Property consist nine condominium units within generally two separate but proximate locations. See table below.

The Millennium Boston Retail Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “Millennium Boston Retail Mortgage Loan”) is evidenced by a note in the original principal amount of $108,000,000 and is secured by a first priority fee mortgage encumbering seven commercial condominium units within a commercial development known as Millennium Place in Boston, Massachusetts and two commercial condominium units within a development known as the One Charles Condominium in Boston, Massachusetts (collectively, the “Millennium Boston Retail Property”). The proceeds of the Millennium Boston Retail Mortgage Loan were used to refinance a previous loan of approximately $70,050,632 (including certain loan defeasance costs), which was included in the JPMCC2005-LDP2 securitization and was secured by the condominium units at Millennium Place.

The Millennium Boston Retail Mortgage Loan had an initial term and has a remaining term of 120 months, with a maturity date of January 6, 2023. The Millennium Boston Retail Mortgage Loan requires payments of interest only for the initial 11 months, and principal and interest thereafter. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Millennium Boston Retail Mortgage Loan may be prepaid in part at any time in connection with the release of certain specified parcels upon conditions set forth in the Millennium Boston Mortgage Loan documents. See “—Release of Property” below for further details. The Millennium Boston Retail Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Park Plaza Retail LLC and New Commonwealth Commercial Holding CO LLC (collectively, the “Millennium Boston Retail Borrower”), each a single-purpose Delaware limited liability company with two independent directors. The Millennium Boston Retail Borrower is indirectly owned by Millennium Partners, LLC (“Millennium”). The non-recourse carve-out guarantor is Millennium CAF II LLC, which, as

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

of September 30, 2012, showed total assets of approximately $991 million, total liabilities of approximately $735 million and member equity of approximately $256 million.

Millennium was founded in 1990 by Christopher M. Jeffries and Philip E. Aarons. Millennium has developed over 2,000 luxury condominium units, eight hotels, approximately 1 million SF of retail space and approximately 1.2 million SF of office space.

The Mortgaged Property. The Millennium Boston Retail Property consists of (a) seven commercial condominium units in three buildings, totaling 272,258 SF of retail space, and 727 parking spaces on four levels of a five-level subterranean parking garage, all within the condominium regime known as the “Millennium Place Commercial Condominium” in Boston, Massachusetts (“Millennium Place”) and (b) two commercial condominium units totaling 9,808 SF of retail space in the condominium regime known as the One Charles Street Condominium in Boston, Massachusetts (“One Charles Street”). The Millennium Boston Retail Property is located within the Midtown/Theater District area of downtown Boston, adjacent to Boston Common. Six of the condominium units represent the retail space within the north and south towers of Millennium Place, and a seventh condominium unit represents the parking spaces located under the south tower of Millennium Place. The north and south towers of Millennium Place also contain the Boston Ritz Carlton hotel and residences (“Ritz Carlton”). No portion of the Ritz Carlton is collateral for the Millennium Boston Retail Mortgage Loan. The One Charles Street portion of the Millennium Boston Retail Property consists of the two additional condominium units, which are located on the ground floor of the One Charles Street residential and retail condominium development. No portion of the One Charles Street residential component is collateral for the Millennium Boston Retail Mortgage Loan.

The Millennium Boston Retail Property retail portion is 100% leased to nine retail tenants, including the two-level, 19-screen AMC Loews Theater and a second story Sports Club/ LA - Boston health club. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Payments on Your Certificates” in the Free Writing Prospectus. The Loews movie theater tenant reported July 31, 2012 TTM sales of $16,669,941, or $877,365 per screen. July 31, 2011 and July 31, 2010 TTM reported sales were $858,726 per screen and $826,229 per screen, respectively. As of June 30, 2012, the Sports Club/ LA – Boson reported approximately 5,960 members. Reported membership at the end of 2011 and 2010 was 6,055, and 5,895, respectively. Operating revenue totaled $9,519,135 for the first six months of 2012 ($19,038,270 on an annualized basis); $17,512,782 in 2011; $17,238,676 in 2010 and $18,735,977 in 2009.

The following table sets forth further information regarding the Millennium Boston Retail Property:

Property Summary
Property	Address	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Millennium Place	175 Tremont Street	$103,500,000	Fee	95.8%	$159,000,000	2004 / NAP	100%	272,258
One Charles Street	One Charles Street S	$4,500,000	Fee	4.2%	$4,800,000	2005 / NAP	100%	9,808
Total / Wtd. Avg.		$108,000,000		100%	$163,800,000		100%	282,066

Source: Appraisal

Major Tenants.

Loews Theater (136,011 SF, 48.2% of NRA, 47.2% of underwritten base rent). American Multi-Cinema, Inc. (“AMC”) leases 136,011 SF at the Millennium Boston Retail Property and operates the space as a 19 screen movie-theater, including IMAX. The lease began on July 20, 2001, and has a current expiration date of June 30, 2021, with six five-year lease renewal options. As of September 30, 2012, AMC operated 332 theaters with 4,804 screens in the United States.

Sports Club / LA (103,372 SF, 36.6% of NRA, 34.5% of underwritten base rent). MCAFCF Tenant Boston LLC, d/b/a Sports Club / LA - Boston, leases 103,372 SF at the Millennium Boston Retail Property and operates the space as a health club. The lease began on September 4, 2001, and has a current expiration date of September 3, 2035, with two 14-year lease renewal options. The tenant has the right to terminate its lease pertaining to 7,876 SF of its space (without a reduction in base rent) and discontinue CAM reimbursements associated with such terminated space (currently approximately $2,166 per month). The Millennium Boston Retail Mortgage Loan sponsor is an indirect 50% owner of the Sports Club/ LA tenant.

CVS (12,779 SF, 4.5% of NRA, 7.1% of underwritten base rent). Massachusetts CVS Pharmacy, L.L.C., and affiliate of CVS Caremark (NYSE: CVS) leases 12,779 SF at the Millennium Boston Retail Property. The lease began on March 11, 2003, and has a current expiration date of June 30, 2023, with no lease renewal options. CVS operates approximately 7,300 retail stores. The company reported 2011 net revenues of approximately $107.1 billion, and an operating profit of approximately $6.33 billion.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

The following table presents a summary regarding tenants at the Millennium Boston Retail Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annual Underwritten Base Rent (PSF)	Lease Expiration	2011-2012 Sales PSF/Screen	UW Occupancy Cost as a % of Sales
Loews Theatres	NR/NR/B	136,011	48%	$3,760,000	47%	$27.64	6/30/2021	$877,365	32.2%
Sports Club / LA	NR/NR/NR	103,372	37%	$2,750,000	34%	$26.60	9/3/2035(2)	$169	19.0%
CVS	BBB+/Baa2/BBB+	12,779	5%	$568,699	7%	$44.50	6/30/2023	NAV	NAV
Avila	NR/NR/NR	8,144	3%	$276,896	3%	$34.00	3/31/2021	NAV	NAV
Roche Bobois	NR/NR/NR	7,900	3%	$237,000	3%	$30.00	8/31/2016	NAV	NAV
Cathay Bank	BB/NR/NR	6,000	2%	$252,000	3%	$42.00	7/31/2014	NAV	NAV
Sip Wine Bar & Kitchen	NR/NR/NR	4,731	2%	$89,260	1%	$18.87	3/1/2028	NAV	NAV
SieMatic Mobelwerke USA	NR/NR/NR	1,664	1%	$91,520	1%	$55.00	11/30/2017	NAV	NAV
Avery Provision Company	NR/NR/NR	1,465	1%	$35,853	0%	$24.47	2/29/2028	NAV	NAV
Vacant Space		0	0%	$0	0%	$0.00
Total / Wtd. Avg.		282,066	100%	$8,061,228(3)	100%	$28.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)
The Sports Club has the right to terminate its lease at any time with respect to 7,876 SF of its space. Upon such termination, the base rent would not be reduced; however, the CAM reimbursement would be reduced by approximately $2,166 per month.

(3)	The Total Annualized Underwritten Base Rent does not include income from the parking component of the Millennium Boston Retail Property. The underwritten parking income is $3,630,000.

The following table presents certain information relating to the lease rollover at the Millennium Boston Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	1	8,144	$30.94	3%	3%	$252,000	3%	3%
2015	0	0	$0.00	0%	2%	$0	0%	3%
2016	1	7,900	$30.00	3%	5%	$237,000	3%	6%
2017	0	0	$0.00	0%	5%	$0	0%	6%
2018	1	1,456	$62.47	1%	6%	$91,520	1%	7%
2019	0	0	$0.00	0%	6%	$0	0%	7%
2020	0	0	$0.00	0%	6%	$0	0%	7%
2021	2	137,675	$28.00	49%	55%	$4,036,896	50%	57%
2022	0	0	$0.00	0%	55%	$0	0%	57%
2023	1	12,779	$44.50	5%	60%	$568,699	7%	64%
2024	0	0	$0.00	0%	60%	$0	0%	64%
2025 & Beyond	3	114,103	$25.20	40%	100%	$2,875,113	36%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total / Wtd. Avg.	9	282,066	$28.58	100%		$8,061,228	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

The Market.  The Millennium Boston Retail Property is located in the Midtown/Theater District of downtown Boston. The area is adjacent to the Boston Common between the Back Bay and Financial Districts. According to the appraiser, as of June 30, 2012, overall Boston retail vacancy was 7.1% with an average asking rent of $21.83 PSF. The Midtown/Theater District submarket had an average asking rent of $24.02 PSF. Population within a three-mile radius is estimated at 407,257 and average annual household income is approximately $75,965, for 2012. Within a one-mile radius, the population is approximately 60,821 and the average annual household income is estimated at $106,879. Below is a chart of retail anchor and in-line rent comparable properties:

Competitive Property Summary
Property	Lease Date	Lease Size	Tenant Name	Initial Rent PSF	Term (years)	Lease Type	Rent Steps
The Newbry 501 Boylston Street (anchor)	2012	38,425	Nordstrom Rack	$68.00	10	Net	Effective Rate Shown
Storefront Retail 100 Newbury Street (anchor)	2012	27,000	H&M	$62.00	10	Net	Effective Rate Shown
Stand Alone Retail Building 234 Berkeley Street (anchor)	9/2011	42,000	Restoration Hardware	$89.29	15	Net	NAP
Gym Lease 101 Dartmouth Street (anchor)	6/2006	46,000	Equinox Sports Club	$31.50	15	Net	NAP
The Newbry 501 Boylston Street (anchor)	2/2006	35,908	Boston Sports Club	$28.33	15	Net	NAP
Office Building 84 Summer Street (in-line)	4/2012	1,700	B. Good	$68.00	10	Net	$74/SF in Yr. 6
Office Building 349 Washington Street (in-line)	4/2011	4,275	AT&T	$82.00	10	Net	$92/SF in Yr. 6
Office Building 263 Washington Street (in-line)	6/2011	1,450	Eat Kitchen	$75.00	10	Net	Yr 4 $82.75, Yr 7 $84.75
Restaurant 25 School Street (in-line)	2/2011	9,985	Scholars	$35.00	10	Gross	$0.50/SF annual increases
Bryant on Columbus 303 Columbus Avenue (in-line)	1/2012	2,188	Urban Grape	$40.00	10	Net	10% midterm increase

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Boston Retail Property:

Cash Flow Analysis
	2010	2011	9/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,876,648	$7,920,878	$7,963,036	$8,061,228	$28.58
Percentage Rent	$369,836	$431,580	$441,132	$450,000	$1.60
Total Reimbursements	$2,776,103	$2,699,954	$2,661,078	$3,019,210	$10.70
Other Income(2)	$3,003,223	$3,183,589	$3,766,738	$3,792,484	$13.45
Less Vacancy & Credit Loss	$0	$0	$0	($644,461)	($2.28)
Effective Gross Income	$14,025,810	$14,236,001	$14,831,984	$14,678,461	$52.04
Total Operating Expenses	$4,083,406	$4,054,736	$4,028,818	$4,618,040	$16.37
Net Operating Income	$9,942,403	$10,181,265	$10,803,167	$10,060,421	$35.67
TI/LC	$0	$0	$0	$167,551	$0.59
Capital Expenditures	$0	$0	$0	$44,444	$0.16
Net Cash Flow	$9,942,403	$10,181,265	$10,803,167	$9,848,426	$34.91
Occupancy %	100.0%	100.0%	100.0%	92.0%
NOI DSCR	1.57x	1.61x	1.71x	1.59x
NCF DSCR	1.57x	1.61x	1.71x	1.56x
NOI Debt Yield	9.2%	9.4%	10.0%	9.3%
NCF Debt Yield	9.2%	9.4%	10.0%	9.1%

(1)
Historical and Underwritten Gross Potential Rent includes actual property vacancy. Underwritten Gross Potential Rent includes $57,514 of contractual rent steps through May 1, 2013 and $27,511 of average straight line rent increase over the loan term for CVS (lease though 2023).

(2)	Underwritten Other Income includes parking income ($3,630,000) and other miscellaneous income ($162,484).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

Escrows and Reserves.  During the continuance of a Cash Management Sweep Period (as defined below), the Millennium Boston Retail Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless an affiliate of the Millennium Boston Retail Borrower or the Millennium Boston Retail condominium board maintains insurance under an acceptable blanket insurance policy). The Millennium Boston Retail Borrower is also required, (i) during the continuance of a Cash Management Sweep Period, to make monthly deposits of $5,892 for replacement reserves and (ii) during the continuance of a Cash Management Sweep Period that is caused by the failure of American Multi-Cinema, Inc. (“Loews”) to extend the term of its lease agreement dated December 18, 2000 entered into with Millennium Boston Retail Borrower’s predecessor in interest (the “Loews Lease”), prior to August 1, 2020 (such failure, the “Loews Extension Failure”), to deposit remaining available funds in the lockbox account as described below under “Lockbox and Cash Management”, for TI/LC reserves to be utilized for the space demised pursuant to the Loews Lease or in connection with Loews’ extension of the Loews lease, up to the Loews TI/LC Reserve Amount (as defined below).

Lockbox and Cash Management. All tenants of the Millennium Boston Retail Property have been directed to send their rents to a lockbox address maintained by Klik Technologies, Corp., a New York corporation (“Klik”). Klik processes all checks sent to the lockbox address and then remits all amounts otherwise payable to each Millennium Boston Retail Borrower into a deposit account for such Millennium Boston Retail Borrower, which deposit account is held by the cash management bank and which the Lender has been granted a security interest in. Klik has been notified pursuant to a direction letter sent at closing that Klik is permitted only to take direction from the lender and not the Millennium Boston Retail Borrower regarding remittances to the lockbox address. The Millennium Boston Retail Loan has springing cash management. Provided a Cash Management Sweep Period has not commenced, funds in the deposit accounts are swept daily to operating accounts designated by the Millennium Boston Retail Borrower. During the continuance of a Cash Management Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Millennium Boston Retail Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to remit to Millennium Boston Retail Borrower funds sufficient to pay operating expenses pursuant to the approved annual budget, to pay to a mezzanine lender (if a Permitted Mezzanine Loan (defined below) then exists) funds equal to the lesser of (i) the actual principal and interest payments due under a Permitted Mezzanine Loan and (ii) interest payable under such Permitted Mezzanine Loan assuming an interest rate of 8.0% per annum, and to deposit, if the Cash Management Sweep Period was caused by a Loews Extension Failure, remaining available funds into the TI/LC reserve until the funds therein equal the Loews TI/LC Reserve Amount, and if the Cash Management Sweep Period was not due to a Loews Extension Failure, to remit the remainder to an account to be held by the lender as additional security for the Millennium Boston Retail Mortgage Loan.

A “Cash Management Sweep Period” will (a) commence upon the occurrence of an event of default and continue until such event of default is cured, (b) commence upon the debt yield being less than 8.5% as of the last day of any calendar quarter and continue until the debt yield is equal to or greater than 8.75% for two consecutive calendar quarters, (c) commence upon (i) the Bankruptcy Event of Loews and/or MP Sports Club Boston LLC (“The Sports Club”) or (ii) Loews and/or The Sports Club “going dark” and ceasing to operate its business in the applicable space, and continue until (A) with respect to clause (i), Loews or The Sports Club, as applicable, affirms its respective lease in connection with the Bankruptcy Event, (B) with respect to clause (i) or (ii), the space occupied by Loews and/or The Sports Club, as applicable, is leased to third party tenants pursuant to leases approved or deemed approved by lender and such tenants have commenced paying rent under replacement leases as evidenced by an estoppel certificate delivered to lender and amounts sufficient to pay all leasing commissions and tenant improvements with respect to such replacement leases are deposited with the lender, or (C) with respect to clause (ii), Loews and/or The Sports Club, as applicable, re-commences operation of its business at its respective leased space and re-commences paying rent under its lease, or (d) commence upon a Loews Extension Failure and continue until the earlier of (i) (A) Loews has renewed the Loews Lease or (B) substantially all of the Loews space is leased to third party tenants in accordance with the loan agreement for a net rental rate of not less than $25.00 PSF and (ii) the amount that the Millennium Boston Retail Borrower is required to pay out of pocket for leasing commissions and tenant improvements plus the amount of any projected shortfall in net operating income required to pay debt service due to the free rent periods granted to Loews or a new tenant (the “Loews TI/LC Reserve Amount”) have been deposited in the TI/LC reserve.

“Bankruptcy Event” means with respect to a person, (a) the filing of a voluntary or involuntary bankruptcy petition against such person, (b) such person files, consents to or acquiesces in writing in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or its property, (c) such person makes an assignment for the benefit of creditors, or (d) there is substantive consolidation of such person with any other person in connection with a bankruptcy proceeding.

Property Management. The Millennium Boston Retail Property is managed by Millennium Partners Massachusetts Property Management LLC, an affiliate of the Millennium Boston Retail Borrower.

Mezzanine Loan and Permitted Pledges.  Upper tier debt secured by pledges of indirect ownership interests in the Millennium Boston Retail Borrower (or the non-recourse carve-out guarantor) is permitted to be obtained by owners of the Millennium Boston Retail Borrower subject to various conditions including:  (i) the fair market value of the indirect interests in the Millennium Boston Retail Borrower that are subject to the pledge must be 20% or less of the fair market value of the assets pledged by the applicable pledgor in connection with the indebtedness related to such pledge, (ii) the indirect interests must represent less than 49% of the beneficial interests in the Millennium Boston Retail Borrower (but excluding for purposes of this clause (ii) pledges of interests in the non-recourse carve-out guarantor) and (iii) following any transfer resulting from such pledge, (x) specified individuals, trusts and funds that were in the ownership structure at loan origination or one or more permitted transferees affiliated with Westbrook, in the aggregate and in any combination of the foregoing, own, directly or indirectly, and have the exclusive power to vote, directly or indirectly, 51% or more of the outstanding fully diluted voting equity of each Millennium Boston Retail Borrower, and two or more of Christopher M. Jeffries, Philip H. Lovett or Philip E. Aarons, and/or one or more permitted transferees affiliated with Westbrook, controls each Millennium Boston Retail Borrower, or (y) one or more “permitted transferees” (as such term is defined in the loan agreement for the Millennium Boston Retail Mortgage Loan)  own, directly or indirectly, and have the exclusive power to vote, directly or indirectly, 51% or more of the outstanding fully diluted voting equity of each Millennium Boston Retail Borrower, and controls each Millennium Boston Retail Borrower or (z) a person for which lender has received a rating agency confirmation owns in the aggregate directly or indirectly 51% or more of the interests in each Millennium Boston Retail Borrower and controls each Millennium Boston Retail Borrower. Transfers of direct or indirect interests in a Millennium Boston Retail Borrower are also permitted provided the conditions set forth in clause (iii) above are satisfied.

In addition, future mezzanine financing (a “Permitted Mezzanine Loan”) is permitted subject to various conditions including, among others: (i) no event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 75% (based upon a new appraisal obtained by lender) or an aggregate debt service coverage ratio less than 1.15x (or, if the mezzanine borrower is an upper tier entity, the “consolidated” loan-to-value ratio does not exceed 75% and the “consolidated” debt service coverage ratio is not less than 1.15x, in each case as determined pursuant to the Millennium Boston Retail Mortgage Loan Documents), (iii) the collateral for the mezzanine loan includes only pledges of the direct or indirect equity interests in the Millennium Boston Retail Borrower, any accounts established under a separate mezzanine cash management arrangement and any other collateral unrelated to the Millennium Boston Retail Borrower or the Millennium Boston Retail Property, (iv) the mezzanine

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Millennium Boston Retail

lender shall be an entity approved by the rating agencies or listed as being a “permitted transferee” in the Millennium Boston Retail Loan documents, or an entity approved by the lender in its sole discretion, (v) the mezzanine lender shall enter into an intercreditor agreement reasonably acceptable to the lender under the Millennium Boston Retail Mortgage Loan, (vi) if the mezzanine loan is a floating rate loan, such loan shall require that an interest rate cap (or other interest rate protection agreement) be maintained during the term which causes the aggregate debt service coverage ratio to be no less than 1.15x, and (vii) the Millennium Boston Retail Borrower shall deliver to lender a revised substantive non-consolidation legal opinion acceptable to lender.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Provided no event of default has occurred and is uncured, the Millennium Boston Retail Borrower may, after the date that is two years from the closing of the securitization and prior to October 6, 2022 (the “Open Prepayment Date”), voluntarily defease all or a portion of the Millennium Boston Retail Mortgage Loan and in connection therewith obtain a release of the lien of the mortgage or a partial release of the lien of the mortgage as to any of the Sports Club Unit (as defined below), One Charles Unit (as defined below) and/or Cathay Bank Premises (as defined below), provided, among other conditions, (i) the Millennium Boston Retail Borrower defeases 115% of $36,000,000 with respect to the Sports Club Unit, 115% of $4,500,000 with respect to the One Charles Unit, and 115% of $3,000,000 with respect to the Cathay Bank Premises (each such amount, an “Applicable Release Amount”), respectively; and (ii) after giving effect to the partial defeasance and release of the lien of the mortgage encumbering the Sports Club Unit only, the loan to value ratio with respect to the remaining Millennium Boston Retail Property will not be greater than 62% and the debt yield with respect to the remaining Millennium Boston Retail Property will not be less than the debt yield immediately prior to such partial defeasance.

In addition to the Borrower’s right to effectuate a partial defeasance, provided no event of default exists, the Millennium Boston Retail Borrower may prepay a portion of the Millennium Boston Retail Mortgage Loan in order to effectuate a partial release of the lien of the mortgage as to any of the Sports Club Unit, the One Charles Unit and/or the Cathay Bank Premises, provided, among other conditions, (i) the Millennium Boston Retail Borrower partially prepays the Millennium Boston Retail Mortgage Loan in an amount equal to 115% of the Allocated Loan Amount with respect to the portion of the Millennium Boston Retail Property released plus, if the prepayment occurs prior to the Open Prepayment Date, the Millennium Boston Retail Borrower pays a prepayment premium equal to the greater of 2% of the principal amount prepaid and yield maintenance, and (ii) after giving effect to the release of the lien of the mortgage encumbering the Sports Club Unit only, the loan to value ratio with respect to the remaining Millennium Boston Retail Property will not be greater than 62% and the debt yield with respect to the remaining Millennium Boston Retail Property will not be less than the debt yield immediately prior to the partial release.

“Sports Club Unit” is a condominium unit in the Millennium Place commercial condominium currently leased to the Sports Club/ LA tenant.

“One Charles Unit” is, collectively, commercial units A and B in the One Charles condominium.

“Cathay Bank Premises” is the portion of the Millennium Boston Retail Property located at the Millennium Place commercial condominium that is leased to Cathay Bank at closing.

Terrorism Insurance.  Generally, the Millennium Boston Retail Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Millennium Boston Retail Property; provided, that the Millennium Boston Retail Borrower shall not be obligated to spend an amount equal to more than two times the annual insurance premium that is payable for a separate “special form” or “all risks” policy insuring only the Millennium Boston Retail Property on a stand-alone basis (including the all-risk and business interruption insurance but allowing for the elimination of the premium paid for the terrorism and perils of wind and flood) and if the cost of required terrorism insurance exceeds such cap amount then the Millennium Boston Retail Borrower will be required to purchase the maximum amount of insurance available with funds equal to the cap amount.

Condominium Directors and Managers.  The Millennium Place property is subject to both a “primary condominium” which includes several units, one of which is the “Commercial Unit”, and the “commercial condominium” which is a condominium regime affecting just the “Commercial Unit” of the primary condominium. The collateral for the Millennium Boston Retail Mortgage Loan as it relates to Millennium Place is comprised of different units within the “commercial condominium” but does not include all of the units within such “commercial condominium”. The commercial condominium association is governed by a board of five managers, three of which are appointed by the Millennium Boston Retail Borrower as the owner of the various units which are the collateral for the Millennium Boston Retail Mortgage Loan. The owner of the Sports Club Unit has the right to appoint one of the three managers; therefore, if the Sports Club Unit is released from the Millennium Boston Retail Mortgage Loan, the Millennium Boston Retail Borrower will only have the right to appoint two of the five managers of the board of the commercial condominium association. The elected managers of the commercial condominium association board appoint the officers of such association which in turn comprise four out of the seven managers on the primary condominium association board. In addition, the One Charles property is subject to a separate condominium regime. Only one out of the five directors on the governing board for the One Charles condominium association is appointed by the Millennium Boston Retail Borrower. With respect to each such condominium board, actions of the board generally require approval of at least a majority of the board members.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

Mortgage Loan No. 4 – Hilton Boston Back Bay

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

Mortgage Loan No. 4 – Hilton Boston Back Bay

Charlestown
Boston Harbor
CAMBRIDGE
North End
Charles River
Beacon Hill
Millennium Boston Retail
Boston Common
BOSTON
Hilton Boston Back Bay
40 Dalton Street
Boston, MA 02115
Back Bay
Chinatown
Seaport District
Massachusetts Turnpike
Fenway
Back Bay Fens
South End
Roxbury
SUFFOLK COUNTY
MIDDLESEX COUNTY
Briggs Field
Charles River Reservation
Boston Public Garden
RED LINE
GREEN LINE
Longfellow Bridge
Memorial Dr
Storrow Memorial Dr
Beacon St
Commonwealth Ave
Boylston
Tufts Medical Center
NE Med Center
South Station
Roxbury Crossing
Malcolm X Blvd
BOSTON
Cambridge
Newton
Brookline
Quincy
Milton
Dedham
Westwood
Norwood
Waltham
Somerville
Atlantic Ocean

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

Mortgage Loan No. 4 – Hilton Boston Back Bay

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	40 Dalton Street Boston, MA 02115
Original Balance:	$103,000,000
Cut-off Date Balance:	$103,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Number of Units:	390 Rooms
Borrower Name(s):	PIM Boston Back Bay LLC			Cut-off Date Balance Per Unit/SF:	$264,103
Sponsor:	Ashford Hospitality Limited Partnership; PRISA REIT Operating LP			Balloon/ARD Balance Per Unit/SF:	$241,603
				Year Built / Year Renovated:	1982; 1998 / 2007-2008
Mortgage Rate:	4.380%			Title Vesting:	Fee
Note Date:	12/17/2012			Property Manager:	Remington Boston Employers, LLC
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2018			UW Revenues:	$32,656,116
IO Period:	None			UW Expenses:	$20,199,417
Original Term to Maturity or ARD:	60 months			UW NOI:	$12,456,700
Seasoning:	0 months			UW NCF:	$11,150,455
Original Amortization Term:	360 months			UW NOI DSCR:	2.02x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.81x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	YM1 (24), DEF/YM1 (32), O (4)			UW NCF Debt Yield:	10.8%
Lockbox/Cash Management:	Soft / In Place			UW NCF Debt Yield at Maturity:	11.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$12,596,678 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$11,483,809 (12/31/2011)
Mezzanine Debt(1):	In Place			Third Most Recent NOI (As of):	$10,855,428 (12/31/2010)
Reserves(2)				Appraised Value:	$176,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/25/2012
RE Tax:	$530,000	$183,004	NAP	Cut-off Date LTV Ratio:	58.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	53.5%
FF&E:	$0	$108,854	NAP	Occupancy Rate (As of):	86.6% (10/31/2012)
PIP:	$5,000,000	$0	NAP	2nd Most Recent Occupancy (As of):	84.2% (12/31/2011)
				3rd Most Recent Occupancy (As of):	86.9% (12/31/2010)

(1)
The total mezzanine debt amount is $381,930,313 (as of 12/27/2012). The mezzanine debt is secured by a total of 28 hospitality properties, including the Hilton Boston Back Bay Property, on a cross collateralized basis. See “—Mezzanine Loan and Preferred Equity” below for further details.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hilton Boston Back Bay Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “Hilton Boston Back Bay Mortgage Loan”) is a mortgage loan evidenced by a note in the original principal amount of $103,000,000 and is secured by a first priority fee mortgage encumbering the hospitality property known as the Hilton Boston Back Bay in Boston, Massachusetts (the “Hilton Boston Back Bay Property”). Proceeds of the Hilton Boston Back Bay Mortgage Loan were used to refinance a previously existing loan, in the approximate amount of $63,438,411, secured by Hilton Boston Back Bay Property. In addition, approximately $31,909,095 of Hilton Boston Back Bay Mortgage Loan proceeds was used to repay portions of the  Hilton Boston Back Bay and Affiliates Mezzanine Loans (defined below). See “— Mezzanine Loan and Preferred Equity” below for further details.

The Hilton Boston Back Bay Mortgage Loan had an initial term and has a remaining term of 60 months. The Hilton Boston Back Bay Mortgage Loan requires payments of principal and interest for its entire term and has a scheduled maturity date of January 1, 2018. Voluntary prepayment of the Hilton Boston Back Bay Mortgage Loan is permitted in whole on any date together with the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Hilton Boston Back Bay Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

The Borrower and the Sponsor.  The borrower is PIM Boston Back Bay LLC, a single purpose Delaware limited liability company, with two independent directors (the “Hilton Boston Back Bay Borrower”). The Hilton Boston Back Bay Borrower is 100% indirectly owned in a joint venture by Ashford Hospitality Limited Partnership (71.74%) and PRISA III Investments, LLC (28.26%). The Hilton Boston Back Bay Borrower leases its fee interest in the Hilton Boston Back Bay Property to an affiliated operating company, PIM TRS Boston Back Bay LLC,(“PIM TRS”) which operates the Hilton Boston Back Bay Property. The operating lease with PIM TRS is fully subordinate to the Hilton Boston Back Bay Mortgage Loan. Ashford Hospitality Limited Partnership and PRISA III REIT Operating LP are the non-recourse carve-out guarantors.

Ashford Hospitality Limited Partnership is the investment and operational subsidiary of Ashford Hospitality Trust (NYSE: AHT), a self-administered REIT that invests in in all hospitality segments including direct hotel investments, first mortgages, mezzanine loans and sale lease-back transactions. As of September 30, 2012, AHT reported total assets of approximately $3.5 billion, total Liabilities of approximately $2.5 billion and total equity of approximately $900 million. PRISA III REIT Operating LP (“PRISA”) is the real estate investment management business of Prudential Financial, Inc. As of June 30, 2012, PRISA reported total assets of approximately $2 billion, total liabilities of approximately $715 million and net assets of approximately $1.2 billion.

The Mortgaged Property.  The Hilton Boston Back Bay Property is a 390-room (209 standard king, 176 queen and five suites), 25-story, full-service hotel on 0.73 acres located in Boston, Massachusetts. In addition to its guest rooms and suites, the hotel contains the 84 seat Diamond Lounge & Restaurant, a Starbucks café, an indoor swimming pool, a business center and 15,272 SF of meeting space in 13 rooms including two ballrooms. The Hilton Boston Back Bay Property has an adjacent parking garage with 209 spaces. The Hilton Boston Back Bay Property was originally constructed in 1982 with 346 rooms. In 1998, 44 rooms were added. A major property renovation took place in 2007-2008 and a renovation to 66 guestrooms is planned for the first quarter of 2013. The current Hilton franchise agreement expires on December 31, 2025.

The Hilton Boston Back Bay Property is located in Boston’s Back Bay neighborhood, which is the second largest office submarket in downtown Boston. The Back Bay office market contains approximately 13.0 million SF of office space, including the John Hancock Tower and Prudential Tower. Liberty Mutual is currently constructing a 590,000 SF office building in the submarket that will be 100% occupied as part of Liberty Mutual’s world headquarters. According to the appraiser, the Back Bay neighborhood is considered Boston’s 24-hour district, which includes desirable retail, residential, and office inventories, as well as the Hynes Veterans Memorial Convention Center.

In 2011, transient users accounted for an estimated 80% of demand at the Hilton Boston Back Bay Property, followed by meeting and group demand at 20%. In 2011, the Hilton Boston Back Bay Property achieved an overall occupancy penetration of 114.5%, and ADR penetration of 94.2% and a RevPAR penetration of 107.9%.

The Market.  The Hilton Boston Back Bay Property is located at the northwest corner of Dalton Street and Belvidere Street near the Hynes Veterans Memorial Convention Center, the Prudential Center complex and Copley Square within Boston’s Back Bay submarket. According to the appraiser, the Hilton Boston Back Bay Property is one of four hotels that primarily cater to the Hynes Veterans Memorial Convention Center, which is located three blocks away. Demand is also generated by the significant office development in the submarket, as well as the Longwood Medical and Academic Area, which has over 40,000 employees and 18,000 students, and other medical centers and universities in or near the Back Bay submarket.

According to the appraiser, the larger downtown Boston hospitality market, encompassing over 18,000 rooms, showed an average RevPAR increase of 11.8% between 2010 and 2011 and 6.3% between 2011 and 2012. YTD July 2012 RevPAR growth was 12.5% compared to the same period in 2011. RevPAR was $168.94 during the third quarter of 2012, up 10.0% over the same period 2011, and surpassing the prior record of $155.98 in 2007. Three hotels are presently under construction in the larger market including a 128-room Residence Inn at the Boston Logan Airport, a 175-room Residence Inn near Fenway Park, and a 120-room Residence Inn in the Seaport District.

The current eight-hotel primary competitive property set, including the Hilton Boston Back Bay Property, includes 4,594 rooms. This direct competitive set is detailed in the following chart:

Property	Rooms	2011 Occupancy	2011 ADR	2011 RevPAR	2010 Occupancy	2010 ADR	2010 RevPAR
Hilton Boston Back Bay Property	390	86%	$193.50	$167.27	87%	$185.06	$160.88
Fairmont Copley Plaza	383	71%	$245.00	$173.95	73%	$230.00	$167.90
The Back Bay Hotel	225	73%	$225.00	$164.25	71%	$210.00	$149.10
Sheraton Hotel Boston	1,220	71%	$184.00	$130.64	69%	$193.00	$133.17
Marriott Boston Copley Place	1,145	78%	$197.00	$153.66	77%	$198.00	$152.46
Westin Copley Place	803	77%	$234.00	$180.18	77%	$227.00	$174.79
Copley Square Hotel	143	74%	$211.00	$156.14	70%	$198.00	$138.60
The Colonnade	285	74%	$195.00	$144.30	72%	$187.00	$134.64
Total / Wtd. Avg.	4,594	76%	$205.41	$155.04	75%	$203.24	$151.54

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Boston Back Bay Property:

Cash Flow Analysis
	2010	2011	10/31/2012 TTM	UW	UW per Room
Occupancy %	86.9%	86.0%	86.6%	86.6%
ADR	$185.06	$198.57	$211.67	$211.67
RevPAR	$160.88	$167.27	$183.28	$183.28

Rooms Revenue	$22,901,387	$23,811,417	$26,161,744	$26,090,264	$66,898
Food & Beverage Revenue	$4,187,260	$4,453,367	$4,684,312	$4,671,513	$4,857
Other Income	$1,891,675	$1,918,882	$1,899,529	$1,894,339	$11,978
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$28,980,322	$30,183,666	$32,745,585	$32,656,116	$83,734
Total Expenses	$18,124,894	$18,699,857	$20,148,907	$20,199,417	$51,793
Net Operating Income	$10,855,428	$11,483,809	$12,596,678	$12,456,699	$31,940
FF&E	$1,159,213	$1,111,257	$1,213,734	$1,306,245	$3,349
Net Cash Flow	$9,696,215	$10,372,552	$11,382,944	$11,150,454	$28,591
NOI DSCR	1.76x	1.86x	2.04x	2.02x
NCF DSCR	1.57x	1.68x	1.84x	1.81x
NOI Debt Yield	10.5%	11.1%	12.2%	12.1%
NCF Debt Yield	9.4%	10.1%	11.1%	10.8%

Escrows and Reserves.  The Hilton Boston Back Bay Borrower deposited $530,000 in escrow at loan origination with Chicago Title Insurance Company for the payment of third quarter real estate taxes due February 1, 2013 and is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums monthly (unless the Hilton Boston Back Bay Borrower maintains insurance under an acceptable blanket insurance policy). The Hilton Boston Back Bay Borrower is also required to make monthly deposits of 4.00% of the operating income for the most recent calendar month for which monthly financial reports have been delivered for FF&E reserves. At closing, the Hilton Boston Back Bay Borrower deposited $5,000,000 into a property improvement reserve account.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Hilton Boston Back Bay Mortgage Loan. The Hilton Boston Back Bay Mortgage Loan has in place cash management. Funds in the lockbox account (generally all hotel revenues received by Hilton Boston Back Bay Borrower and PIM TRD from the manager and remaining after payment by manager of all operating expenses, including, without limitation, management fees, working capital reserves and other amounts payable pursuant to the management agreement) are applied on each monthly payment date in the following order:

(i) to pay real estate taxes and property insurance,

(ii) to pay debt service on the Hilton Boston Back Bay Mortgage Loan,

(iii) to fund required FF&E deposits as described above under “ —Escrows and Reserves”,

(iv)  to transfer, during a Cash Sweep Reserve Period (as defined below) which is not caused by an event of default on the Hilton Boston Back  Bay Mortgage Loan or by a Mezzanine Loan Maturity Default Cash Sweep Event (as defined below), if any Hilton Boston Back Bay and Affiliates Mezzanine Loan (as defined below) is unsatisfied, to the applicable cash management account for such Hilton Boston Back Bay and Affiliates Mezzanine Loan (in numerical order of priority) the pro rata share of the Hilton Boston Back Bay and Affiliates Mezzanine Loan monthly debt service allocable to the Hilton Boston Back Bay Property (calculated as such monthly debt service multiplied by the quotient of (i) the aggregate allocated loan amount allocable to the Hilton Boston Back Bay Property under the mezzanine loan agreements divided by (ii) the aggregate allocated loan amount of the Hilton Boston Back Bay and Affiliates Mezzanine Loans) (or if the Hilton Boston Back Bay and Affiliates Mezzanine Loan has been refinanced and the new mezzanine loan is unsatisfied, to an account designated by the new lender to pay its monthly debt service), and

(iv)  to transfer the remainder, if any Hilton Boston Back Bay and Affiliates Mezzanine Loan is unsatisfied, to the applicable cash management account for such Hilton Boston Back Bay and Affiliates Mezzanine Loan (in numerical order of priority) (or if the Hilton Boston Back Bay and Affiliates Mezzanine Loan has been refinanced and the new mezzanine loan is unsatisfied, to an account designated by the new mezzanine lender to pay its monthly debt service), (or to the Hilton Boston Back Bay Borrower, if there is no mezzanine indebtedness outstanding); provided that, notwithstanding the foregoing, during a Cash Sweep Reserve Period, the remainder will be remitted to an account to be held by the lender as additional security for the Hilton Boston Back Bay Mortgage Loan; provided, further, that in the circumstances described in the last sentence of the definition of the Cash Sweep Reserve Period, the immediately preceding proviso will not be of any force or effect.

A “Cash Sweep Reserve Period” will:

(i)   commence upon the occurrence of an event of default and continue until the event of default is cured (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (ii) through (v) below); or

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

(ii)  commence upon the debt service coverage ratio as of the last day of any calendar quarter being less than 1.25x and continue until the debt service coverage ratio shall be equal to or greater than 1.25x for three consecutive calendar quarters (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i) or (iii) through (v)); or

(iii)  commence upon a default by the operating lessee under the franchise agreement beyond notice and cure periods and continue until lender has received evidence reasonably acceptable to lender that either the operating lessee has cured all defaults under the franchise agreement and the operating lessee has not defaulted under the franchise agreement for sixty consecutive days or the operating lessee has entered into a replacement franchise agreement with a “qualified franchisor” (as defined in the loan documents for the Hilton Boston Back Bay Mortgage Loan) and has been operating the hotel for sixty consecutive days without a default under the replacement franchise agreement (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clause (i), (ii), (iv) or (v)); or

(iv)  commence upon a termination or cancellation of the franchise agreement and continue until the operating lessee has entered into a replacement franchise agreement with a “qualified franchisor” (as defined in the loan documents for the Hilton Boston Back Bay Mortgage Loan), been in actual physical possession of the hotel under the replacement franchise agreement for sixty consecutive days and neither the operating lessee nor franchisor is in default under the replacement franchise agreement (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iii) or (v)); or

(v)  commence upon a Mezzanine Loan Maturity Default Cash Sweep Event (as defined below) and continue until the Hilton Boston Back Bay and Affiliates Mezzanine Loan is paid in full or the maturity date of the Hilton Boston Back Bay and Affiliates Mezzanine Loan is extended by the mezzanine lender or the mezzanine lender forecloses on the equity collateral in connection with the exercise of rights and remedies under the mezzanine loan documents for the Hilton Boston Back Bay and Affiliates Mezzanine Loan (and no other event is in effect that would cause a Cash Sweep Reserve Period pursuant to clauses (i) through (iv)). Notwithstanding the foregoing, none of the events described above will cause a Cash Sweep Reserve Period to commence, if, prior to satisfaction of the Hilton Boston Back Bay and Affiliates Mezzanine Loan (but not any Permitted Mezzanine Loan Refinancing (as defined below)) and assuming no mezzanine lender foreclosure with respect to the most senior Hilton Boston Back Bay and Affiliates Mezzanine Loan and no event of default under the Hilton Boston Back Bay Mortgage Loan or event of default under the Hilton Boston Back Bay and Affiliates Mezzanine Loan has occurred and is continuing, a Senior Mezzanine Cash Sweep Event has occurred and is continuing.

A “Mezzanine Loan Maturity Default Cash Sweep Event” means any borrower under a Hilton Boston Back Bay and Affiliates Mezzanine Loan fails either to pay in full its outstanding indebtedness at or prior to maturity or to extend the maturity date pursuant to and in accordance with the related mezzanine loan documents.

A “Senior Mezzanine Cash Sweep Event” means any one of the following events has occurred: (i) an event of default under the Hilton Boston Back Bay and Affiliates Mezzanine Loan has occurred and is continuing, (ii) an event of default under that certain amended and restated mortgage loan agreement, dated March 10, 2011, with BRE/HH Acquisitions L.L.C. and Barclays Capital Real Estate Finance Inc. or an event of default under either the Hilton Boston Back Bay Mortgage Loan or the mortgage loan dated December 27, 2012 made by MSMCH to affiliates of the Hilton Boston Back Bay Borrower in the amount of $112,600,000 has occurred and is continuing, (iii) the aggregate debt yield (calculated with reference to the mortgage loans referred to in the immediately preceding clause (ii) and the three most senior Hilton Boston Back Bay and Affiliates Mezzanine Loans) is less than 7.5% (at any time up to June 29, 2013) or 8.5% (at any time after June 29, 2013 up to June 29, 2014) or 9.5% (at any time after June 29, 2014 up to June 29, 2015), (iv) a cash sweep event occurs under the mortgage loan agreement referred to in clause (ii) above with BRE/HH Acquisitions L.L.C. or (v) a property manager enters a bankruptcy proceeding (but in the case of this clause (v), then the Senior Mezzanine Cash Sweep Event shall relate solely to the cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service based upon allocated loan amounts at the properties that are then managed by the manager that is subject to such bankruptcy proceeding).

Property Management.  The Hilton Boston Back Bay Property is managed by Remington Boston Employers, LLC, an affiliate of the Hilton Boston Back Bay Borrower.

Mezzanine Loan and Preferred Equity.  There are four separate mezzanine loans in place with respect to the Hilton Boston Back Bay Property, together with certain other related properties, in the aggregate outstanding principal amount of approximately $381,930,313, each dated as of December 27, 2012 (the “Hilton Boston Back Bay and Affiliates Mezzanine Loans”), each accruing interest at a weighted average rate of 8.08% per annum. The Hilton Boston Back Bay and Affiliates Mezzanine Loans, which are encumbered one through four in order of their priority of payment, and encumber indirectly a total of 28 properties, including the Hilton Boston Back Bay Property. The holders of each mortgage loan related to a covered property and the mezzanine loan lenders have entered into an intercreditor agreement (the “Hilton Boston Back Bay Intercreditor Agreement”) that governs the rights and duties of such parties. For a general description of certain rights of mezzanine loan lenders (which rights exist under the Hilton Boston Back Bay Intercreditor Agreement), see “Description of the Mortgage Pool—Material Terms and Characteristics of the Mortgage Loans—Subordinate and Other Financing” in the Free Writing Prospectus.

The Hilton Boston Back Bay and Affiliates Mezzanine Loan has a current maturity of March 9, 2014 and has two one-year term extensions, which the Hilton Boston Back Bay Borrower is required to exercise under the Hilton Boston Back Bay Mortgage Loan documents if any portion of the Hilton Boston Back Bay and Affiliates Mezzanine Loan is outstanding upon any extension option dates. Prior to any event of default relating to the Hilton Boston Back Bay Mortgage Loan, the Hilton Boston Back Bay and Affiliates Mezzanine Loan requires prepayment of up to $50,000,000 of outstanding principal balance from cash flow in excess of that needed to pay operating expenses and allocable mortgage loan and mezzanine loan debt service (“Excess Cash Flow”), and permits further prepayments at the election of the Hilton Boston Back Bay Borrower and/or certain of its affiliates. The Hilton Boston Back Bay and Affiliates Mezzanine Loan lender may also approve special projects reserves for certain Hilton Boston Back Bay Property improvements or maintenance to be funded from Excess Cash Flow and held by the Hilton Boston Back Bay and Affiliates Mezzanine Loan lender. If the Hilton Boston Back Bay and Affiliates Mezzanine lender takes control of the Hilton Boston Back Bay Borrower following a foreclosure of the equity interest of the Hilton Boston Back Bay Borrower that secure the Hilton Boston Back Bay and Affiliates Mezzanine Loan, any reserves held by the Hilton Boston Back Bay and Affiliates Mezzanine lender may be used to prepay all or part of the Hilton Boston Back Bay and Affiliates Mezzanine Loan.

Future mezzanine financing (such financing, the “Permitted Mezzanine Loan Refinancing”), which refinances the Hilton Boston Back Bay and Affiliates Mezzanine Loan (or the portion thereof relating to the Hilton Boston Back Bay Property), is permitted subject to various conditions including among other conditions: (i) no event of default exists, (ii) the principal amount of the new mezzanine loan (including all earn-out or other advance or negative amortization or similar features) will not result in an aggregate loan-to-value ratio greater than 75% (based upon a current appraisal report) or an aggregate debt yield less than 9.5% or an aggregate debt service coverage ratio less than 1.25x, (iii) the collateral for the new mezzanine loan includes only pledges of 100% of the direct or indirect ownership interests in the Hilton Boston Back Bay Borrower and the operating lessee, (iv) the new

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Hilton Boston Back Bay

mezzanine lender shall be an entity meeting the standards of a holder of a mezzanine loan as set forth in the Hilton Boston Back Bay Intercreditor Agreement and shall execute and deliver a new intercreditor agreement in the then customary form acceptable to lender, (v) the new mezzanine loan bears interest at a fixed or variable rate provided any such loan bearing interest at a variable rate requires the borrower to maintain an interest rate cap or other form of interest rate protection throughout the term acceptable to lender, (vi) the term of the new mezzanine loan is co-terminus with the term of the Hilton Boston Back Bay Mortgage Loan and (vii) Hilton Boston Back Bay Borrower shall deliver to lender a new substantive non-consolidation legal opinion and, at lender’s option, a rating agency confirmation as to the Permitted Mezzanine Loan Refinancing.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Hilton Boston Back Bay Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hilton Boston Back Bay Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

Mortgage Loan No. 5 – Barnett Industrial Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

Mortgage Loan No. 5 – Barnett Industrial Portfolio

MINNESOTA
Rochester
La Crosse
Oshkosh
Lake Michigan
WISCONSIN
MILWAUKEE
Spencer
Mason City
MADISON
Fort Dodge
Cedar Falls
Waterloo
Dubuque
Kenosha
IOWA
Cedar Rapids
ROCKFORD
CHICAGO
West Des Moines
Ames
Aurora
Gary
Iowa City
Davenport
Council Bluffs
DES MOINES
Rock Island
Moline
ILLINOIS
Burlington
Peoria
Bloomington
Kirksville
Urbana
St. Joseph
MISSOURI
Quincy
Springfield
Decatur
Terre Haute
KANSAS CITY
Independence
OVERLAND PARK
Columbia
ST. LOUIS
Chesterfield
East St. Louis
Jefferson City
Rolla
Carbondale
Evansville
KS
KY
IN

GRAND RAPIDS
MICHIGAN
Flint
Lake Huron
ONTARIO
Lake Michigan
Lansing
LONDON
Battle Creek
DETROIT
Kalamazoo
Ann Arbor
WINDSOR
Erie
Lake Erie
South Bend
Elkhart
Euclid
TOLEDO
Lorain
CLEVELAND
FORT WAYNE
Elyria
Warren
Findlay
AKRON
Youngstown
INDIANA
Lima
Mansfield
Canton
PITTSBURGH
OHIO
Anderson
COLUMBUS
INDIANAPOLIS
DAYTON
Wheeling
Middletown
Lancaster
Morgantown
Hamilton
Athens
Bloomington
CINCINNATI
WEST VIRGINIA
Huntington
Frankfort
Charleston
LOUISVILLE
LEXINGTON
KENTUCKY
VA

Barnett Industrial Portfolio

1	Barnett Industrial - McHenry	McHenry, IL
2	Barnett Industrial - Kansas City II	Kansas City, MO
3	Barnett Industrial - Kansas City	Kansas City, MO
4	Barnett Industrial - Thorn Hill	Pittsburgh, PA
5	Barnett Industrial - Waterfront	Munhall, PA
6	Barnett Industrial - Lebanon	Lebanon, OH
7	Barnett Industrial - El Paso	El Paso, TX
8	Barnett Industrial - Pittsburgh	Pittsburgh, PA
9	Barnett Industrial - Lombard	Lombard, IL
10	Barnett Industrial - Edgerton	Milwaukee, WI
11	Barnett Industrial - Decatur	Indianapolis, IN
12	Barnett Industrial - Memphis	Memphis, TN
13	Barnett Industrial - South Bend	South Bend, IN
14	Barnett Industrial - Libertyville	Libertyville, IL
15	Barnett Industrial - Cincinnati	Cincinnati, OH
16	Barnett Industrial - Columbia	Cayce, SC
17	Barnett Industrial - Romeoville	Romeoville, IL
18	Barnett Industrial - St. Louis	Overland, MO
19	Barnett Industrial - Dayton	Centerville, OH
20	Barnett Industrial - Chicago Ridge	Chicago Ridge, IL

Anthony
NEW MEXICO
Franklin Mountain State Park
Vinton
Fort Bliss
Canutillo
Castner Range
Santa Teresa
Biggs Army Airfield
Sunland Park
El Paso International Airport
U.S.
MEXICO
EL PASO
TEXAS
CIUDAD JUÁREZ
Horizon City
Socorro
Tesoro Escondido
Complejo Victoria
San Elizario
CHIHUAHUA

Lexington
KENTUCKY
WV
MO
VIRGINIA
NASHVILLE
Knoxville
GREENSBORO
Jackson
Asheville
MEMPHIS
TENNESSEE
NC
Chattanooga
CHARLOTTE
Greenville
Decatur
Huntsville
MISSISSIPPI
Columbia
BIRMINGHAM
ATLANTA
Athens
Tuscaloosa
AUGUSTA
SC
Macon
Charleston
Montgomery
Jackson
Columbus
ALABAMA
GEORGIA
Savannah
Hattiesburg
Albany
Atlantic Ocean
Dothan
MOBILE
JACKSONVILLE
Biloxi
Pensacola
Tallahassee
NEW ORLEANS
Panama City
FLORIDA
LA
Gulf of Mexico

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

Mortgage Loan No. 5 – Barnett Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address(1):	Various
Original Balance:	$61,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$61,000,000			Detailed Property Type:	Warehouse / Flex Industrial
% of Initial Pool Balance:	4.4%			Net Rentable Area:	2,086,585 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$29
Borrower Name(s)(1):	Various			Balloon/ARD Balance Per Unit/SF:	$21
Sponsor:	Joel Barnett			Year Built / Year Renovated(1):	Various
Mortgage Rate:	4.152%			Title Vesting(1):	Various
Note Date:	12/4/2012			Property Manager:	BCL Portfolio Manager SPE, LLC
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$9,151,167
IO Period:	None			UW Expenses:	$2,275,134
Original Term to Maturity or ARD:	120 months			UW NOI:	$6,876,033
Seasoning:	0 months			UW NCF:	$5,728,411
Original Amortization Term:	300 months			UW NOI DSCR:	1.75x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.46x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.3%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	9.4%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	12.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,281,505 (12/31/2011)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$6,863,197 (12/31/2010)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	NAP
Reserves(2)				Appraised Value:	$81,090,000
Type	Initial	Monthly	Cap	Appraisal As-of Date(1):	10/10/2012-10/15/2012
RE Tax:	$215,265	$72,450	NAP	Cut-off Date LTV Ratio:	75.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.7%
Recurring Replacements(3):	$159,750	$26,082	NAP	Occupancy Rate (As of):	94.3% (11/20/2012)
TI/LC:	$2,000,000	$43,471	$1,043,293	2nd Most Recent Occupancy (As of):	93.4% (1/1/2011)
Deferred Maintenance:	$523,369	$0	NAP	3rd Most Recent Occupancy (As of):	83.9% (1/1/2010)
Other(3):	$51,927	$0	NAP

(1)	See table below.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)
The initial recurring replacements reserve is an environmental reserve related to the Barnett Industrial Portfolio - Lombard property, and the initial other reserve is for free rent related to the Southern Electric Supply tenant.

Barnett Industrial Portfolio Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Barnett Industrial Portfolio Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $61,000,000 and is secured by 19 first priority fee mortgages and one leasehold mortgage encumbering 20 industrial properties in Illinois, Ohio, Missouri, Pennsylvania, Indiana, South Carolina, Texas, Tennessee and Wisconsin (the “Barnett Industrial Portfolio Property”). The Barnett Industrial Portfolio Mortgage Loan was originated on December 4, 2012 by or on behalf of Bank of America, National Association. The Barnett Industrial Portfolio Mortgage Loan refinanced and paid off the previous loan secured by the Barnett Industrial Portfolio Property, which had an existing balance of approximately $55.6 million. The Barnett Industrial Portfolio sponsor acquired the properties between 2002 and 2012 and has a total cost basis of approximately $90.1 million.

The Barnett Industrial Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Barnett Industrial Portfolio Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of January 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Barnett Industrial Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

The Borrowers and the Sponsor.  The borrowers are BCL-Chicago Ridge LLC, BCL - Cincinnati LLC, BCL - Columbia LLC, BCL-Decatur LLC, BCL-Edgerton LLC, BCL - El Paso LLC, BCL-Elkhart LLC, BCL - Kansas City LLC, BCL-KC2 LLC, BCL - Lebanon LLC, BCL-Libertyville LLC, Broadway Partners 2, LLC, BCL-Lombard LLC, BCL-Pittsburgh LLC, BCL-South Bend LLC, BCL - Romeoville LLC, BCL - St. Louis LLC, BCL - Waterfront LLC, BCL-Memphis LLC, BCL-McHenry LLC and Broadway Partners, L.L.C., each of which is single-purpose limited liability company with two independent directors (the “Barnett Industrial Portfolio Borrower”).

The sponsor and non-recourse guarantor of the Barnett Industrial Portfolio Mortgage Loan is Joel Barnett, the founder and president of Barnett Capital LTD (“Barnett Capital”). Barnett Capital acquires and develops single and multi-tenant, triple net leased, industrial properties in developed parks across the United States. Barnett Capital provides execution, acquisition, sale leaseback, entrepreneurial and asset-based lending, purchase order financing, mezzanine lending, distressed debt and student housing property management services. Barnett Capital was incorporated in 1984 and is based in Northbrook, Illinois.

The Mortgaged Property. The Barnett Industrial Portfolio Property consists of 20 industrial properties totaling 2,086,585 SF in Illinois (five properties), Ohio (three properties), Missouri (three properties), Pennsylvania (three properties), Indiana (two properties), South Carolina (one property), Texas (one property), Tennessee (one property) and Wisconsin (one property). The Barnett Industrial Portfolio was constructed between 1973 and 2006 and consists of 19 warehouse properties and one flex property.

As of November 20, 2012, the Barnett Industrial Portfolio Property was 94.3% occupied by 28 tenants. Fourteen of the properties at the Barnett Industrial Portfolio Property are single tenants. Affinia Group Inc. at the McHenry property is the largest tenant at 18.1% of the Barnett Industrial Portfolio Property’s net rentable area and 17.6% of the Barnett Industrial Portfolio Property’s underwritten base rent.

The following table presents further information regarding the Barnett Industrial Portfolio Property:

Property Summary
Property	Location	Property Type	Title Vesting	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built / Renovated	Percent Leased	Net Rentable Area (SF)
McHenry	McHenry, IL	Warehouse	Fee	$11,123,706	18%	$14,800,000	1999 / NAP	100.0%	378,325
Kansas City II	Kansas City, MO	Warehouse	Fee	$5,035,732	8%	$6,700,000	1974 / NAP	100.0%	242,000
Thorn Hill	Pittsburgh, PA	Warehouse	Fee	$5,035,732	8%	$6,700,000	1975 / 2001	100.0%	124,216
Kansas City	Kansas City, MO	Warehouse	Fee	$4,810,251	8%	$6,400,000	1982 / NAP	100.0%	187,600
St. Louis	Overland, MO	Warehouse	Fee	$3,637,753	6%	$4,840,000	1987; 2000	53.2%	171,000
Waterfront	Munhall, PA	Warehouse	Fee	$3,457,368	6%	$4,600,000	2001 / NAP	100.0%	72,360
Lombard	Lombard, IL	Warehouse	Fee	$3,269,468	5%	$4,350,000	1995 / NAP	100.0%	42,920
Lebanon	Lebanon, OH	Warehouse	Leasehold(1)	$2,908,699	5%	$3,800,000	2006 / NAP	100.0%	77,950
Pittsburgh	Pittsburgh, PA	Warehouse	Fee	$2,705,766	4%	$3,600,000	1973 / 1998; 2002	100.0%	52,000
Edgerton	Milwaukee, WI	Warehouse	Fee	$2,517,866	4%	$3,350,000	1973; 1987	86.3%	120,000
Decatur	Indianapolis, IN	Warehouse	Fee	$2,329,966	4%	$3,100,000	1998 / NAP	100.0%	59,511
El Paso	El Paso, TX	Warehouse	Fee	$2,254,805	4%	$3,000,000	1985 / NAP	100.0%	89,000
South Bend	South Bend, IN	Warehouse	Fee	$1,954,165	3%	$2,600,000	1999 / NAP	100.0%	81,600
Libertyville	Libertyville, IL	Warehouse	Fee	$1,879,004	3%	$2,500,000	2001 / NAP	100.0%	46,612
Cincinnati	Cincinnati, OH	Warehouse	Fee	$1,766,264	3%	$2,350,000	1999 / NAP	100.0%	36,981
Memphis	Memphis, TN	Warehouse	Fee	$1,728,684	3%	$2,300,000	1973 / NAP	100.0%	146,310
Dayton	Centerville, OH	Flex	Fee	$1,465,623	2%	$1,950,000	1996 / NAP	56.2%	50,250
Romeoville	Romeoville, IL	Warehouse	Fee	$1,240,143	2%	$1,650,000	1992 / NAP	100.0%	32,500
Columbia	Cayce, SC	Warehouse	Fee	$1,127,403	2%	$1,500,000	1997 / 2007	100.0%	40,000
Chicago Ridge	Chicago Ridge, IL	Warehouse	Fee	$751,602	1%	$1,000,000	1995 / NAP	100.0%	35,450
Total / Wtd. Avg.				$61,000,000	100%	$81,090,000		94.3%	2,086,585

(1)	The Barnett Industrial Portfolio - Lebanon property is on a ground lease expiring on October 25, 2035, at which point the land may be purchased for $1.00.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

Major Tenants.

Affinia Group Inc. (378,325 SF, 18.1% of NRA, 17.6% of underwritten base rent). Affinia Group Inc. (“Affinia Group”) occupies 378,325 SF at the McHenry property in McHenry, Illinois under a 15-year lease expiring on October 31, 2014. The lease provides for a rental rate of $3.72 PSF. Affinia Group engages in the design, manufacture, and distribution of automotive aftermarket components for car, truck, off-highway and agricultural applications. Affinia Group offers brake, filtration and chassis products. Affinia Group markets and sells its products primarily through warehouses and distribution centers, vehicle manufacturers and service departments and retail stores. Affinia Group operates as a subsidiary of Affinia Group Intermediate Holdings Inc. and is currently rated “B3” by Moody’s. Affinia Group was founded in 2004 and is headquartered in Ann Arbor, Michigan.

Wagner Industries Inc. (242,000 SF, 11.6% NRA, 9.4% of the underwritten base rent). Wagner Industries Inc. (“Wagner Industries”) occupies 242,000 SF at the Kansas City II property under a five-year lease expiring on December 31, 2013. The lease provides for a rental rate of $3.10 PSF. Wagner Industries, a family owned third party logistics company, provides supply chain solutions and transportation, warehousing, fulfillment and packaging services. Formerly known as The Wagner Cartage Service, Inc., Wagner Industries, Inc. was founded in 1946 and is headquartered in North Kansas City, Missouri with locations in Arkansas, Colorado, Florida, Georgia, Ohio and Texas.

Woodbridge Ventures Inc. (187,600 SF, 9.0% NRA, 8.0% of underwritten base rent). Woodbridge Ventures Inc. (“Woodbridge Ventures”) occupies 187,600 SF at the Kansas City property under a 12-year lease expiring on February 28, 2014. The lease provides for a rental rate of $3.40 PSF. Woodbridge Ventures offers foam manufacturing services, based on urethane and bead foam technologies, to serve the automotive and commercial vehicle industry, such as the General Motors Corporation, and several other business sectors around the globe. Woodbridge Ventures is based in Troy, Michigan and is a subsidiary of Woodbridge Foam Corporation.

The following table presents a summary regarding major tenants at the Barnett Industrial Portfolio Property:

Tenant Summary

Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant SF(2)	% of SF	Annualized Underwritten Base Rent ($)	% of Total Annual Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Affinia Group	McHenry	NR/B3/NR	378,325	18%	$1,406,587	18%	$3.72(3)	10/31/2014
Wagner Industries	Kansas City 2	NR/NR/NR	242,000	12%	$749,026	9%	$3.10(3)	12/31/2013
Woodbridge Ventures	Kansas City	NR/NR/NR	187,600	9%	$637,840	8%	$3.40(3)	2/28/2014
United Stationers Supply Co.	Thorn Hill	NR/NR/NR	124,216	6%	$645,923	8%	$5.20(3)	9/30/2013
Contract Furniture Industries LLC	Memphis	NR/NR/NR	101,510	5%	$144,480	2%	$1.42(3)	10/31/2016
Bosch Brake Components LLC	El Paso	NR/NR/NR	89,000	4%	$330,899	4%	$3.72(3)	9/30/2013
J & B Products, Inc.	South Bend	NR/NR/NR	81,600	4%	$243,984	3%	$2.99(3)	7/31/2014
Addison McKee Corp	Lebanon	NR/NR/NR	77,950	4%	$397,469	5%	$5.10(3)	8/31/2019
Eagle Drayage Company Inc.	St. Louis	NR/NR/NR	60,000	3%	$105,000	1%	$1.75(3)	4/30/2016
Panther Racing LLC	Decatur	NR/NR/NR	59,511	3%	$275,833	3%	$4.63(3)	1/31/2017
Subtotal / Wtd. Avg.			1,401,712	67%	$4,937,042	62%	$3.52(3)

Other Tenants			566,431	27%	$3,046,283	38%	$5.38(3)
Vacant Space			118,442	6%	$0	0%	$0.00(3)
Total / Wtd. Avg.			2,086,585	100%	$7,983,325	100%	$4.06(3)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

The following table presents certain information relating to the lease rollover at the Barnett Industrial Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	38,200	$2.31	2%	2%	$88,404	1%	1%
2013	7	530,064	$4.23	25%	27%	$2,240,608	28%	29%
2014	6	704,915	$3.82	34%	61%	$2,693,466	34%	63%
2015	3	119,700	$3.89	6%	67%	$465,666	6%	69%
2016	6	321,590	$3.16	15%	82%	$1,015,646	13%	81%
2017	2	95,823	$5.32	5%	87%	$509,833	6%	88%
2018	1	42,920	$7.52	2%	89%	$322,675	4%	92%
2019	2	114,931	$5.63	6%	94%	$647,027	8%	100%
Vacant	0	118,442	$0.00	6%	100%	$0	0%	100%
Total / Wtd. Avg.	28	2,086,585	$4.06	100%		$7,983,325	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent per SF Rolling excludes vacant space.

The Market.  The Barnett Industrial Portfolio consists of 20 properties across nine states: Illinois, Ohio, Missouri, Pennsylvania, Indiana, South Carolina, Texas, Tennessee and Wisconsin. Certain market information is contained in the table below:

Market Summary
Property	Location	Submarket Occupancy	Appraiser’s Concluded Market Rent PSF
McHenry	McHenry, IL	85.6%	$3.50
Kansas City II	Kansas City, MO	91.3%	$3.00
Thorn Hill	Pittsburgh, PA	94.8%	$7.50
Kansas City	Kansas City, MO	86.8%	$3.25
St. Louis	Overland, MO	91.9%	$3.25
Waterfront	Munhall, PA	92.9%	$6.50
Lombard	Lombard, IL	92.2%	$7.50
Lebanon	Lebanon, OH	91.5%	$4.50
Pittsburgh	Pittsburgh, PA	92.5%	$7.00
Edgerton	Milwaukee, WI	90.1%	$3.50
Decatur	Indianapolis, IN	91.3%	$4.28
El Paso	El Paso, TX	84.0%	$3.50
South Bend	South Bend, IN	90.9%	$3.00
Libertyville	Libertyville, IL	91.4%	$4.50
Cincinnati	Cincinnati, OH	91.7%	$3.79
Memphis	Memphis, TN	86.8%	$1.75
Dayton	Centerville, OH	87.0%	$9.62
Romeoville	Romeoville, IL	90.6%	$5.00
Columbia	Cayce, SC	92.6%	$3.75
Chicago Ridge	Chicago Ridge, IL	90.6%	$7.00
Total / Wtd. Avg.(1)		89.4%	$4.09

Source: Appraisal

(1)	Weighted by property SF.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Barnett Industrial Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Barnett Industrial Portfolio Property:

Cash Flow Analysis
	2010	2011	UW	UW PSF
Gross Potential Rental Income	$7,218,654	$6,834,967	$8,522,947	$4.08
Expense Reimbursements	$1,379,104	$1,323,756	$1,645,017	$0.79
Overall Vacancy & Credit Loss	$0	$0	($1,016,796)	10.0%
Other Income	$62,507	($7,230)	$0	$0.00
Effective Gross Income	$8,660,266	$8,151,493	$9,151,167	$4.39
Total Operating Expenses	$1,797,069	$1,869,988	$2,275,134	$1.09
Net Operating Income	$6,863,196	$6,281,505	$6,876,033	$3.30
TI/LC	$0	$0	$834,634	$0.40
Capital Expenditures	$0	$0	$312,988	$0.15
Net Cash Flow	$6,863,196	$6,281,505	$5,728,411	$2.75
Occupancy %	83.9%	93.4%	90.0%
NOI DSCR	1.75x	1.60x	1.75x
NCF DSCR	1.75x	1.60x	1.46x
NOI Debt Yield	11.3%	10.3%	11.3%

Escrows and Reserves. The Barnett Industrial Portfolio Borrower deposited $215,265 in escrow for annual real estate taxes at loan origination and is required to escrow $72,450 monthly. The Barnett Industrial Portfolio Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Barnett Industrial Portfolio Borrower is required to escrow 1/12 of estimated insurance premiums monthly. The Barnett Industrial Portfolio Borrower deposited $523,369 at loan origination for immediate repairs. The Barnett Industrial Portfolio Borrower deposited $159,750 in escrow at loan origination and is required to escrow $26,082 monthly for replacement reserves. The Barnett Industrial Portfolio Borrower deposited $2,000,000 in escrow at loan origination for TI/LC reserves for the following tenants: Affinia Group ($1,000,000), United Stationers Supply ($350,000), Wagner Industries ($350,000) and Woodbridge Ventures ($300,000). The Barnett Industrial Portfolio Borrower is required to escrow $43,471 monthly for TI/LC reserves (capped at $1,043,293). The Barnett Industrial Portfolio Borrower also deposited $51,927 at loan origination for free rent related to the Southern Electric Supply lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Barnett Industrial Portfolio Mortgage Loan. The Barnett Industrial Portfolio Mortgage Loan has in-place cash management. The Barnett Industrial Portfolio Borrower will be required to deposit all excess cash with respect to the Barnett Industrial Portfolio Mortgage Loan to be held by the mortgagee as additional security for the Barnett Industrial Portfolio Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” means the period of time during the continuance of either: (i) any DSCR Trigger Period or (ii) any Anchor Tenant Trigger Period.

A “DSCR Trigger Period” means the period of time commencing on the date that the debt service coverage ratio for the Barnett Industrial Portfolio Property for the immediately preceding six-month period is less than 1.15x (and ending on the date that the trigger event for the DSCR Trigger Period is cured).

An “Anchor Tenant Trigger Period” means, with respect to each Anchor Tenant (defined as Affinia Group, United Stationers Supply Co., Wagner Industries and Woodbridge Ventures.), that period of time commencing on the date 365 days prior to the expiration date of the related Anchor Tenant’s lease (unless the trigger event for the Anchor Tenant Trigger Period is cured). The Barnett Industrial Portfolio Borrower may avoid the occurrence of an Anchor Trigger Period with respect to any Anchor Tenant by posting a letter of credit equal to one year’s base rent due under the respective Anchor Tenant’s lease.

Property Management. The Barnett Industrial Portfolio Property is managed by BCL Portfolio Manager SPE, LLC, an affiliate of the Barnett Industrial Portfolio Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties. Provided no event of default has occurred and is continuing, the Barnett Industrial Portfolio Borrower may, after the date that is two years following the closing of the securitization and prior to February 1, 2023, obtain a release of the lien of the mortgage as to any individual Barnett Industrial Portfolio Property (each, an “Individual Property”) through a partial defeasance in the amount of the release “Release Price” (as defined below) with respect to such Individual Property.

“Release Price” with respect to any Individual Property, (x) with respect to the partial defeasance of the first ten percent of the total original principal of the Barnett Industrial Portfolio Mortgage Loan, means an amount equal to at least one hundred five percent (105%) of the “Allocated Loan Amount” (as defined in and as set forth in the schedule to the Barnett Industrial Portfolio Mortgage Loan agreement) or such greater amount that, as determined by Borrower is needed to satisfy the “Required Debt Service Coverage Ratio” (as defined below) and (y) with respect to the partial defeasance after the first ten percent of the total original principal of the Barnett Industrial Portfolio Mortgage Loan, means an amount equal to one hundred fifteen percent (115%) of the Allocated Loan Amount or such greater amount that, as determined by Borrower, is needed to satisfy the Required Debt Service Coverage Ratio. “Required Debt Service Coverage Ratio” means that the debt service coverage ratio for the remaining Barnett Industrial Portfolio Properties after such partial defeasance, as reasonably determined by the lender, for the immediately preceding six-month period must not be less than the greater of: (i) the debt service coverage ratio for all of the Barnett Industrial Portfolio Properties (including the Individual Property to be released) for the six full calendar months immediately preceding the release of the Individual Property; and (ii) 1.25x.

Terrorism Insurance. The Barnett Industrial Portfolio Borrower is required pursuant to the Barnett Industrial Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to all the Barnett Industrial Portfolio Properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

Storage Post Portfolio
1 Storage Post - Long Island Long Island City, NY
2 Storage Post - Yonkers Yonkers, NY
3 Storage Post - Jersey City Jersey City, NJ
4 Storage Post - Linden Linden, NJ
5 Storage Post - Suffern Suffern, NY
6 Storage Post - Webster Bronx, NY
NEW YORK
NEW JERSEY
NEW YORK CITY
MANHATTAN
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
YONKERS
PATERSON
NEWARK
JERSEY CITY
Suffern
Spring Valley
New City
Valley Cottage
Nyack
Nanuet
West Nyack
Pearl River
Mahwah
Ramsey
Saddle River
Montvale
Orangeburg
Tappan
Irvington
Hartsdale
White Plains
Dobbs Ferry
Scarsdale
Hastings-on-Hudson
Harrison
Westchester County Airport
Oakland
Wyckoff
Ridgewood
Hillsdale
Norwood
Westwood
North Haledon
Wayne
Fair Lawn
Paramus
Alpine
Bergenfield
Tenafly
Teaneck
Englewood
Hackensack
Garfield
Lodi
Clifton
Passaic
Mamaroneck
Larchmont
Mount Vernon
New Rochelle
Pelham
Long Island Sound
Port Washington
Great Neck
Montclair
Bloomfield
Nutley
West Orange
Lyndhurst
Belleville
Secaucus
East Orange
Kearny
Irvington
Union City
Hoboken
West New York
Union
Elizabeth
Bayonne
Linden
Carteret
Newark Liberty Intl. Airport
LaGuardia Airport
John F. Kennedy Intl. Airport
Flushing
Jamaica
Elmont
Valley Stream
Woodmere
Inwood
Lawrence
Atlantic Ocean
Upper New York Bay
Hudson River
East River
Central Park
Yankee Stadium
Bronx Zoo
Palisades Park
Fort Lee
Teterboro Airport
Meadowlands Sports Complex
MetLife Stadium
Times Square
Long Island City
Astoria
Bedford-Stuyvesant
Park Slope
Prospect Park
Flatbush
Canarsie
Bensonhurst
Sheepshead Bay
Coney Island
Jamaica Bay
Gateway National Recr. Area
Rockaway Beach

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address(3):	Various
Original Balance:	$52,200,000			General Property Type:	Self Storage
Cut-off Date Balance:	$52,200,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	3.7%			Net Rentable Area:	512,485 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$102
Borrower Name(s):	SP HHF Sub A LLC			Balloon/ARD Balance Per Unit/SF:	$102
Sponsor:	Storage Post HHF Venture, LLC			Year Built / Year Renovated(3):	Various
Mortgage Rate:	3.755%			Title Vesting:	Fee
Note Date:	12/20/12			Property Manager:	Self Storage Management LLC
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$10,525,042
IO Period:	120 months			UW Expenses:	$4,570,735
Original Term to Maturity or ARD:	120 months			UW NOI:	$5,954,308
Seasoning:	0 months			UW NCF:	$5,903,059
Original Amortization Term:	None			UW NOI DSCR:	3.00x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.97x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NCF Debt Yield:	11.3%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	11.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,163,035 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$5,811,268 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$4,787,645 (12/31/2010)
Reserves(1)				Appraised Value:	$108,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/15/2012
RE Tax:	$247,138	$102,539	NAP	Cut-off Date LTV Ratio:	48.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	48.1%
Recurring Replacements:	$0	$4,271	NAP	Most Recent Occupancy (As of):	89.6% (12/5/2012)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	85.4% (12/31/2011)
Other(2):	$746,925	$0	NAP	3rd Most Recent Occupancy (As of):	79.7% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The other initial reserve is for renovations related to the Storage Post Portfolio - Yonkers property.

(3)	See table below.

The Storage Post Portfolio Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Storage Post Portfolio Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal balance of $52,200,000 and secured by six first priority fee mortgages encumbering six self storage properties located in New York and New Jersey (the “Storage Post Portfolio Properties”). The Storage Post Portfolio Mortgage Loan was originated on December 20, 2012 by or on behalf of Bank of America, National Association. The Storage Post Portfolio sponsor acquired the Storage Post Portfolio Properties for approximately $124.6 million, contributing approximately $72.4 million of equity at closing.

The Storage Post Portfolio Mortgage Loan has an initial term of 120 months and has a remaining term of 120 months. The Storage Post Portfolio Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of January 1, 2023. After January 1, 2015, voluntary prepayment of the Storage Post Portfolio Mortgage Loan is permitted in whole or in part (in connection with a property release) with the greater of a yield maintenance premium and 1% of the prepayment amount, and if the payment is made other than on the due date, interest that would have accrued through the next due date. The Storage Post Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrowers and the Sponsor. The borrower is SP HHF Sub A LLC, a single-purpose Delaware limited liability company with two independent directors (the “Storage Post Portfolio Borrower”). The Storage Post Portfolio Borrower is indirectly owned by HFF Storage Post Investor, LLC (99%) and SP Holding I LLC (1%). HFF Storage Post Investor, LLC is indirectly owned by Heitman American Real Estate Trust. SP Holding I, LLC is indirectly owned by Acadia Strategic Opportunity Fund III LLC and Bruce Roch, which together are owners of Storage Post. The Storage Post Portfolio Borrower is a joint venture between Heitman America Real Estate Trust, L.P. and Storage Post.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Storage Post Portfolio

Heitman America Real Estate Trust, L.P. is a subsidiary of Heitman LLC, a real estate investment manager with over $22.2 billion in real estate private equity assets under management worldwide. Storage Post, headed by former Safeguard Self Storage founder and CEO Bruce Roch, is the largest privately held self storage company in the United States.

The Mortgaged Property. The Storage Post Portfolio Properties consists of six self storage properties totaling 6,967 units and 512,485 SF. Located in New York and New Jersey, three of the Storage Post Portfolio Properties were constructed between 2002 and 2004 and the remaining three were renovated into self storage properties between 1990 and 2004. As of December 5, 2012, the Storage Post Portfolio Properties were 89.6% occupied.

The following table presents certain information regarding the Storage Post Portfolio Properties:

Property Summary
Property	Location	Title Vesting	Allocated Cut- off Date Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built / Renovated	Percent Leased	Units	SF
Long Island	Long Island City, NY	Fee	$16,000,000	31%	$34,400,000	1913 / 1990	90.1%	1,862	133,704
Yonkers	Yonkers, NY	Fee	$10,300,000	20%	$22,050,000	1919 / 1997	80.6%	1,635	103,155
Jersey City	Jersey City, NJ	Fee	$7,500,000	14%	$15,050,000	2003 / NAP	92.5%	996	76,620
Linden	Linden, NJ	Fee	$7,200,000	14%	$14,300,000	2004 / NAP	93.5%	1,011	84,035
Suffern	Ramapo, NY	Fee	$6,800,000	13%	$13,700,000	2002 / NAP	93.4%	782	78,700
Webster	Bronx, NY	Fee	$4,400,000	8%	$9,100,000	1931 / 2004	89.9%	681	36,271
Total / Wtd. Avg.			$52,200,000	100%	$108,600,000		89.6%	6,967	512,485

The Market. The Storage Post Portfolio Properties are located in the New York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area (“MSA”) in infill locations. In terms of self storage supply, the New York is below the national average. According to an industry publication, existing self storage supply is 3.20 SF per person in New York compared to existing supply nationwide of 7.31 SF per person. Certain market information is presented in the table below.

Market Summary
Property	Location	Population (2012)			Appraiser’s Competitive Set Occupancy Rate
		1-Mile Radius	3-Mile Radius	5-Mile Radius
Long Island	Long Island City, NY	46,762	1,177,069	3,018,397	90.6%
Yonkers	Yonkers, NY	49,967	229,030	NAV	93.0%
Jersey City	Jersey City, NJ	37,075	330,599	NAV	87.4%
Linden	Linden, NJ	30,903	214,989	NAV	87.3%
Suffern	Ramapo, NY	5,382	72,629	180,197	90.1%
Webster	Bronx, NY	233,301	1,364,466	2,176,795	87.8%

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Storage Post Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Storage Post Portfolio Properties:

Cash Flow Analysis
	2010	2011	10/31/2012 TTM	UW	UW PSF
Rental Income	$9,583,518	$10,330,744	$10,536,842	$12,111,117	$23.63
Vacancy	$0	$0	$0	($2,186,954)	18.1%
Concessions/Other	($720,540)	($707,329)	($612,679)	$0	$0.00
Total Other Income	$290,577	$562,702	$805,777	$600,880	$1.17
Effective Gross Income	$9,153,555	$10,186,117	$10,729,940	$10,525,042	$20.54
Total Operating Expenses	$4,365,910	$4,374,848	$4,566,905	$4,570,735	$8.92
Net Operating Income	$4,787,645	$5,811,268	$6,163,035	$5,954,308	$11.62
Capital Expenditures	$0	$0	$0	$51,249	$0.10
Net Cash Flow	$4,787,645	$5,811,268	$6,163,035	$5,903,059	$11.52
Occupancy %	79.7%	85.4%	87.4%	81.9%
NOI DSCR	2.41x	2.92x	3.10x	3.00x
NCF DSCR	2.41x	2.92x	3.10x	2.97x
NOI Debt Yield	9.2%	11.1%	11.8%	11.4%
NCF Debt Yield	9.2%	11.1%	11.8%	11.3%

Escrows and Reserves. The Storage Post Portfolio Borrower deposited $247,138 in escrow for annual real estate taxes at loan origination and is required to escrow $102,539 monthly. The Storage Post Portfolio Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Storage Post Portfolio Borrower is required to escrow 1/12 of estimated insurance premiums during the next ensuing 12-month period monthly. The Storage Post Portfolio Borrower is required to escrow $4,271 monthly for replacement reserves. The Storage Post Portfolio Borrower also deposited $746,925 at loan origination related to renovations to the Storage Post - Yonkers property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Storage Post Portfolio Mortgage Loan. The Storage Post Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Storage Post Portfolio Borrower. The Storage Post Portfolio Borrower will be required to deposit all excess cash with respect to the Storage Post Portfolio Mortgage Loan to be held by the mortgagee as additional security for the Storage Post Portfolio Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” will generally commence upon the occurrence of a Cash Sweep Triggering Event. A “Cash Sweep Triggering Event” means the occurrence of any DSCR Trigger Event. A “DSCR Trigger Event” means the date that the debt service coverage ratio for the Storage Post Portfolio Property for the immediately preceding three-month period is less than 1.25x.

Property Management. The Storage Post Portfolio is managed by Self Storage Management LLC, an affiliate of the Storage Post Portfolio Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release / Substitution of Properties. Provided no event of default has occurred and is continuing, Storage Post Portfolio Borrower is permitted to, after the date that is two years from the closing of the securitization, obtain a release of the lien of the mortgage as to any individual Storage Post Portfolio Property (each, an “Individual Property”) in connection with a sale or substitution of an Individual Property.

The release of an Individual Property is permitted in connection with the sale of individual properties to third parties on an arm’s length basis during the Storage Post Portfolio Mortgage Loan term upon satisfaction of conditions including but not limited to (a) the amount of the outstanding principal balance of the Storage Post Portfolio Mortgage Loan to be prepaid must be equal to or exceed 110% of the “Adjusted Release Amount” (as set forth in the Storage Post Portfolio Mortgage Loan agreement) with respect to the prepayment of the first 20% of the original loan amount, and 115% of the Adjusted Release Amount with respect to all additional prepayments of the Storage Post Portfolio Mortgage Loan, and (b) each of the debt yield and debt service coverage, taking into account the release, being equal to or greater than (i) an 11.50% debt yield and 3.00x DSCR (calculated based on interest-only payments), respectively, and (ii) the debt yield and debt service coverage ratio, as applicable, for the 12 months immediately prior to the release.

In addition, one (and no more than one) Individual Property may be released from the lien of the related mortgage encumbering such Individual Property through the substitution by the Storage Post Portfolio Borrower of another self storage property of like kind and quality acquired by the Storage Post Portfolio Borrower in any of the counties comprising New York City, or Nassau or Westchester counties in New York or Bergen, Hudson or Essex counties in New Jersey upon satisfaction of the criteria set forth in the Storage Post Portfolio Mortgage Loan agreement including minimum appraised values, net operating income and debt service coverage ratio thresholds, delivery of rating agency confirmation and payment of a $50,000 substitution fee. The appraised value of the substitute property must be equal to or greater than one hundred five percent (105%) of the greater of the appraised value of the related substituted Individual Property as of closing or as of the date immediately preceding the substitution. Additionally, the net operating income and debt service coverage ratio must be no less than one hundred five percent (105%) of the net operating income and debt service coverage ratio of the substituted property for the 12-month period immediately preceding the substitution).

Terrorism Insurance. The Storage Post Portfolio Borrower is required pursuant to the Storage Post Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to all the Storage Post Portfolio Properties.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

Mortgage Loan No. 7 – Valley West Mall

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

Mortgage Loan No. 7 – Valley West Mall

Valley West Mall
1551 Valley West Drive
West Des Moines, IA 50266
Camp Dodge
Grimes
Johnston
Urbandale
Clive
Windsor Heights
Campbell Park
Greenbelt Park
Meredith
Merle Hay Mall
VA Central Iowa Healthcare
Broadlawns Medical Ctr.
River Bend
Drake Stadium
Drake University
Des Moines Area Comm. College
Mercy Medical Center
The Iowa Clinic-West Lakes Campus
Waterbury
North of Grand
Downtown
Iowa Methodist Medical Ctr.
Des Moines Arts Center
Clair and Miles Mills Rose Garden
Des Moines Univ. of Osteopathic Medicine
DES MOINES
WEST DES MOINES
POLK COUNTY
Jordan Creek Town Center
Jordan Creek Crossing
Wells Fargo West Des Moines Campus
Galleria at Jordan Creek
DALLAS COUNTY
Water Works Park
Gray's Lake
Indianola Hills
Vatterott College
Des Moines International Airport
Raccoon River
Blank Park Zoo
Dale Maffitt Reservoir
Norwalk
MADISON COUNTY
WARREN COUNTY
NW 70th Ave.
NW 62nd Ave.
NW 54th Ave.
Meredith Dr.
Douglas Ave.
Urbandale Ave.
Hickman Rd.
University Ave.
University Blvd.
Westown Pkwy.
Woodland Ave.
Ashworth Rd.
Ingersoll Ave.
Grand Ave.
Vine St.
Railroad Ave.
Fuller Rd.
George Mills Civic Pkwy.
E.P. True Pkwy.
George Flagg Pkwy.
Park Ave.
McKinley Ave.
Army Post Rd.
SW 52nd Ave.
SW 64th Ave.
Raccoon River Dr.
Valley West Dr.
S. 50th St.
S. 60th St.
Jordan Creek Pkwy.
NW 128th St.
NW 100th St.
NW 72nd St.
Merle Hay Rd.
30th St.
42nd St.
31st St.
MLK Pkwy.
SW 112th St.
SW 9th St.
Fleur Dr.
Union St.
MINNESOTA
WISC.
IOWA
NEBR.
MISSOURI
ILLINOIS
SD
Rochester
Mankato
Albert Lea
Austin
Sioux Falls
Spencer
Mason City
Sioux City
Fort Dodge
Cedar Falls
Waterloo
Dubuque
Ames
Marshalltown
Cedar Rapids
Clinton
Iowa City
Davenport
West Des Moines
Urbandale
DES MOINES
OMAHA
Council Bluffs
Bellevue
Lincoln
Ottumwa
Muscatine
Burlington
Maryville

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

Mortgage Loan No. 7 – Valley West Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	BBB(high)/NR			Property Address:	1551 Valley West Drive West Des Moines, IA 50266
Original Balance:	$50,000,000
Cut-off Date Balance:	$49,934,224			General Property Type:	Retail
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance			Net Rentable Area:	856,428 SF
Borrower Name(s):	Valley West Mall, LLC			Cut-off Date Balance Per Unit/SF:	$58
Sponsor:	Stephen M. Watson; Watson Centers, Inc.			Balloon/ARD Balance Per Unit/SF:	$47
				Year Built / Year Renovated:	1975 / 2004
Mortgage Rate:	4.050%			Title Vesting:	Fee
Note Date:	11/13/2012			Property Manager:	Watson Centers, Inc.
First Payment Date:	1/06/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/06/2022			UW Revenues:	$13,896,731
IO Period:	None			UW Expenses:	$6,369,897
Original Term to Maturity or ARD:	120 months			UW NOI:	$7,526,834
Seasoning:	1 month			UW NCF:	$6,806,453
Original Amortization Term:	360 months			UW NOI DSCR:	2.61x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	2.36x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	15.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	13.6%
Lockbox/Cash Management:	Soft / In Place			UW NCF Debt Yield at Maturity:	17.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$7,183,435 (9/1/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$7,174,740 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$6,835,808 (12/31/2010)
Reserves(1)				Appraised Value:	$95,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/28/2012
RE Tax:	$620,380	$206,793	NAP	Cut-off Date LTV Ratio:	52.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	42.0%
Recurring Replacements:	$0	Springing	$214,140	Occupancy Rate (As of):	98.1% (11/1/2012)
TI/LC:	$0	Springing	$856,560	2nd Most Recent Occupancy (As of):	98.1% (12/31/2011)
Deferred Maintenance	$40,400	$0	NAP	3rd Most Recent Occupancy (As of):	96.3% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Valley West Mall Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Valley West Mall Mortgage Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first priority fee mortgage encumbering the regional mall known as Valley West Mall in West Des Moines, Iowa (the “Valley West Mall Property”). The proceeds of the Valley West Mall Mortgage Loan were used to refinance a previous loan of approximately $49,286,966 secured by the Valley West Mall Property.

The Valley West Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of December 6, 2022. The Valley West Mall Mortgage Loan requires payments of principal and interest for its entire term.  Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Valley West Mall Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Valley West Mall LLC (the “Valley West Mall Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Valley West Mall Borrower is partially owned and controlled by Stephen M. Watson, Watson Investments, Inc., and Watson Centers, Inc., the Valley West Mall Property manager. Stephen M. Watson and Watson Centers, Inc. are the non-recourse carve-out guarantors.

Stephen M. Watson and other family members (“Watson Family”) developed and operated 12 shopping centers totaling over 3 million SF. The Watson Family developed the Valley West Mall Property in 1975 and has, through affiliates, operated and managed it since.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

The Mortgaged Property. The Valley West Mall Property consists of an 856,428 SF regional mall located in West Des Moines, Iowa, near the intersection of I-80 and I-235. West Des Moines is approximately seven miles northwest of the Des Moines, Iowa CBD. The Valley West Mall Property includes three anchor stores, Younkers, Von Maur and J.C. Penney, totaling 525,904 SF, 308,350 of occupied in-line space, 5,015 SF of occupied food court space, 450 SF of kiosk space and 16,556 of currently vacant in-line and food court space. Major in-line tenants include Games & More, Victoria’s Secret, the Gap, and RCC Western. J.C. Penney and Von Maur have been tenants at the Valley West Mall Property since property development. Von Maur expanded its space and added a two level parking deck in 2003. Younkers was previously a Bon Ton store.

The Valley West Mall Property was constructed in 1975 and renovated in 2004. There are a total of 4,314 surface and deck parking spaces for a parking ratio of 5.04 spaces per 1,000 SF of total GLA.

As of November 1, 2012, the Valley West Mall Property was 98.1% leased. Comparable in-line store sales, representing 203,617 SF, as of the trailing 12 months ended June 30, 2012, were approximately $331 PSF. The trailing 12 average occupancy cost for these tenants was 10.1%. The reported year end 2010 and 2011 in-line comparable sales were approximately $308 PSF and $328 PSF, respectively.

Anchor Tenants.

Younkers (205,250 SF, 24.0% of NRA, 2.9% of underwritten base rent). Bon-Ton Department Stores, Inc. (NASDAQ: BONT) (“Bon-Ton”) leases 205,250 SF at the Valley West Mall Property. The lease has a current expiration date of January 31, 2021, with three remaining 10-year lease renewal options. Bon-Ton operates 272 department stores in 23 states under the Bon-Ton, Bergner’s, Boston Store, Carson Pirie Scott, Elder-Beerman, Herbeger’s, Younkers and Parisian nameplates. For 2011, the company reported sales of approximately $2.9 billion and a net loss of approximately $12.1 million.

Von Maur (184,342 SF, 21.5% of NRA, 10.2% of underwritten base rent). Von Maur, Inc. (“Von Maur”) leases 184,342 SF at the Valley West Mall Property. The lease began on July 28, 1976 and has a current expiration date of October 31, 2022, with two 10-year lease renewal options. Von Maur operates 27 Von Maur department stores in 11 states. The company is headquartered in Davenport, Iowa.

J.C. Penney (136,312 SF, 15.9% of NRA, 4.3% of underwritten base rent). J.C. Penney Company, Inc. (NYSE: JCP) leases 136,312 SF at the Valley West Mall Property. The lease began on March 27, 1977 and has a current expiration date of March 1, 2017, with three five-year lease renewal options. The company, which operates approximately 1,100 stores, reported total January 28, 2012 TTM sales of $17.260 billion and a net loss of $152 million.

The following table presents a summary regarding anchor and major in-line tenants at the Valley West Mall Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF	Total Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration	TTM June 2012 Sales PSF	UW Occupancy Cost as a % of Sales
Anchor Tenants
Younkers	B-/Caa3/B-	205,250	24%	$245,472	3%	$1.20	1/31/2021	$172	2.6%
Von Maur	NR/NR/NR	184,342	22%	$863,279	10%	$4.68	10/31/2022	$227	3.1%
J.C. Penney	B/B3/B-	136,312	16%	$364,244	4%	$2.67	3/1/2017	$160	2.7%
Subtotal / Wtd. Avg.		525,904	61%	$1,472,995	17%	$2.80

Major Non-Anchor Tenants
Games & More	NR/NR/NR	11,289	1%	$30,000	0%	$2.66	1/31/2013	$57	4.7%
Victoria’s Secret	BB+/Ba2/BB+	10,652	1%	$287,604	3%	$27.00	1/1/2018	$453	9.4%
Gap	BBB-/Baa3/BB+	9,468	1%	$94,680	1%	$10.00	1/1/2016	$174	14.4%
RCC Western	NR/NR/NR	9,100	1%	$91,000	1%	$10.00	1/22/2022	$186	13.8%
Subotal / Wtd. Avg.		40,509	5%	$503,284	6%	$12.42

Other Tenants		273,459	32%	$6,481,977	77%	$23.70
Vacant Space		16,556	2%	$0	0%	$0.00
Total / Wtd. Avg.		856,428	100%	$8,458,256	100%	$10.07

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Average Annualized Underwritten Base Rent (PSF) excludes vacant space.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

The following table presents certain information relating to the lease rollover at the Valley West Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	10	14,071	$13.79	2%	2%	$194,021	2%	2%
2013	27	59,265	$13.60	7%	9%	$806,284	10%	12%
2014	17	26,248	$25.88	3%	12%	$679,315	8%	20%
2015	18	45,802	$24.92	5%	17%	$1,141,235	13%	33%
2016	12	52,074	$23.29	6%	23%	$1,212,902	14%	48%
2017	9	171,497	$6.38	20%	43%	$1,093,458	13%	61%
2018	10	29,184	$33.16	3%	46%	$967,605	11%	72%
2019	4	9,668	$33.84	1%	48%	$327,188	4%	76%
2020	2	6,758	$27.30	1%	48%	$184,500	2%	78%
2021	5	222,376	$3.25	26%	74%	$722,521	9%	87%
2022	4	199,471	$5.30	23%	98%	$1,057,911	13%	99%
2023	2	3,458	$20.62	0%	98%	$71,316	1%	100%
2024	0	0	$0.00	0%	98%	$0	0%	100%
2025 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant	7	16,556	$0.00	2%	100%	$0	0%	100%
Total / Wtd. Avg.	127	856,428	$10.07(3)	100%		$8,458,256	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market.  The Valley West Mall Property is located in West Des Moines, Polk County, Iowa. West Des Moines is approximately seven miles northwest of the Des Moines CBD. The population within a three- and 15-mile radius is 82,192 and 489,742, respectively. Estimated average household income within a three- and 15-mile radius is $80,466 and $71,098, respectively. The Valley West Mall Property is the dominant retail location in the subject area, which had experienced significant retail development since the 1980s, including several neighborhood/community centers, power centers, Target, Kmart, Home Depot, and other big box stores. Below is a chart of comparable properties, four of which are competitive with the Valley West Mall Property, and three of which have similar characteristics with regard to in-line sales PSF, but are not competitive with the Valley West Mall Property.

Property	Center Type	Year Built	Total GLA	Anchor Tenants	Occupancy
Jordan Creek Town Center West Des Moines, IA	Regional Mall	2004	1,082,993	Dillards, Younkers, Scheels, Century Theaters	98%
Merle Hay Mall Des Moines, IA	Regional Mall	1959	1,163,000	Kohl’s, Sears, Target, Younkers, Old Navy	94%
Southridge Mall Des Moines, IA	Regional Mall	1975	600,240	Hy-Vee, Sears, Target, Younkers	50%(1)
West Glen Phase I - Commercial West Des Moines, IA	Regional Mall	2006	178,439	UBS Financial	87%
Crossroads Center Waterloo, IA	Regional Mall	1969	881,768	Dillards, Sears / Gordmans, J.C. Penney, Younkers, Theater	94%
Rushmore Mall Rapid City, SD	Regional Mall	1978	832,769	Target, Sears, J.C. Penney, Herbergers	98%
Westroads Mall Omaha, NE	Regional Mall	1968	1,076,257	Von Maur, J.C. Penney, Younkers, Dicks Sporting	98%

Source: Appraisal

(1)	Southridge mall is in the process of redevelopment.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Valley West Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Valley West Mall Property:

Cash Flow Analysis
	2010	2011	9/1/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,730,295	$7,873,245	$8,248,834	$8,458,256	$9.88
Percentage Rent	$800,730	$899,001	$904,727	$889,884	$1.04
Total Reimbursements	$4,079,224	$4,138,027	$4,248,340	$4,518,254	$5.28
Other Income(2)	$199,750	$223,261	$259,150	$190,075	$0.22
Less Vacancy & Credit Loss(3)	$0	$0	$0	($159,738)	($0.19)
Effective Gross Income	$12,809,999	$13,133,534	$13,661,051	$13,896,731	$16.23
Total Operating Expenses	$5,974,191	$5,958,794	$6,477,616	$6,369,897	$7.44
Net Operating Income	$6,835,808	$7,174,740	$7,183,435	$7,526,834	$8.79
TI/LC	$0	$0	$0	$506,275	$0.59
Capital Expenditures	$0	$0	$0	$214,107	$0.25
Net Cash Flow	$6,835,808	$7,174,740	$7,183,435	$6,806,453	$7.95
Occupancy %	96.3%	98.1%	98.1%	98.1%
NOI DSCR	2.37x	2.49x	2.49x	2.61x
NCF DSCR	2.37x	2.49x	2.49x	2.36x
NOI Debt Yield	13.7%	14.4%	14.4%	15.1%
NCF Debt Yield	13.7%	14.4%	14.4%	13.6%

(1)	Historical and Underwritten Gross Potential Rent includes actual property vacancy. Underwritten Gross Potential Rent includes approximately $100,311 of contractual rent steps through June 1, 2013.

(2)	Underwritten Other Income includes local event income, which are special events at the Valley West Mall Property.

(3)
The underwritten Vacancy & Credit Loss represents the total “mark to market” adjustments applied to underwritten total rent. Tenants that demonstrate a greater than 20% total occupancy cost are marked down to a total rent equivalent to an approximately 20% occupancy cost.

Escrows and Reserves.  The Valley West Mall Borrower deposited $620,380 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Valley West Mall Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Valley West Mall Borrower maintains insurance under an acceptable blanket insurance policy). The Valley West Mall Borrower is also required, after a Cash Management Activation Event (but ceasing in the event the debt yield is 11% or greater for two consecutive calendar quarters), to make monthly deposits of $17,845 for replacement reserves and $71,380 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $214,140 or in the TI/LC reserve exceeds $856,560. A “Cash Management Activation Event” means either the occurrence of an event of default or the debt yield is less than 11% as of the last day of any calendar quarter.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Valley West Mall Mortgage Loan (i.e. the property manager collects rents and other income from the Valley West Mall Mortgaged Property, does not commingle such amounts with its funds and remits such amounts to a lockbox account within two business days of receipt); provided, that upon the occurrence of a Cash Management Activation Event, a hard lockbox is required to be put in place with respect to the Valley West Mall Mortgage Loan (unless, provided no event of default has occurred and is continuing, the Valley West Mall Borrower deposits with lender cash as additional collateral for the Valley West Mall Mortgage Loan in the amount necessary, when subtracted from the outstanding balance of the Valley West Mall Mortgage Loan for purposes of the debt yield calculation, to cause the debt yield to be equal to or greater than 11% in which case the soft lockbox will continue to be in effect). The Valley West Mall Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each business day to (i) fund an account in an amount up to the debt service due on the Valley West Mall Mortgage Loan on the next monthly payment date (which amount is applied to make the payment due on such date), (ii) to fund the required reserve deposits described above under “Escrows and Reserves” (iii) if a Cash Management Sweep Period (as defined below) is in effect, to disburse to the Valley West Mall Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and (iv) either to remit the remainder to Valley West Mall Borrower or, if a Cash Management Sweep Period is in effect, to remit the remainder to a reserve to be held by the lender as additional security for the Valley West Mall Mortgage Loan.

A “Cash Management Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (ii) below) or (ii) commence upon the debt yield as of the last day of any calendar quarter being less than 9.5% and continue until the debt yield is at least 9.5% as of the last day of two consecutive calendar quarters (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (i) above).

Property Management. The Valley West Mall Property is managed by Watson Centers, Inc., an affiliate of the Valley West Mall Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Valley West Mall Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Valley West Mall Mortgaged Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Scripps Research Building

Mortgage Loan No. 8 – Scripps Research Building

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Scripps Research Building

Mortgage Loan No. 8 – Scripps Research Building

Scripps Research Building
3545 Cray Court
La Jolla, CA 92121
Solana Beach
Rancho Santa Fe
Del Mar
Fairbanks Ranch
Carmel Valley
Ted Williams Fwy
San Diego Fwy
Torrey Pines State Reserve
Los Penasquitos Canyon Preserve
Sorrento Valley
Mira Mesa
Scripps Ranch
SAN DIEGO COUNTY
Miramar
Pacific Ocean
Torrey Pines
University City
La Jolla Village
La Jolla
USMC Air Station Miramar
Soledad Fwy
Clairemont
Kearny Mesa
Jacob Dekema Fwy
SAN DIEGO
Montgomery Field
Pacific Beach
Tecolote Canyon Natural Park
Mission Bay Park
Cabrillo Fwy
San Diego Intl. Airport 4 miles

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Scripps Research Building

Mortgage Loan No. 8 – Scripps Research Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	3545 Cray Court La Jolla, CA 92121
Original Balance:	$42,000,000
Cut-off Date Balance:	$42,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Medical
Loan Purpose:	Refinance			Net Rentable Area:	112,161 SF
Borrower Name(s):	LP Lot 7 LLC			Cut-off Date Balance Per Unit/SF:	$374
Sponsor:	Robert V. Lankford			Balloon/ARD Balance Per Unit/SF:	$234
Mortgage Rate:	4.660%			Year Built / Year Renovated:	1999 / NAP
Note Date:	12/14/2012			Title Vesting:	Fee
First Payment Date:	2/1/2013			Property Manager:	NAP
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$4,778,706
IO Period:	0 months			UW Expenses:	$680,732
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,097,974
Seasoning:	0 months			UW NCF:	$3,713,615
Original Amortization Term:	240 months			UW NOI DSCR:	1.27x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.15x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.8%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	14.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$5,035,364 (3/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,912,549 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,792,732 (12/31/2010)
Reserves(1)				Appraised Value:	$63,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/25/2012
RE Tax:	$120,387	$42,461	NAP	Cut-off Date LTV Ratio:	66.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	41.7%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate:	100.0% (12/31/2012)
TI/LC:	$2,000,000	$100,000	$4,500,000	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
				3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Scripps Research Building Mortgage Loan

The Mortgage Loan. The eighth largest mortgage loan (the “Scripps Research Building Mortgage Loan”) is evidenced by a note in the original principal amount of $42,000,000 and is secured by a first priority fee mortgage encumbering the office and research laboratory property known as Scripps Research Building, La Jolla, California (the “Scripps Research Building Property”). Proceeds of the Scripps Research Building Mortgage Loan were used to refinance a previously existing loan, in the approximate amount of $41,204,508, secured by Scripps Research Building Property.

The Scripps Research Building Mortgage Loan had an original term and has a remaining term of 120 months. The Scripps Research Building Mortgage Loan requires payments of principal and interest payments for its entire term, with a maturity date of January 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Scripps Research Building Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is LP Lot 7 LLC, a single-purpose Delaware limited liability company with two independent directors (the “Scripps Research Building Borrower”). The Scripps Research Building Mortgage Loan sponsor is Lankford & Associates, Inc. (“Lankford”) and the non-recourse carve-out guarantor is Robert V. Langford.

Lankford was founded in 1982 to develop and manage commercial real estate. To date, the company has developed approximately 4 million SF of office, medical office, government, residential, and biomedical space.

The Mortgaged Property. The Scripps Research Building Property is a two-story, single-tenant office and research laboratory building containing 112,161 SF, located within the Torrey Pines Technology Center in La Jolla, California. The building was developed in 1999 for the sole tenant, The Scripps Research Institute (“TSRI”), and has been 100% occupied by TSRI since completion. TSRI leases the property for office and laboratory research

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Scripps Research Building

use until June 30, 2019; however, the tenant has a one-time lease termination option effective August 30, 2016, with 18 months of prior notice. The tenant has three five-year lease renewal options beyond the 2019 expiration date. The improvements are approximately 70%-80% utilized as laboratory and research space and 20%-30% contains office build-out. The building contains specialized systems for cryogenic tank enclosures, Type H-3 & H-7 hazardous materials, exhaust and air supply circulations systems and emergency generators.

Tenant. TSRI is a nonprofit research institute which focuses on the creation of basic knowledge in the biosciences for its application in medicine and the education and training of researchers. The company is headquartered in La Jolla, California, where it owns or leases more than 1 million SF of space within its approximately 35-acre campus, including the Scripps Research Building Property. TSRI employs approximately 2,605 scientists and staff on its La Jolla campus working in areas including immunology, molecular and cellular biology, chemistry, neurosciences, autoimmune diseases, cardiovascular diseases, virology, and synthetic vaccine development. The institute evolved from the Scripps Metabolic clinic founded in 1924 in La Jolla by philanthropist Ellen Browning Scripps.

TSRI’s research is funded primarily with grants from agencies of the United States government. As of September 30, 2011, TSRI reported net assets of approximately $692.9 million, including investments of approximately $399.4 million. Total 2011 revenue was approximately $393.3 million, including grants and contracts, other revenue and support, investment income and net assets released from restrictions. 2011 expenses totaled approximately $400.8 million. On August 28, 2012, Moody’s Investors Service, Inc. affirmed TSRI’s Aa3 long-term credit rating on the institute’s Series 2000, Series 2005A and taxable Series 2005B bonds issued through the California Infrastructure and Economic Development Bank.

The Market.  The Scripps Research Building Property is located within the Torrey Pines Technology Center in La Jolla, California, just north of San Diego. The University of California, San Diego, the Salk Institute for Biological Studies and the Sanford-Burnham Medical Research Institute are all within close proximity, as well as a concentration of over 200 private biotechnology companies.

According to the appraiser, The Torrey Pines area is considered the biomedical center for San Diego and the third largest concentration of bioresearch facilities and companies in the nation. Torrey Pines contains approximately 940,512 SF of suburban office space. As of September 30, 2012, the Torrey Pines office vacancy rate was 9.5%. The appraiser estimated market rent for biomedical office space in the Torrey Pines submarket at $3.25 PSF per month or $39.00 PSF per annum. Quoted base rents among comparable properties range from $2.83 PSF per month to $3.25 PSF per month or $33.96 per annum to $39.00 PSF per annum.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Scripps Research Building Property:

Cash Flow Analysis
	2010	2011	3/30/2012 TTM	UW	UW PSF
Gross Potential Rent	$4,792,731	$4,912,549	$5,035,364	$4,643,465	$41.40
Total Reimbursements	$521,590	$531,726	$550,777	$599,587	$5.35
Other Income	$0	$0	$0	$0	$0.0
Less Vacancy & MTM Loss(1)	$0	$0	$0	($464,347)	($4.14)
Effective Gross Income	$5,314,321	$5,444,275	$5,586,141	$4,778,706	$42.61
Total Expenses	$521,589	$531,726	$550,777	$680,732	$6.07
Net Operating Income	$4,792,732	$4,912,549	$5,035,364	$4,097,974	$36.54
TI/LC	$0	$0	$0	$561,927	$5.01
Capital Expenditures	$0	$0	$0	$22,432	$0.20
Initial TI/LC Reserve Credit(2)	$0	$0	$0	($200,000)	($1.78)
Net Cash Flow	$4,792,732	$4,912,549	$5,035,364	$3,713,615	$33.11
Occupancy %	100.0%	100.0%	100.0%	90.0%
NOI DSCR	1.48x	1.52x	1.56x	1.27x
NCF DSCR	1.48x	1.52x	1.56x	1.15x
NOI Debt Yield	11.4%	11.7%	12.0%	9.8%
NCF Debt Yield	11.4%	11.7%	12.0%	8.8%

(1)	A 10% vacancy factor is applied to the base rents in place; however, the single tenant leases and occupies the entire building.

(2)
The borrower deposited $2,000,000 into the TI/LC reserve account at loan closing. This reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $200,000 per year. See “—Escrows and Reserves” below for further details.

Escrows and Reserves.  The Scripps Research Building Borrower deposited $120,387 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Scripps Research Building Borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly (unless the Scripps Research Building Borrower maintains insurance under an acceptable blanket insurance policy). Provided lender has not determined that replacement reserves are necessary to maintain proper condition of the Scripps Research Building Property, monthly escrows for replacement reserves are not required. The Scripps Research Building Borrower deposited $2,000,000 in escrow for TI/LC reserves at loan origination (This upfront reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $200,000 per year) and is required to make monthly deposits of $100,000 for TI/LC reserves, provided that (i) such deposits are not required at any time that the amount then on deposit in the TI/LC reserve is equal to or exceeds $4,500,000, (ii) lender shall disburse to the Scripps Research Building Borrower $1,000,000 from the TI/LC reserve on or before February 28, 2015, so long as The Scripps Research Institute (“Scripps”) has not notified the Scripps Research Building Borrower that it is exercising the early termination option contained in the third amendment, dated August 28, 2012, to that certain Work Letter and Lease, between Scripps and Scripps Research Building Borrower’s predecessor in interest dated November 1, 1997, as amended (the “Scripps Lease”), (iii) lender shall disburse to the Scripps Research Building Borrower all funds in the TI/LC reserve at any time if the Scripps Research Building Borrower provides evidence that Scripps has renewed or extended the Scripps Lease on terms acceptable to lender for a

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Scripps Research Building

minimum term expiring after June 30, 2024, which renewal or extension shall be certified by Scripps in an estoppel in the same form delivered at closing and (iv) if the renewal or extension referred to in clause (iii) immediately above does not occur, lender in its sole discretion may apply up to $1,616,122 from the TI/LC reserve to pay monthly debt service, taxes or insurance in its sole discretion.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Scripps Research Building Mortgage Loan. The Scripps Research Building Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Scripps Research Building Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Scripps Research Building Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, and to remit the remainder to an account to be held by the mortgagee as additional security for the Scripps Research Building Mortgage Loan; provided, that if an event of default has not occurred, then funds from the remainder will be disbursed to the Scripps Research Building Borrower in the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender.

A “Cash Sweep Period” will commence (i) upon the occurrence of an event of default and continue until the event of default is cured, (ii)  upon the debt service coverage ratio being less than 1.10x for the immediately preceding six months and continue until the debt service coverage ratio for the immediately preceding six months is equal to or greater than 1.15x, (iii) when Scripps files or consents to the filing of a bankruptcy petition (either voluntary or involuntary), seeks or consents to the appointment of a receiver or liquidator, takes action that would cause Scripps to become insolvent or makes an assignment for the benefit of creditors, and continue until a Scripps Replacement (as defined below) occurs or Scripps affirms the Scripps Lease without modification which affirmation is approved by all applicable bankruptcy courts, (iv) when Scripps fails to continuously operate its business at the Scripps Research Building Property during normal business hours or when 18 months remains until the expiration of the Scripps Lease or when Scripps gives notice of its intent not to renew or fails to renew the Scripps Lease as set forth therein, and continue until a Scripps Replacement occurs or (v) when the credit rating of Scripps, as established by Moody’s, falls below Baa2, and continue until such credit rating shall be equal to or greater than Baa2.

“Scripps Replacement” means (i) Scripps is replaced with a tenant (or lender approved subtenant) pursuant to a lease (or sublease), acceptable to lender or the renewal or extension of the Scripps Lease by Scripps for a term expiring no earlier than June 30, 2024, (ii) such replacement tenant (or subtenant) or Scripps delivers a tenant estoppel reasonably acceptable to lender confirming that it is in occupancy of the premises demised under the Scripps Lease and paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Scripps Research Building Borrower and (iii) such replacement tenant (or subtenant) or Scripps is open for business during normal business hours.

Property Management. The Scripps Research Building Property is managed by the property tenant.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Terrorism Insurance.  Generally, the Scripps Research Building Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Scripps Research Building Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

Mortgage Loan No. 9 – Amazon Fulfillment Center

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

Mortgage Loan No. 9 – Amazon Fulfillment Center

Amazon Fulfillment Center
7200 Discovery Drive
Chattanooga, TN 37416
CHATTANOOGA
Soddy-Daisy
Middle Valley
Harrison
Hixson
Signal Mountain
Red Bank
Lupton City
Northside
Downtown
Ridgeside
Woodmore
Brainerd Hills
East Ridge
Oak Hill
Cedar Hill
Lookout Mountain
Ooltewah
Collegedale
East Brainerd
Rossville
Lakeview
Fort Oglethorpe
Fairview
Chickamauga Lake
Tennessee River
Chattanooga Municipal Airport
Harrison Bay State Park
Hamilton County Park
Booker T. Washington State Park
Enterprise South Nature Park
Volkswagen Chattanooga Operations
HAMILTON COUNTY
WALKER COUNTY
CATOOSA COUNTY
TENNESSEE
GEORGIA
KNOXVILLE
CHATTANOOGA
ATLANTA
ATHENS
AUGUSTA

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

Mortgage Loan No. 9 – Amazon Fulfillment Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	7200 Discovery Drive Chattanooga, TN 37416
Original Balance:	$40,800,000
Cut-off Date Balance:	$40,800,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Net Rentable Area:	1,016,148 SF
Borrower Name(s):	Cole ID Chattanooga TN, LLC			Cut-off Date Balance Per Unit/SF:	$40
Sponsor:	Cole Real Estate Investments			Balloon/ARD Balance Per Unit/SF:	$40
Mortgage Rate:	4.460%			Year Built / Year Renovated:	2011 / NAP
Note Date:	12/7/2012			Title Vesting(2):	Fee
First Payment Date:	2/1/2013			Property Manager:	Cole Realty Advisors, Inc.
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$5,095,159
IO Period:	120 months			UW Expenses:	$623,295
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,471,864
Seasoning:	0 months			UW NCF:	$4,106,051
Original Amortization Term:	NAP			UW NOI DSCR:	2.42x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.23x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (23); YM1 (92); O (5)			UW NCF Debt Yield:	10.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	NAP
Reserves(1)				Appraised Value:	$64,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	9/7/2012
RE Tax:	$0	$0	NAP	Cut-off Date LTV Ratio:	63.7%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	63.7%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate:	100.0% (1/1/2012)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy :	NAP
				3rd Most Recent Occupancy :	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The property is subject to a ground lease between the borrower and the City of Chattanooga Industrial Development Board; however, the ground lessor has provided its fee interest as collateral for the subject loan.

The Amazon Fulfillment Center Mortgage Loan

The Mortgage Loan. The ninth largest mortgage loan (the “Amazon Fulfillment Center Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal amount of $40,800,000 and is secured by a first priority leasehold mortgage encumbering the warehouse property known as Amazon Fulfillment Center in Chattanooga, Tennessee (the “Amazon Fulfillment Center Property”). Proceeds of the Amazon Fulfillment Center Mortgage Loan were used to acquire the Amazon Fulfillment Center Property for a purchase price of $62,781,053.

The Amazon Fulfillment Center Mortgage Loan had an original term and has a remaining term of 120 months. The Amazon Fulfillment Center Mortgage Loan requires payments of interest only for its entire term, with a scheduled maturity of January 1, 2023. After December 7, 2014, voluntary prepayment of the Amazon Fulfillment Mortgage Loan is permitted in whole on any date together with payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the Payment Date, interest which would have accrued through the next Payment Date.

The Borrower and the Sponsor. The borrower is Cole ID Chattanooga TN, LLC, a single-purpose Delaware limited liability company with two independent directors (the “Amazon Fulfillment Center Borrower”). The Amazon Fulfillment Center Mortgage Loan sponsor is Cole Real Estate Investments (“Cole”) and the non-recourse carve-out guarantor is Cole REIT III Operating Partnership, LP (Cole REIT III).

Cole was founded in 1979 and, as of the end of November 2012, its non-traded REITs and other affiliates, owned and managed more than 1,975 assets representing approximately 71.3 million SF of commercial real estate in 47 states. As of June 30  2012, Cole REIT III shows total assets of approximately $6.9 billion, total liabilities of approximately $3.1 billion and total stockholder equity of approximately $3.8 billion.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

The Mortgaged Property. The Amazon Fulfillment Center Property is a recently constructed, 1,016,148 SF, one-story concrete-tilt-up warehouse and distribution center on 86.1 acres located in Chattanooga, Tennessee. The Amazon Fulfillment Center Property has a ceiling clear height of 32 feet and 64 dock-high doors, with knock-out panels for an additional 103 future dock-high doors. The office component totals 52,212 SF (5.1%) and there is an additional 238,500 SF of mezzanine space beyond the NRA. There is surface parking for 2,120 cars and 110 trucks. The warehouse space is both heated and cooled. Improvements also feature heavy electrical power and back-up emergency generators. The Amazon Fulfillment Center Property was constructed for and is 100% leased to Amazon.com.dedc, LLC until September 30, 2026, with four five-year lease renewal options. The current base rental rate is $4,184,575, contractually increasing by 2% each year for the initial 15-year lease term. The lease is guaranteed by Amazon.com, Inc.

Amazon.com, Inc. (NASDAQ: AZN) operates as an online retailer in North America and internationally. It operates retail websites, such as amazon.com and amazon.ca. The company serves consumers through its retail websites and focuses on selection, price, and convenience. It also offers programs that enable sellers to sell their products on company’s websites, and their own branded websites. In addition, the company serves developers and enterprises through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable various types of virtual business. Further, it manufactures and sells the Kindle e-reader. Additionally, the company provides fulfillment services; miscellaneous marketing and promotional agreements, such as online advertising; and co-branded credit cards. Amazon.com, Inc. was founded in 1994 and is headquartered in Seattle, Washington. Total sales for Amazon in 2011 were approximately $48.08 billion, compared with approximately $34.20 billion in 2010. 2011 net income was approximately $631 million and 2010 net income was approximately $1.15 billion. On November 26, 2012, the company issued debt and was rated Baa1 by Moody’s and AA- by S&P.

The Amazon Fulfillment Center Property is subject to a ground lease between the Amazon Fulfillment Center Borrower and the City of Chattanooga’s Industrial Development Board (“IDB”) to facilitate a PILOT program. The IDB has granted the lender a security interest in the IBD’s fee interest in the Amazon Fulfillment Center Property. In addition, the Amazon Fulfillment Center Borrower may purchase the Amazon Fulfillment Center Property fee interest at any time for one dollar, provided that Amazon Fulfillment Center Borrower meets the conditions set forth in the loan agreement, including, but not limited to, confirmation that the Amazon Fulfillment Center Loan will still be in compliance with REMIC rules. In the event that Amazon Fulfillment Center Borrower exercises its purchase option, the lender will continue to have a mortgage on the fee interest in the Amazon Fulfillment Center Property.

The Market. The Amazon Fulfillment Center Property is located within the Enterprise South Industrial Park (the “ESIP”) in Chattanooga, Tennessee. Chattanooga, the fourth largest city in Tennessee, is at the junction of four interstate highways. The ESIP is approximately 12 miles northeast of Chattanooga, adjacent to I-75. The ESIP is also home to a newly constructed Volkswagen automobile plant that began production in April 2011.

According to the appraiser, the overall Chattanooga industrial market totals approximately 38.2 million SF in 863 buildings. As of June 30, 2012, overall vacancy averaged 16.8% and the average quoted base rental rate of $2.77 PSF. The ESIP is located in the Outlying submarket of Chattanooga. According to the appraiser, the Outlying submarket contains approximately 10.1 million SF and has a 9.7% vacancy rate and an average quoted base rental rate of $3.82 PSF. Below is a chart of rent comparables. The first property listed below is also a newly constructed Amazon occupied distribution warehouse in Charleston, Tennessee, which is designed to handle different weight packages.

Lease Comparable Summary
Property	NRA	Year Built	Dock Doors	Clear Height	% Office	Lease Date	Term (years)	Initial Rent/SF (Net)
Amazon Fulfillment Facility, Charleston TN	1,016,148	2011	64	32.0’	2.0%	10/11	15	$3.81
Amazon Fulfillment Facility, West Columbia SC	1,016,148	2011	65	32.0’	5.1%	10/11	15	$4.03
American Tire Distributors, Chattanooga TN	125,060	2013 (est.)	17	28.0’	3.2%	1/13	11	$5.00
Nissan Parts ReDistribution Center, Mt. Juliet TN	717,160	2010	90	32.0’	3.0%	4/10	16	$3.65
Amazon.com Fulfillment Facility, Louisville KY	1,015,740	2012	64	40.0’	2.6%	10/12	15	$4.75
Average	778,051	2011	60	32.8’	3.2%	11/11	14	$4.25

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon Fulfillment Center Property:

Cash Flow Analysis(1)
	2009	2010	2011	UW	UW per SF
Gross Potential Rent	$0	$0	$0	$4,573,767	$4.50
Total Reimbursements	$0	$0	$0	$521,392	$0.51
Other Income	$0	$0	$0	$0	$0
Less Vacancy & MTM Loss(2)	$0	$0	$0	$0	$0
Effective Gross Income	$0	$0	$0	$5,095,159	$5.01
Total Expenses	$0	$0	$0	$623,295	$0.61
Net Operating Income	$0	$0	$0	$4,471,864	$4.40
TI/LC	$0	$0	$0	$213,391	$0.21
Capital Expenditures	$0	$0	$0	$152,422	$0.15
Net Cash Flow	$0	$0	$0	$4,106,051	$4.04
Occupancy %	NAP	NAP	NAP	100.0%
NOI DSCR	NAP	NAP	NAP	2.42x
NCF DSCR	NAP	NAP	NAP	2.23x
NOI Debt Yield	NAP	NAP	NAP	11.0%
NCF Debt Yield	NAP	NAP	NAP	10.1%

(1)	The property was constructed in 2011.

(2)
Underwritten Gross Potential Rent is based on the average contractual rent in place over the loan term. Base rent as of the Cut-off date is $4,184,575 and the scheduled contractual base rent as of the Maturity Date is $5,100,973.

Escrows and Reserves.  Provided no event of default exists and is continuing and the Amazon Fulfillment Center Borrower delivers satisfactory evidence of payment of taxes and evidence of renewal of insurance policies and paid receipts for the payment of insurance premiums, monthly escrows for annual tax payments and annual insurance premiums are not required. Provided no event of default exists and is continuing and the Amazon Fulfillment Center Property is maintained in a professional manner meeting the standards employed by warehouse institutional property owners of industrial/warehouse properties of similar quality, size and structure, monthly escrows for replacement reserves and TI/LC reserves are not required.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Amazon Fulfillment Center Mortgage Loan. The Amazon Fulfillment Center Mortgage Loan has springing cash management. Provided a Cash Trap Event Period is not in effect, funds in the lockbox account are disbursed on a periodic basis to an account designated by the Amazon Fulfillment Center Borrower. During the continuance of a Cash Trap Event Period, funds in the lockbox account are disbursed on each monthly payment date (i) to pay debt service on the Amazon Fulfillment Center Mortgage Loan, (ii) to fund, if required, the reserves deposits as described above under “Escrows and Reserves”, (iii) to remit to the Amazon Fulfillment Center Borrower funds sufficient to pay operating expenses set forth in the annual budget not otherwise paid or reserved for or other amounts incurred by the Amazon Fulfillment Center Borrower and approved by lender, and (iv) to deposit the remainder to an account to be held by the lender as additional security for the Amazon Fulfillment Center Mortgage Loan until the amount on deposit therein equals $6,000,000 and then to remit any excess to the Amazon Fulfillment Center Borrower.

A “Cash Trap Event Period” will commence (i) upon the occurrence of an event of default and will continue until the event of default is cured, (ii) upon the debt service coverage ratio as of the end of any fiscal quarter being less than 1.40x and continue until the debt service coverage ratio is1.40x as of the end of any subsequent fiscal quarter, (iii) when amazon.com.dedc, LLC (“Amazon”) files or consents to the filing of a bankruptcy petition (either voluntary or involuntary), seeks or consents to the appointment of a receiver or liquidator, takes action that would cause Amazon to become insolvent or makes an assignment for the benefit of creditors, and will continue until an Amazon Replacement (as defined below) occurs or Amazon affirms the Amazon Lease (as defined below) without modification which affirmation is approved by all applicable bankruptcy courts, (iv) when Amazon fails to continuously operate its business at the Amazon Fulfillment Center Property during normal business hours or terminates the Amazon Lease prior to the expiration of its term, and will continue until an Amazon Replacement occurs or (v) when the credit rating of Amazon.com, Inc. (“Amazon Parent Guarantor”), if established by Standard & Poor’s, falls below BBB-, and will continue until such credit rating is equal to or greater than BBB-.

“Amazon Replacement” means (i) Amazon is replaced with a tenant (or lender approved subtenant) pursuant to a lease (or lender approved sublease), which tenant (or subtenant) (or any guarantor of its obligations thereunder or Amazon Parent Guarantor, if it remains liable under its guaranty of the obligations of Amazon under the Amazon Lease), if the Amazon Parent Guarantor is rated by Standard & Poor’s at such time, shall have a credit rating equal to or greater than BBB-, (ii) such tenant (or subtenant) delivers a tenant estoppel reasonably acceptable to lender confirming that it is in occupancy of 85% or more of the then existing leaseable square footage of the Amazon Fulfillment Center Property and paying full contractual rent without any outstanding offset right, free rent credit or outstanding tenant improvement allowance or leasing commission obligation of Amazon Fulfillment Center Borrower and (iii) such tenant (or subtenant) is open for business during normal business hours.

“Amazon Lease” means the amended and restated industrial lease agreement, dated as of April 26, 2012 (but effective December 15, 2010) between Amazon Fulfillment Center Borrower (as successor-in-interest) and Amazon, as memorialized by that certain memorandum of industrial lease agreement, dated December 15, 2010, recorded December 20, 2010 between the Amazon Fulfillment Center Borrower’s predecessor in interest and Amazon, as amended, and recorded on August 5, 2011.

Property Management. The Amazon Fulfillment Center Property is managed by Cole Realty Advisors, Inc., an affiliate of the Amazon Fulfillment Center Mortgage Loan sponsor.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Amazon Fulfillment Center

Mezzanine Loan and Preferred Equity.  Future mezzanine financing (such financing, the “Permitted Mezzanine Financing”) is permitted subject to various conditions including, among others: (i) no event of default exists under the Amazon Fulfillment Center Mortgage Loan, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 75% (based upon a current appraisal report obtained at the Amazon Fulfillment Center Borrower’s expense) or an aggregate debt service coverage ratio less than 1.10x, (iii) the collateral for the mezzanine loan includes only pledges of 100% of the direct or indirect ownership interests in the Amazon Fulfillment Center Borrower, (iv) the mezzanine lender shall be an entity reasonably acceptable to lender based upon the then current secondary market and rating agency criteria and enters into an intercreditor agreement acceptable to the lender under the Amazon Fulfillment Center Mortgage Loan, (v) the Permitted Mezzanine Financing does not cause any of the following:  (x) a termination right, right of first refusal, right of first offer or any similar right with respect to any reciprocal easement agreement or (y) a right of first refusal, option to purchase, default or termination pursuant to or under the Amazon Lease or the ground lease or payment in lieu of taxes (PILOT) agreement with respect to the Amazon Fulfillment Center Property, (vi) the term of the mezzanine loan (including extensions) is co-terminus with or longer than the term of the Amazon Fulfillment Center Mortgage Loan and (vii) Amazon Fulfillment Center Borrower shall deliver to lender a rating agency confirmation as to the Permitted Mezzanine Financing and new substantive non-consolidation legal opinion.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Amazon Fulfillment Center Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Amazon Fulfillment Center Property; provided, that the Amazon Fulfillment Center Borrower shall not be obligated to spend an amount equal to more than two times the amount of the annual insurance premium that is payable at such time with respect to the casualty and the business interruption/rental loss insurance required with respect to the Amazon Fulfillment Center Property (without giving effect to the cost of terrorism and earthquake components of such policies).

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

Mortgage Loan No. 10 – Le Meridien Parker Palm Springs Hotel

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

Mortgage Loan No. 10 – Le Meridien Parker Palm Springs Hotel

Los Angeles
105 miles
Dillon Rd
20th Ave
RIVERSIDE
COUNTY
N. Indian Canyon Dr
N. Palm Canyon Dr
Palm Dr
COACHELLA
VALLEY
San Rafael Dr
Racquet Club Rd
Gene Autry Trail
PALM SPRINGS
Tramway Rd
Vista Chino
Varner Rd
Desert
Regional
Medical Center
Palm Springs
Aerial Tramway
The Corridor
Palm Springs
Convention
Center
Palm Springs
Regional
Airport
30th Ave
Palm
Springs
Art Museum
Tahquitz Canyon Way
Mt. San
Jacinto
State Park
Village Green
Heritage Ctr.
Palm
Springs
Mall
Palm
Springs
Stadium
Sunrise Way
Ramon Rd
Cathedral
City
Mesquite Ave
El Cielo Rd
Oasis
Water Park
E. Palm Canyon Dr
Cathedral
City
Marketplace
Dinah Shore Dr
Rancho
Mirage
Moorten
Botanical
Garden &
Cactarium
Tahquitz
Falls
Toledo Ave
E Palm Canyon Dr
Gerald Ford Dr
Desert
IMAX
Theater
Children's
Discovery
Museum
Le Méridien Parker Palm Springs
4200 East Palm Canyon Drive
Palm Springs, CA 92264
SANTA ROSA
MOUNTAINS
Frank Sinatra Dr
Indian
Canyons
Bighorn
Sheep
Preserve
AGUA CALIENTE
INDIAN
RESERVATION
LAS
VEGAS
NEVADA
CALIFORNIA
BAKERSFIELD
Ridgecrest
Barstow
Lancaster
Palmdale
Victorville
Kingman
Needles
LOS
ANGELES
SAN
BERNARDINO
RIVERSIDE
ANAHEIM
LONG
BEACH
SANTA
ANA
Palm
Springs
Indio
Blythe
ARIZONA
Oceanside
Carlsbad
Pacific
Ocean
SAN
DIEGO
El Cajon
El Centro
Yuma
Chula Vista
TIJUANA
MEXICALI
MEXICO

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

Mortgage Loan No. 10 – Le Meridien Parker Palm Springs

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	4200 East Palm Canyon Drive Palm Springs, CA 92264
Original Balance:	$37,000,000
Cut-off Date Balance:	$37,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.7%			Detailed Property Type:	Resort
Loan Purpose:	Refinance			Number of Units:	144 Rooms
Borrower Name(s):	Parker Palm Springs II, LLC			Cut-off Date Balance Per Unit/SF:	$256,944
Sponsor:	Adam Parker Glick			Balloon/ARD Balance Per Unit/SF:	$207,342
Mortgage Rate:	4.380%			Year Built / Year Renovated:	1959 / 2004
Note Date:	12/4/2012			Title Vesting:	Fee
First Payment Date:	2/1/2013			Property Manager:	Parker Management Florida, LLC
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$19,996,598
IO Period:	None			UW Expenses:	$14,453,273
Original Term to Maturity or ARD:	120 months			UW NOI:	$5,543,325
Seasoning:	0 months			UW NCF:	$4,743,461
Original Amortization Term:	360 months			UW NOI DSCR:	2.50x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	2.14x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	15.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	12.8%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	15.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$5,874,961 (9/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,630,447 (12/31/2011)
Mezzanine Debt:	Permitted			Third Most Recent NOI (As of):	$2,937,543 (12/31/2010)
Reserves(1)				Appraised Value:	$63,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/3/2012
RE Tax:	$59,928	$19,977	NAP	Cut-off Date LTV Ratio:	58.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	47.1%
FF&E:	$0	$66,499	NAP	Occupancy Rate (As of):	60.7% (9/30/2012 TTM)
Deferred Maintenance:	$34,375	$0	NAP	2nd Most Recent Occupancy (As of):	62.3% (12/31/2011)
				3rd Most Recent Occupancy (As of):	52.1% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Le Meridien Parker Palm Springs Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Le Meridien Parker Palm Springs Mortgage Loan”) is a loan evidenced by a note in the original principal amount of $37,000,000 and is secured by a first priority fee mortgage encumbering the hospitality property known as The Le Meridien Parker Palm Springs in Palm Springs, California (the “Le Meridien Parker Palm Springs Property”).

The Le Meridien Parker Palm Springs Mortgage Loan had an initial term and has a remaining term of 120 months. The Le Meridien Parker Palm Springs Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of January 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C7 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Le Meridien Parker Palm Springs Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Parker Palm Springs II, LLC a single purpose Delaware limited liability company with two independent directors (the “Le Meridien Parker Palm Springs Borrower”). The Le Meridien Parker Palm Springs Borrower is 100% indirectly owned by two trusts, one of which (representing a 65% indirect interest in the Le Meridien Parker Plam Springs Borrower) is controlled by Adam Parker Glick, the president of the Jack Parker Corporation-New York  and the non-recourse carve-out guarantor.

The Jack Parker Corporation (“JPC”) was founded in 1955, in Queens, New York, by Jack Parker. The company currently develops and/or owns hospitality, residential and commercial properties in Florida, New York, New Jersey, North Carolina, California and Costa Rica. The portfolio includes hotels totaling more than 1,500 rooms and suites, including the Le Meridien Parker Palm Springs Property and the Le Parker Meridien in Midtown Manhattan. An affiliate of JPC manages the Le Meridien Parker Palm Springs Property.

The Mortgaged Property. The Le Meridien Parker Palm Springs Property is a 144-room (107 king rooms, 24 double/double rooms, 12 one-bedroom

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

suites and the two-bedroom “Gene Autry Residence” suite), full-service resort hotel on 13.5 acres located in Palm Springs, California. In addition to its guest rooms and suites, the hotel contains a lounge, two restaurants (Norma’s and Mister Parker’s), two outdoor and one indoor swimming pools, an outdoor whirlpool, 6,612 SF of meeting space in four rooms, a fitness center, two tennis courts and a spa. The main hotel building is two stories, while the 13 suites are located in separate structures. The “Gene Autry Residence” suite contains two bedrooms, a living room, a dining room, a full kitchen, two bathrooms and a private lawn area. Overall there are five buildings on the site. The Le Meridien Parker Palm Springs Property has parking for 144 cars and offers valet parking.

The Le Meridien Parker Palm Springs Property, which is located in southeast Palm Springs near the East Palm Canyon Drive and South Gene Autry Trail intersection. The Palm Springs International Airport is located approximately two miles north of the Le Meridien Parker Palm Springs Property. The immediate area is primarily residential and golf recreation use. The Le Meridien Parker Palm Springs Property was originally opened in 1959 as a Holiday Inn, was repositioned in the 1990’s as the Givenchy Resort and Spa, and then purchased by the Jack Parker Corporation in 2003 and substantially renovated at a cost of approximately $15 million. It reopened in 2004 as the Parker Palm Springs operating under the Starwood Hotels Le Meridien brand.

The Le Meridien Parker Palm Springs Property currently operates as a Le Meridien branded property under a license agreement with Starwood Hotels and Resorts (the “Le Meridien Agreement”). The Le Meridien Agreement expires on December 31, 2014, with one ten year renewal option with an 18 month notice period. Pursuant to the Le Meridien Parker Palm Springs Loan documents, the Le Meridien Parker Palm Springs Borrower may, under certain conditions, permit the existing license agreement to expire without replacement and continue to operate the Parker Palm Springs Property as a resort hotel under substantially similar marketing, advertising, operating and maintenance standards in place as of the Le Meridien Parker Palm Springs Mortgage Loan note date.

In 2011, transient travelers accounted for an estimated 60% of property demand, followed by meeting and group demand at 40%. The property achieved occupancy of 62.3%, and ADR of $282.78, RevPAR of approximately $176.20, an occupancy penetration of 115.2% and a yield penetration of 169.5%. The Le Meridien Parker Palm Springs Property 2011 ADR was approximately 60% higher than the competitive set average.

The Market.  According to the appraisal, Palm Springs, California is a major leisure and expanding group destination. Palm Springs is within the Coachella Valley, which features approximately 125 golf courses and clubs. Other nearby leisure destinations includes Joshua Tree National Park, the San Bernardino National Forrest, the Palm Springs Tramway and the Coachella Valley itself. The Palm Springs Convention Center is approximately four miles from The Parker Palm Springs Property and contains approximately 261,000 SF of meeting and exhibition space. In addition, the city is an approximately two hour drive (107 miles) from Los Angeles and L.A. based film and production companies form an important demand generator for the area. In general, the area is a popular weekend travel location for southern California residents. The Palm Springs International Airport year to date August 2012 passenger traffic stood at approximately 1,177,108 people, a 17.6% increase over the same period of 2011. Virgin America announced new service to and from both San Francisco and New York’s John F. Kennedy International Airport in December 2011.

According to the appraiser, the greater Palm Springs hospitality market consists of 154 hotels and motels totaling 14,459 rooms. The Parker Palm Springs Property competes most directly with only six of these other properties, which total approximately 2,440 rooms, and primarily with only one other property, the 67-room Viceroy Palm Springs Hotel.

Primary and Secondary Competitor Property Summary
Property	Rooms	2011 Occ.	2011 ADR	2011 RevPAR	2010 Occ.	2010 ADR	2010 RevPAR	2009 Occ.	2009 ADR	2009 RevPAR
Le Meridien Parker Palm Springs (subject)	144	62%	$282.78	$176.20	52%	$244.99	$127.72	42%	$248.98	$106.11
Viceroy Palm Springs	67	52%	$210.00	$109.20	55%	$200.00	$110.00	45%	$190.00	$85.50
La Quinta Resort & Club	796	51%	$191.00	$97.41	49%	$183.00	$89.67	52%	$176.00	$91.52
Miramonte Resort & Spa	215	57%	$158.00	$90.06	51%	$153.00	$78.03	50%	$161.00	$80.50
Rancho Las Palmas Resort & Spa	444	59%	$176.00	$103.84	55%	$170.00	$93.50	57%	$162.00	$92.34
Riviera Palm Springs Resort & Spa	406	47%	$152.00	$71.44	34%	$146.00	$49.64	32%	$140.00	$44.80
Westin Mission Hills Resort & Spa	512	55%	$189.00	$103.95	51%	$183.00	$93.33	54%	$174.00	$93.96
Total / Wtd. Avg.	2,584	54%	$192.20	$103.98	48%	$182.26	$89.13	48%	$175.57	$85.68

Source: Appraisal

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Parker Palm Springs Property:

Cash Flow Analysis
	2010	2011	9/30/2012 TTM	UW	UW per Room
Occupancy %	52.1%	62.3%	60.7%	60.7%
ADR	$245.22	$282.81	$308.70	$308.70
RevPAR	$127.72	$176.20	$187.34	$187.34

Rooms Revenue	$6,712,740	$9,260,993	$9,873,799	$9,846,825	$68,381
Food & Beverage Revenue(1)	$6,121,699	$7,334,746	$7,721,330	$7,700,233	$53,474
Other Income(2)	$2,108,391	$2,231,112	$2,456,251	$2,449,540	$17,011
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$14,942,830	$18,826,851	$20,051,380	$19,996,598	$138,865
Total Expenses	$12,005,287	$13,196,404	$14,176,419	$14,453,273	$100,370
Net Operating Income	$2,937,543	$5,630,447	$5,874,961	$5,543,325	$38,495
FF&E	$597,713	$753,074	$802,055	$799,864	$5,555
Net Cash Flow	$2,339,830	$4,877,373	$5,072,906	$4,743,461	$32,941
NOI DSCR	1.32x	2.53x	2.65x	2.50x
NCF DSCR	1.05x	2.20x	2.29x	2.14x
NOI Debt Yield	7.9%	15.2%	15.9%	15.0%
NCF Debt Yield	6.3%	13.2%	13.7%	12.8%

(1)      The Le Meridien Parker Hotel Property contains two on-site restaurants and a lounge.

(2)      Other income is primarily spa-related income.

Escrows and Reserves.  The Le Meridien Parker Palm Springs Borrower deposited $59,928 in escrow for annual real estate taxes and $34,375 for deferred maintenance at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly. The Le Meridien Parker Palm Springs Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Le Meridien Parker Palm Springs Borrower maintains insurance under an acceptable blanket insurance policy). The Le Meridien Parker Palm Springs Borrower is also required to make monthly deposits of 1/12th of 4.00% of the operating income for the preceding calendar year for FF&E reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Le Meridien Parker Palm Springs Mortgage Loan. The Le Meridien Parker Palm Springs Mortgage Loan has springing cash management. Provided a Cash Sweep Period (as defined below) has not commenced and the Permitted Mezzanine Option (as defined below) has not been exercised, funds in the lockbox account are swept daily to an account designated by the Le Meridien Parker Palm Springs Borrower. During the continuance of a Cash Sweep Period or after the exercise of the Permitted Mezzanine Option, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Le Meridien Parker Palm Springs Mortgage Loan, to fund required deposits to the reserves as described above under “Escrows and Reserves”, to disburse to the Le Meridien Parker Palm Springs Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and set forth in the annual budget or otherwise incurred by the Le Meridien Parker Palm Springs Borrower and approved by lender and to deposit with the mezzanine lender (if the Permitted Mezzanine Option has been exercised and no Cash Sweep Period is continuing) funds sufficient to pay amounts due on the mezzanine loan (which amount, if there is no Cash Sweep Period, will be remaining available funds if an event of default has occurred on the mezzanine loan), with the remainder, if any, disbursed to the Le Meridien Parker Palm Springs Borrower or, if the Permitted Mezzanine Option has not been exercised but a Cash Sweep Period is continuing, to remit the remainder to a reserve to be held by the mortgagee as additional security for the Le Meridien Parker Palm Springs Mortgage Loan.

A “Cash Sweep Period” will commence (i) upon the occurrence of an event of default and continue until the event of default is cured (and no other event is in effect that would cause a Cash Sweep Period pursuant to clause (ii)  or (iii) below) or (ii) upon the debt service coverage ratio as of the last day of any calendar month being less than 1.25x (or if the franchise agreement is not in full force and effect or the Le Meridien Parker Palm Springs Borrower or franchisor is in default under the franchise agreement, upon the debt service coverage ratio as of the last day of any calendar month being less than 1.50x) and continue until the debt service coverage ratio shall be equal to or greater than 1.30x for two consecutive calendar quarters (or if the franchise agreement is not in full force and effect or Le Meridien Parker Palm Springs Borrower or franchisor is in default under the franchise agreement, continue until the debt service coverage ratio shall be equal to or greater than 1.55x for two consecutive calendar quarters (and no other event is in effect that would cause a Cash Sweep Period pursuant to clause (i) or (iii)) or (iii) upon a default by the Le Meridien Parker Palm Springs Borrower under the franchise agreement (which default has not been cured within thirty days after notice by franchisor) and continue until lender has reasonably determined that the Le Meridien Parker Palm Springs Borrower has cured all defaults under the franchise agreement and received an estoppel certificate or other written acknowledgment from franchisor in form and substance reasonably acceptable to lender certifying that the franchise agreement is in full force and effect and neither the Le Meridien Parker Palm Springs Borrower nor franchisor are in default under the franchise agreement nor has either party been in default under the franchise agreement during the immediately preceding 60 day period (and no other event is in effect that would cause a Cash Sweep Period pursuant to clause (i) or (ii)).

Property Management. The Le Meridien Parker Palm Springs Property is managed by Parker Management Florida, LLC, which is related to the Le Meridien Parker Palm Springs Borrower.

Mezzanine Loan and Preferred Equity. Future mezzanine financing (such financing, the “Permitted Mezzanine Option”) is permitted subject to various conditions including, among others: (i) no default or event of default exists, (ii) the principal amount of the mezzanine loan will not result in an aggregate loan-to-value ratio greater than 72% or an aggregate debt service coverage ratio less than 1.50x or an aggregate debt yield less than 10%, (iii) the collateral for the mezzanine loan includes only pledges of 100% of the ownership interests in the Le Meridien Parker Palm Springs Borrower, (iv) the

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Le Meridien Parker Palm Springs

mezzanine lender shall be a “qualified mezzanine lender” as defined in the loan documents for the Le Meridien Parker Palm Springs Mortgage Loan and enters into an intercreditor agreement acceptable to the lender under the Le Meridien Parker Palm Springs Mortgage Loan, (v) if such loan bears interest at a floating rate, the mezzanine loan borrower is required to maintain during the term thereof an interest rate cap, (vi) the term of the mezzanine loan is co-terminus with or longer than the term of the Le Meridien Parker Palm Springs Mortgage Loan and (vii) if required by lender, the Le Meridien Parker Palm Springs Borrower shall deliver to lender a rating agency confirmation as to the Permitted Mezzanine Option.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Le Meridien Parker Palm Springs Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Le Meridien Parker Palm Springs Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Westborough Shopping Center

Mortgage Loan No. 11 – Westborough Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	18 & 30 Lyman Street Westborough, MA 01581
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000			General Property Type(1):	Retail
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	356,957 SF
Borrower Name(s):	Colangelo Massachusetts Real Estate, LLC			Cut-off Date Balance Per Unit/SF:	$98
				Balloon/ARD Balance Per Unit/SF:	$83
Sponsor:	Eugene S. Colangelo			Year Built / Year Renovated:	1975-2004 / 2006
Mortgage Rate:	4.080%			Title Vesting:	Fee
Note Date:	12/6/2012			Property Manager:	Progressive Design and Consultants, Inc.
First Payment Date:	2/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$4,810,521
IO Period:	24 months			UW Expenses:	$1,412,030
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,398,491
Seasoning:	0 months			UW NCF:	$3,199,496
Original Amortization Term:	360 months			UW NOI DSCR:	1.68x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (1); YM1 (115); O (4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,782,903 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,629,794 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,556,127 (12/31/2010)
Reserves				Appraised Value:	$52,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/25/2012
RE Tax:	$0	$48,509	NAP	Cut-off Date LTV Ratio:	67.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.0%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate (As of):	77.1% (10/1/2012)
TI/LC:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	77.2% (12/1/2011)
				3rd Most Recent Occupancy (As of):	76.0% (12/1/2010)

(1)	The mortgaged property is primarily a retail center. Office space accounts for approximately 21% of property SF and 9% of underwritten revenues.

The Westborough Shopping Center mortgage loan is secured by a 356,957 SF anchored shopping center consisting of six buildings located at the intersection of Turnpike Road (Road 9) and Lyman Street, in Westborough, Massachusetts, approximately 29 miles west of Boston and 12 miles east of Worcester. The mortgaged property is primarily a retail center; however, there is approximately 76,061 SF of office space located in portions of three of the six buildings within the center. The office space is generally second floor space and, while it accounts for approximately 21% of property SF, it accounts for approximately 9% of underwritten revenues. The mortgaged property is anchored by a Super Stop & Shop Supermarket (68,842 SF), a Marshalls (28,780 SF), a HomeGoods (24,970 SF) and a Staples (23,942 SF). The Stop & Shop, Marshalls and HomeGoods all remodeled their stores in 2010 and the Marshalls and HomeGoods tenants both exercised two consecutive five-year lease renewal options in 2012. Stop & Shop does not report sales. For 2011, Marshall reported sales of $224 PSF; HomeGoods reported sales of $246 PSF and Staples reported sales of $296 PSF.

Approximately 55,200 cars utilize Route 9 on a daily basis. I-95 and I-90 (the Massachusetts Turnpike) also intersect approximately two miles from the mortgaged property. According to the appraisal, Westborough is located within the western area of the 495/Mass Pike submarket. Retail vacancy in the market is approximately 21.8% and average asking rental rates are $18.17 PSF. Estimated population within a five mile radius is 63,105 people with an average household income of approximately $133,854. Average household income within a one-mile radius is estimated at $109,211.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Court at Grant Avenue

Mortgage Loan No. 12 – Court at Grant Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	2550 Grant Avenue Philadelphia, PA 19154
Original Balance:	$31,000,000
Cut-off Date Balance:	$31,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.2%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	160,960 NSF
Borrower Name(s):	ARD Grant, L.P.			Cut-off Date Balance Per Unit/SF:	$193
Sponsor:	Peter C. Abrams; Jignesh Pandya			Balloon/ARD Balance Per Unit/SF:	$164
Mortgage Rate:	4.250%			Year Built / Year Renovated:	2011 / NAP
Note Date:	11/29/2012			Title Vesting:	Fee
First Payment Date:	1/1/2013			Property Manager:	Highland Management Corporation
Anticipated Repayment Date:	NAP
Maturity Date:	12/1/2022			Underwriting and Financial Information
IO Period:	24 months			UW Revenues:	$3,437,155
Original Term to Maturity or ARD:	120 months			UW Expenses:	$622,454
Seasoning:	1 month			UW NOI:	$2,814,701
Original Amortization Term:	360 months			UW NCF:	$2,695,591
Loan Amortization Type:	Partial IO			UW NOI DSCR:	1.54x
Interest Accrual Basis:	Actual/360			UW NCF DSCR:	1.47x
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	9.1%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield:	8.7%
Pari Passu Mortgage Debt:	None			UW NCF Debt Yield at Maturity:	10.2%
Subordinate Mortgage Debt:	None			Most Recent NOI (As of)(2):	$786,956 (12/31/2011)
Mezzanine Debt:	None			Second Most Recent NOI (As of):	NAP
				Third Most Recent NOI (As of):	NAP
Reserves(1)				Appraised Value:	$42,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/11/2012
RE Tax:	$126,702	$14,078	NAP	Cut-off Date LTV Ratio:	73.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	62.2%
Recurring Replacements:	$0	$674	NAP	Occupancy Rate (As of):	100.0% (11/5/2012)
TI/LC:	$0	$1,875	NAP	2nd Most Recent Occupancy (As of):	88.6% (12/22/2011)
Other(1):	$475,020	$0	NAP	3rd Most Recent Occupancy (As of):	NAP

(1)      Other reserve consists of funds collected for outstanding TI/LC obligations.

(2)      The property is new construction. The 12/31/2011 NOI represents a partial year of property operations. The largest tenant lease to Giant Food & Drugstore began on July 20, 2011.

The Court at Grant Avenue mortgage loan is secured by a newly constructed grocery anchored shopping center in Philadelphia, PA. The mortgaged property is a redevelopment of a former industrial property approximately 15 miles northeast of the Philadelphia CBD. Two of the tenants, Giant Food & Drugstore, along with the Giant Fuel Station (“Giant”), and the Dunkin Donuts, constructed their own improvements and lease the land under their improvements from the borrower. There are 14 other tenants at the mortgaged property, including an LA Fitness center and the Pennsylvania Liquor Control Board. Giant, a subsidiary of Ahold USA, has a current lease expiration of 7/31/2031 with eight five-year options. Population within a five-mile radius is estimated at 475,191 with a median household income of $47,676. The mortgaged property is located near the intersection of Grant Avenue and Roosevelt Boulevard. According to the appraiser, daily traffic counts are 33,000 vehicles per day on Grant Avenue and 78,000 vehicles per day on Roosevelt Boulevard.

The mortgage loan sponsors are Peter C. Abrams and Jignesh Pandya. Mr. Abrams is a principal of the Highland Development Group, a retail developer in the Philadelphia region.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Supertel Hospitality Portfolio

Mortgage Loan No. 13 – Supertel Hospitality Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address(1):	Various
Original Balance:	$30,622,000			General Property Type:	Hospitality
Cut-off Date Balance:	$30,546,485			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	2.2%			Number of Units:	1,452 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$21,038
Borrower Name(s):	Solomons Beacon Inn Limited Partnership			Balloon/ARD Balance Per Room:	$17,407
				Year Built / Year Renovated(1):	Various
Sponsor:	Supertel Hospitality Inc.			Title Vesting:	Fee
Mortgage Rate:	5.830%			Property Manager:	Kinseth Hospitality; Strand Development Company; Wright Investment Properties
Note Date:	11/2/2012
First Payment Date:	1/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2017			UW Revenues:	$20,318,089
IO Period:	None			UW Expenses:	$14,750,335
Original Term to Maturity or ARD:	60 months			UW NOI:	$5,567,754
Seasoning:	1 month			UW NCF:	$4,348,598
Original Amortization Term:	216 months			UW NOI DSCR:	2.02x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.58x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	18.2%
Prepayment Provisions:	YM1 (56); O (4)			UW NCF Debt Yield:	14.2%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	17.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,718,225 (6/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,401,901 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,887,065 (12/31/2010)
				Appraised Value:	$55,700,000
Reserves				Appraisal As-of Date:	9/1/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	54.8%
RE Tax:	$141,910	$70,955	NAP	LTV Ratio at Maturity/ARD:	45.4%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	65.6% (6/30/2012)
Recurring Replacements:	$1,508,458	$101,596	NAP	2nd Most Recent Occupancy (As of):	65.0% (12/31/2011)
Deferred Maintenance:	$491,542	$0	NAP	3rd Most Recent Occupancy (As of):	63.9% (12/31/2010)

(1)      See table below.

The Supertel Hospitality Portfolio mortgage loan is a single mortgage loan secured by 22 limited-service hospitality properties in 11 states. The Supertel Hospitality Portfolio is comprised of five separate franchises: Comfort Inn; Days Inn; Hampton Inn; Quality Inn; and Super 8. There are two hotels with near-term flag expirations. According to the borrower, the Shelby Hampton Inn (4/26/2013 expiration) may convert to a Comfort Inn and the Cleveland Hampton Inn (3/9/2013 expiration) may convert to a Clarion Inn. The two hotels do not yet have new franchise agreements in place to replace the near term expiring agreements.

The Supertel Hospitality Portfolio mortgage loan sponsor is Supertel Hospitality, Inc., a public REIT (NASDAQ: SPPR) specializing in the ownership of limited service hotels. The company owns 97 hotels that are operated by various third-party management companies under various franchise agreements. On September 21, 2011, the company received a notice from NASDAQ stating that because the share price of the company’s stock was below $1.00 for at least 30 consecutive business days, the company was not in compliance with NASDAQ listing rules. The company regained compliance as of February 17, 2012.

The Supertel Hospitality Portfolio mortgage loan contains individual property release provisions subject to a partial prepayment of 125% of the allocated loan amount for each property released, plus any applicable YM premium. Partial releases, in addition to other provisions, also require a minimum DSCR for the remaining properties of the greater of 1.55x and the DSCR immediately prior to release and a minimum debt yield for the remaining properties of the greater of 14% and the debt yield immediately prior to property release.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Supertel Hospitality Portfolio

Property Summary
Property/Location	Allocated Loan Amount	% of Allocated Loan Amount	No. of Rooms	Year Built/ Renovated	Appraised Value	TTM Occ.	TTM ADR	TTM RevPAR
Comfort Inn - Morgantown, WV	$2,632,492	8.6%	80	1986 / NAP	$4,800,000	71.6%	$66.83	$47.84
Hampton Inn - Shelby, NC	$2,632,492	8.6%	77	1989 / NAP	$4,800,000	68.6%	$74.06	$50.81
Key West Inn - Key Largo, FL	$1,809,527	5.9%	40	1987 / NAP	$3,300,000	66.9%	$101.44	$67.85
Super 8 - Creston, IA	$1,809,527	5.9%	121	1978;1991 / NAP	$3,300,000	79.7%	$42.48	$33.85
Comfort Inn - Princeton, WV	$1,754,662	5.7%	51	1985 / NAP	$3,200,000	79.1%	$63.80	$50.45
Super 8 - Coralville, IA	$1,754,662	5.7%	84	1985 / NAP	$3,200,000	59.9%	$57.32	$34.32
Comfort Inn - New Castle, PA	$1,754,662	5.7%	79	1987 / NAP	$3,200,000	83.8%	$57.60	$48.24
Comfort Inn - Farmville, VA	$1,699,798	5.6%	51	1985 / NAP	$3,100,000	62.4%	$75.61	$47.19
Super 8 - Menomonie, WI	$1,535,205	5.0%	81	1990 / NAP	$2,800,000	53.1%	$58.72	$31.21
Super 8 - Keokuk, IA	$1,425,476	4.7%	61	1985 / NAP	$2,600,000	67.6%	$50.45	$34.11
Super 8 - ONeill, NE	$1,315,747	4.3%	72	1982 / NAP	$2,400,000	51.7%	$55.12	$28.52
Comfort Inn - Culpeper, VA	$1,206,019	3.9%	49	1986 / NAP	$2,200,000	65.0%	$71.59	$46.57
Super 8 - Storm Lake, IA	$1,206,019	3.9%	59	1990 / NAP	$2,200,000	67.0%	$53.03	$35.56
Days Inn - Farmville, VA	$1,097,287	3.6%	59	1990 / NAP	$2,000,000	67.2%	$59.06	$39.69
Super 8 - Burlington, IA	$1,097,287	3.6%	62	1986 / NAP	$2,000,000	63.5%	$49.41	$31.36
Comfort Inn - Chambersburg, PA	$1,097,287	3.6%	63	1982 / NAP	$2,000,000	66.8%	$61.66	$41.21
Hampton Inn - Cleveland, TN	$1,042,423	3.4%	59	1993 / NAP	$1,900,000	82.9%	$83.19	$68.93
Super 8 - Portage, WI	$877,830	2.9%	61	1987 / NAP	$1,600,000	79.8%	$41.30	$32.93
Quality Inn - Danville, KY	$713,237	2.3%	63	1994 / NAP	$1,300,000	49.3%	$65.58	$32.35
Super 8 - Pittsburg, KS	$713,237	2.3%	64	1987 / NAP	$1,300,000	42.5%	$52.65	$22.38
Super 8 - Mt. Pleasant, IA	$713,237	2.3%	55	1988 / NAP	$1,300,000	53.2%	$51.98	$27.66
Comfort Inn - Rocky Mount, VA	$658,372	2.2%	61	1989 / NAP	$1,200,000	50.5%	$59.06	$29.84
Total / Wtd. Avg.	$30,546,485	100%	1,452		$55,700,000	65.6%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Embassy Suites – Napa Valley

Mortgage Loan No. 14 – Embassy Suites - Napa Valley

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	BANA	Single Asset/ Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR	Property Address:	1075 California Boulevard Napa, CA 94559
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,403,747	General Property Type:	Hotel
% of Initial Pool Balance:	2.0%	Detailed Property Type:	Full Service
Loan Purpose:	Refinance	Number of Units:	205 Rooms
Borrower Name(s):	Napa ES Hotel, L.L.C.; Napa ES Leasing, L.L.C.	Cut-off Date Balance Per Unit/SF:	$138,555
Balloon/ARD Balance Per Unit/SF:	$114,370
Sponsor:	FelCor Lodging Limited Partnership	Year Built / Year Renovated:	1985 / 2011
Mortgage Rate:	4.950%	Title Vesting:	Fee
Note Date:	9/28/2012	Property Manager:	Embassy Suites Management L.L.C.
First Payment Date:	11/1/2012
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	10/1/2022	UW Revenues:	$11,451,467
IO Period:	None	UW Expenses:	$7,801,379
Original Term to Maturity or ARD:	120 months	UW NOI:	$3,650,088
Seasoning:	3 months	UW NCF:	$3,192,029
Original Amortization Term:	360 months	UW NOI DSCR:	2.00x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.75x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	12.9%
Prepayment Provisions:	LO (24); YM1 (93); O (3)	UW NCF Debt Yield:	11.2%
Lockbox/Cash Management:	Soft / Springing	UW NCF Debt Yield at Maturity:	13.6%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$3,947,273 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None	2nd Most Recent NOI (As of):	$3,746,929 (12/31/2011)
Mezzanine Debt:	None	3rd Most Recent NOI (As of):	$3,401,618 (12/31/2010)
Appraised Value:	$48,000,000
Reserves	Appraisal As-of Date:	8/1/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	59.2%
RE Tax:	$200,364	$28,623	NAP	LTV Ratio at Maturity/ARD:	48.8%
Insurance:	$0	$0	NAP	Occupancy Rate (As of):	70.0% (10/31/2012)
Recurring Replacements:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	73.0% (12/31/2011)
3rd Most Recent Occupancy (As of):	70.2% (12/31/2010)

The Embassy Suites – Napa Valley mortgage loan is secured by a 205-room, full service hotel property located in the city of Napa, Napa County, California. The Embassy Suites – Napa Valley property’s guestroom configuration consists of 131 king suites, 73 double/double suites and one presidential suite. All rooms have one private bedroom, as well as a separate living space with a full size sofa sleeper, work desk, wet bar, two flat screen televisions, coffee/tea maker, microwave and mini-refrigerator. The Embassy Suites – Napa Valley property also features 7,630 SF of ballroom/meeting space and the 75-seat Grille 29 Restaurant and Lounge. The Embassy Suites – Napa Valley Borrower acquired the property in 1996 for $17.2 million and has invested approximately $19.9 million on capital expenditures for a total cost basis of $37.0 million.

The Embassy Suites – Napa Valley property is located in Napa, California, in the North Bay sub-region of the San Francisco Bay Area, north of the Golden Gate Bridge, adjacent to St. Helena Highway (Highway 29) on California Boulevard. The Embassy Suites – Napa Valley property had a trailing 12 month ended October 31, 2012 occupancy of 70.0%, ADR of $185.58 and RevPAR of $129.95. This represents an occupancy penetration of 101%, ADR penetration of 108% and RevPAR penetration of 109%.

The Embassy Suites – Napa Valley sponsor is FelCor Lodging Limited Partnership. FelCor Lodging Limited Partnership is a subsidiary of FelCor Lodging Trust (NYSE: FCH), a publically owned real estate investment trust that owns 66 primarily upper-upscale, full service hotels throughout 22 states and Canada.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Concorde Green Retail

Mortgage Loan No. 15 – Concorde Green Retail

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	19-171 E. North Avenue & 1100-1136 Bloomingdale Rd. Glendale Heights, IL 60139
Original Balance:	$27,000,000
Cut-off Date Balance:	$26,929,126			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	200,515 NSF
Borrower Name(s):	CG Center, LLC			Cut-off Date Balance Per Unit/SF:	$134
Sponsor:	Frank Schwab; Frank Greco; Luigi Tenuta; Carmine Presta; Dominic Presta; Francesco Chilelli; Alfredo Presta			Balloon/ARD Balance Per Unit/SF:	$107
				Year Built / Year Renovated:	1998 / 2008
				Title Vesting:	Fee
Mortgage Rate:	4.960%			Property Manager:	Schwab Advisory Services, Inc.
Note Date:	10/4/2012
First Payment Date:	12/1/2012
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/1/2022			UW Revenues:	$3,590,692
IO Period:	None			UW Expenses:	$1,025,155
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,565,537
Seasoning:	2 months			UW NCF:	$2,344,971
Original Amortization Term:	336 months			UW NOI DSCR:	1.44x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.31x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (3); YM1 (113); O (4)			UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	10.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,080,884 (12/31/2011)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,520,983 (12/31/2010)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$35,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/25/2012
RE Tax:	$138,577	$46,192	NAP	Cut-off Date LTV Ratio:	74.0%
Insurance:	$24,108	$4,018	NAP	LTV Ratio at Maturity/ARD:	59.1%
Recurring Replacements:	$0	$2,506	$120,309	Occupancy Rate (As of):	97.8% (9/1/2012)
TI/LC:	$0	$12,532	$601,536	2nd Most Recent Occupancy (As of):	74.6% (12/31/2011)
Other(1):	$4,086,873	$0	NAP	3rd Most Recent Occupancy (As of):	59.2% (12/31/2010)

(1)
Other reserves consist of funds escrowed for two tenants that were not in occupancy, but had executed leases, at the time of closing: Valli Produce expansion space Rent/CAM ($500,000); Blast Rent/CAM ($1,724,873); Outstanding TI/LC for both tenants ($1,862,000). Valli Produce is expected to take occupancy of its expansion space and begin paying rent in June 2013. Blast is now in occupancy and is scheduled to begin paying rent on January 1, 2013.

The Concorde Greene Retail mortgage loan is secured by a grocery-anchored shopping center located in Glendale Heights, IL, a suburb in the Chicago MSA. The three largest tenants are Valli Produce (96,870 SF), Salvation Army (23,368 SF), and Blast Fitness (18,600 SF). Valli Produce, which is related to Verdi of Illinois, Inc., an approximately 40% owner of the Concorde Greene Retail borrower, currently occupies 64,560 SF of the mortgaged property and is expected to expand into an additional 32,310 SF in June 2013, for a total of 96,870 SF. Income associated with the expansion space, accounting for approximately 14.9% of underwritten base rent, is included in the underwritten net cash flow. The lender holds rent and CAM reserves until rental payments are scheduled to begin in June 2013. The Valli Produce tenant reported store sales (in its current 64,560 SF of space) of $590 PSF for 2011 and $548 PSF for 2010. According to the appraiser, submarket retail vacancy as of June 30, 2012, was approximately 10.4% and the average asking retail rents was $17.92 PSF. Within a five-mile radius population is estimated at 281,423 and average household income is approximately $90,609.

The Concorde Greene Retail borrower currently benefits from a Tax Incremental Financing (“TIF”) agreement with the Village of Glendale Heights, whereby the borrower receives the incremental increase in real estate taxes generated from the mortgaged property and certain sales tax receipts generated at the mortgaged property. The underwritten net cash flow includes anticipated revenues associated with the TIF agreement.

The mortgaged property was originally anchored by a Dominick’s grocer that eventually vacated. The Valli Produce anchor tenant replaced the Dominick’s in 2008 and is scheduled to expand in June 2013.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	3555 Timmons

Mortgage Loan No. 16 – 3555 Timmons

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	3555 Timmons Lane Houston, TX 77027
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000			General Property Type:	Office
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Urban
Loan Purpose:	Refinance			Net Rentable Area:	225,895 NSF
Borrower Name(s)(1):	3555 Woodbranch, LLC; 3555 Holdings, LLC; DAR 3555, LLC			Cut-off Date Balance Per Unit/SF:	$111
				Balloon/ARD Balance Per Unit/SF:	$94
Sponsor:	Unilev Capital Corp. of Texas			Year Built / Year Renovated:	1982 / NAP
Mortgage Rate:	4.250%			Title Vesting:	Fee
Note Date:	11/27/2012			Property Manager:	Unilev Management Corp.
First Payment Date:	1/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/1/2022			UW Revenues:	$4,550,292
IO Period:	24 months			UW Expenses:	$2,131,989
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,418,303
Seasoning:	1 month			UW NCF:	$1,993,491
Original Amortization Term:	360 months			UW NOI DSCR:	1.64x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.7%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NCF Debt Yield:	8.0%
Lockbox/Cash Management:	Soft / Springing			UW NCF Debt Yield at Maturity:	9.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,490,224 (9/30/2012 YTD Ann.)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,321,701 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,362,617 (12/31/2010)
Reserves				Appraised Value:	$36,700,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/1/2012
RE Tax:	$0	$47,371	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	57.9%
Recurring Replacements:	$0	$3,765	$135,927	Occupancy Rate (As of):	93.9% (10/1/2012)
TI/LC:	$0	$23,598	$1,415,906	2nd Most Recent Occupancy (As of):	93.0% (12/31/2011)
Other(2):	$1,273,332	$0	NAP	3rd Most Recent Occupancy (As of):	92.5% (12/31/2010)

(1)      The borrower structure consists of three entities as tenants in common.

(2)      Other reserves consist of funds collected for outstanding TI/LC obligations.

The 3555 Timmons mortgage loan is secured by a 226,545 SF, 12-story, suburban office building in Houston, Texas. The mortgaged property also includes a five-level, 670-space connected parking garage. The mortgaged property is located in the Greenway Plaza area of Houston between downtown and the Galleria. The mortgaged property is located between the neighborhoods of River Oaks and University Place. Population within a three-mile radius is approximately 161,965 and estimated average household income is $115,686. The Houston office vacancy rate was approximately 11.2% as of June 30, 2012 and the submarket vacancy rate was approximately 7.5%.

The largest tenant at the mortgaged property is the Houston Galveston Area Counsel (HGAC), which occupied 65,199 SF (28% of NRA) as its headquarters. The HGAC is a cooperative counsel between 13 counties to formulate regional policies. The HGAC lease expires on 11/30/2019. No other tenant accounts for more than 9% of building space.

The borrowers are three tenants in common sponsored by Unilev Capital Corp. of Texas. Two of the TIC entities are owned and controlled by Mr. Jed Manocherian and the third is owned and controlled by Daniel Levy and Raymond Levy, the principals of the loan sponsor. Unilev Capital Corporation is a privately held real estate investment group founded in 1992 and headquartered in Beverly Hills, California, with affiliate offices in Texas, Colorado, Minnesota, Nevada and New York. Unilev Management Corporation is the operational arm of Unilev Capital Corporation and is headquartered in Houston.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Sunvalley Shopping Center Fee

Mortgage Loan No. 17 – Sunvalley Shopping Center Fee

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	BBB(low)/AAA	Property Address:	1 Sunvalley Mall Concord, CA 94520
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,931,288	General Property Type:	Leased Fee
% of Initial Pool Balance:	1.7%	Detailed Property Type:	Regional Mall
Loan Purpose:	Refinance	Net Rentable Area:	1,338,464 SF
Borrower Name(s):	Taubman Land Associates LLC	Cut-off Date Balance Per Unit/SF:	$18
Sponsor:	Taubman Realty Group L.P.	Balloon/ARD Balance Per Unit/SF:	$14
Mortgage Rate:	3.840%	Year Built / Year Renovated:	1967 / 1990-1991;2011;2012
Note Date:	11/1/2012	Title Vesting:	Fee
First Payment Date:	12/1/2012	Property Manager:	The Taubman Company LLC
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	11/1/2022	UW Revenues:	$1,600,000
IO Period:	None	UW Expenses:	$0
Original Term to Maturity or ARD:	120 months	UW NOI:	$1,600,000
Seasoning:	2 months	UW NCF:	$1,600,000
Original Amortization Term:	360 months	UW NOI DSCR:	1.19x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.19x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	6.7%
Prepayment Provisions:	LO (26); DEF (88); O (6)	UW NCF Debt Yield:	6.7%
Lockbox/Cash Management:	Hard / Springing	UW NCF Debt Yield at Maturity:	8.4%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None	Third Most Recent NOI (As of):	NAP
Reserves	Appraised Value:	$60,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/17/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	39.9%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	31.7%
Other(1):	$0	Springing	NAP	Occupancy Rate (As of):	NAP
2nd Most Recent Occupancy (As of):	NAP
3rd Most Recent Occupancy (As of):	NAP

(1)	Borrower will be required to make monthly deposits into a debt service escrow in the event of a default or if the related ground lease is not in full force and effect.

The Sunvalley Shopping Center Fee mortgage loan is secured by six parcels of land totaling approximately 68.4 acres underlying approximately 1,338,464 SF of the Sunvalley Shopping Center in Concord, California, a north central suburb within the Oakland, California MSA. The Sunvalley Shopping Center, which is operated by an affiliate of Taubman Centers Inc. (NYSE: TCO), is an approximately 1,446,320 SF two-level super-regional shopping center that includes a Sears store (which tenant owns its own improvements and leases land directly from the Sunvalley Shopping Center Fee borrower), a J.C. Penney store, a Macy’s store, a Macy’s Men store and additional major, in-line and other tenant space. Two Sunvalley Shopping Center tenants, totaling approximately 105,970 SF, are located on land that is not security for the Sunvalley Shopping Center Fee mortgage loan. As of September 5, 2012, the Sunvalley Shopping Center was 98.2% occupied. None of the Sunvalley Shopping Center improvements constitute collateral for the Sunvalley Shopping Center Fee mortgage loan.

The Sunvalley Shopping Center Fee borrower leases the The Sunvalley Shopping Center Fee mortgaged property to the Sunvalley Shopping Center owner for a 99 year period beginning on October 30, 1962, and ending on October 29, 2061. Current annual ground rent is $1,600,000, increasing by 1.5% per annum beginning on January 1, 2014. In addition, the ground lessee is responsible for any real estate taxes or assessments payable.

The Sunvalley Shopping Center Fee lessor and borrower is related to the Sunvalley Shopping Center Fee lessee. MSMCH originated and then securitized a $189,747,060 (as of October 1, 2012), mortgage loan secured in part by the Sunvalley Shopping Center leasehold in the MSBAM 2012-CKSV transaction in September 2012. As of September 19, 2012, the Sunvalley Shopping Center leasehold loan underwritten DSCR was 2.07x based on a 360 month amortization schedule and an underwritten net cash flow of $23,749,671, and the underwritten LTV was 54.2%, based on a $350 million appraised value.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Agree Retail Portfolio

Mortgage Loan No. 18 – Agree Retail Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset / Portfolio:	Portfolio
Credit Assessment (DBRS/Moody’s):	NR/NR	Property Address(1):	Various
Original Balance:	$23,640,000	General Property Type:	Retail
Cut-off Date Balance:	$23,640,000	Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.7%	Net Rentable Area:	182,892 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$129
Borrower Name(s):	Various entities controlled by Agree Limited Partnership	Balloon/ARD Balance Per Unit/SF:	$129
Year Built / Year Renovated(1):	Various
Sponsor:	Agree Realty Corporation	Title Vesting(1):	Various
Mortgage Rate:	3.600%	Property Manager:	None
Note Date:	12/14/2012	Underwriting and Financial Information
First Payment Date:	2/1/2013	UW Revenues:	$2,960,390
Anticipated Repayment Date:	NAP	UW Expenses:	$337,622
Maturity Date:	1/1/2023	UW NOI:	$2,622,768
IO Period:	120	UW NCF:	$2,618,541
Original Term to Maturity or ARD:	120 months	UW NOI DSCR:	3.04x
Seasoning:	0 months	UW NCF DSCR:	3.03x
Original Amortization Term:	0 months	UW NOI Debt Yield:	11.1%
Loan Amortization Type:	Full IO	UW NCF Debt Yield:	11.1%
Interest Accrual Basis:	Actual/360	UW NCF Debt Yield at Maturity:	11.1%
Prepayment Provisions:	LO (24); YM1 (92); O (4)	Most Recent NOI (As of):	$2,529,589 (9/30/2012 YTD Ann.)
Lockbox/Cash Management:	Springing / Springing	Second Most Recent NOI (As of)(2):	NAP
Pari Passu Mortgage Debt:	None	Third Most Recent NOI (As of)(2):	NAP
Subordinate Mortgage Debt:	None	Appraised Value:	$37,310,000
Mezzanine Debt:	None	Appraisal As-of Date:	11/7/2012-11/17/2012
Reserves	Cut-off Date LTV Ratio:	63.4%
Type	Initial	Monthly	Cap	LTV Ratio at Maturity/ARD:	63.4%
RE Tax:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (1/1/2013)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy (As of)(2):	NAP
Recurring Replacements:	$0	$0	NAP	3rd Most Recent Occupancy (As of)(2):	NAP

(1)      See table below.

(2)      Several of the properties are newly constructed. As such, a complete NOI and Occupancy history is not available.

The Agree Retail Portfolio mortgage loan is a single mortage loan secured by 12 single-tenant, free-standing retail properties in nine states, totaling 182,892 SF. The tenants are generally on long term leases with the earliest lease expiration in March, 2024 and all have multiple renewal options. The largest tenant concentration within the portfolio is JP Morgan Chase Bank, NA, (Fitch: A+, Moody’s: A2, and S&P: A) accounting for approximately 23.7% of the total Agree Portfolio mortgage loan balance. The largest single property balance allocation is to the CVS property in Roseville, California. This property is currently dark and available for sublease; however, there is a CVS Caremark Corporation (Fitch: BBB+, Moody’s: Baa2, and S&P: BBB+) lease guaranty in place.

The mortgage loan sponsor, Agree Realty Corporation (NYSE: ADC), is a fully-integrated, self-administered, and self-managed REIT focused on the development and acquisition of single tenant net lease retail properties throughout the United States. The ADC portfolio currently consists of 102 assets in 26 states with approximately 3.1 million SF.

The Agree Retail Portfolio mortgage loan permits the release of individual properties from the lien of the related mortgage subject to the satisfaction of certain conditions, including, among others, the partial prepayment of 115% of the allocated loan amount of the property to be released (plus any applicable YM premium), the LTV for the remaining properties cannot exceed the lesser of 63.4% and the LTV immediately prior to the property release, and the DSCR for the remaining properties must be equal to or greater than the lesser of 3.08x and the DSCR immediately prior to the property release, and certain debt yield constraints must be maintained. The Agree Portfolio mortgage loan also permits collateral substitutions representing up to 25% of the outstanding loan balance, provided that, in addition to other requirements, the DSCR after the substitution is not less than the greater of 3.08x and the DSCR immediately preceding the substitution and the debt yield is not less than the greater of 11.09% and the debt yield immediately preceding the release.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Agree Retail Portfolio

Property Summary
Property	Location	Title Vesting	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Net Rentable Area (SF)	% Leased	Lease Expiration Date
CVS	Roseville, CA	Fee	$4,752,000	20.1%	$7,500,000	2009 / NAP	15,791	100%	6/30/2029
Wawa	Baltimore, MD	Fee	$2,534,000	10.7%	$4,000,000	2012 / NAP	4,800	100%	1/31/2032
Chase - Spring Grove	Spring Gove, IL	Fee	$2,313,000	9.8%	$3,650,000	2007 / NAP	4,300	100%	4/20/2038
AT&T	Wilmington, NC	Fee	$2,186,000	9.2%	$3,450,000	2010 / NAP	4,000	100%	11/30/2025
National Tire - Dallas	Dallas, TX	Fee	$1,844,000	7.8%	$2,910,000	2011 / NAP	8,074	100%	5/31/2036
Chase - Macomb	Macomb, MI	Fee	$1,793,000	7.6%	$2,830,000	2008 / NAP	4,200	100%	1/31/2029
Walgreens	Fort Walton Beach, FL	Fee	$1,768,000	7.5%	$2,790,000	1999 / NAP	13,905	100%	3/31/2024
Kohl’s	Tallahassee, FL	Leasehold	$1,628,000	6.9%	$2,570,000	2007 / NAP	102,381	100%	1/31/2028
National Tire - Madison	Madison, AL	Fee	$1,552,000	6.6%	$2,450,000	2011 / NAP	6,900	100%	11/30/2036
Chase - Southfield	Southfield, MI	Fee	$1,483,000	6.3%	$2,340,000	2009 / NAP	4,270	100%	10/31/2029
Advance Auto Parts - Marietta	Marietta, GA	Fee	$900,000	3.8%	$1,420,000	1988 / 2011	6,271	100%	4/30/2026
Advance Auto Parts - Walker	Walker, MI	Fee	$887,000	3.8%	$1,400,000	1990 / 2011	8,000	100%	12/31/2026
Total / Wtd. Avg.			$23,640,000	100.0%	$37,310,000		182,892	100%

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	494 Broadway

Mortgage Loan No. 19 – 494 Broadway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	494 Broadway New York, NY 10012
Original Balance:	$23,000,000
Cut-off Date Balance:	$22,971,657			General Property Type:	Mixed Use
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Net Rentable Area:	13,102 NSF
Borrower Name(s)(1):	Thor 494 Broadway Partners LLC; Jensen 494 LLC			Cut-off Date Balance Per Unit/SF:	$1,753
				Balloon/ARD Balance Per Unit/SF:	$1,415
Sponsor:	Joseph J. Sitt			Year Built / Year Renovated:	1900 / 2002
Mortgage Rate:	4.350%			Title Vesting:	Fee
Note Date:	11/14/2012			Property Manager:	Thor Management Company LLC
First Payment Date:	1/10/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	12/10/2022			UW Revenues:	$2,023,465
IO Period:	None			UW Expenses:	$253,007
Original Term to Maturity or ARD:	120 months			UW NOI:	$1,770,458
Seasoning:	1 month			UW NCF:	$1,700,756
Original Amortization Term:	360 months			UW NOI DSCR:	1.29x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.24x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	7.7%
Prepayment Provisions:	YM1 (25); DEF/YM1 (88); O (7)			UW NCF Debt Yield:	7.4%
Lockbox/Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	9.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAP
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of):	NAP
Reserves				Appraised Value:	$31,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/26/2012
RE Tax:	$70,797	$11,799	NAP	Cut-off Date LTV Ratio:	73.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	59.2%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate (As of):	77.3% (12/13/2012)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	NAV
Other(2):	$1,025,500	$0	NAP	3rd Most Recent Occupancy (As of):	NAV

(1)	The borrower structure consists of two entities as tenants in common.

(2)
Other reserves consist of funds for outstanding TI/LC obligations ($400,000) and rent reserves for two tenants that, as of loan closing, had not yet opened: Pandora ($600,000) and the ODA Architecture expansion space ($25,500). Pandora took possession of its space on October 31, 2012, and the Pandora store is now open. ODA Architecture took possession of its expansion space on December 28, 2012.

The 494 Broadway mortgage loan is secured by a four-story (plus basement), walk-up, mixed-use building located in the SoHo neighborhood of Manhattan. The mortgaged property is situated on the east side of Broadway between Broome Street and Spring Street with almost 24 feet of frontage along Broadway. It was constructed in 1900, renovated in 2002 and is currently landmarked by the City of New York. The ground floor is comprised of the building entrance and retail space. The upper floors are comprised of office loft space.

The retail space, accounting for approximately 90% of total underwritten annual base rent is leased, as of 10/31/2012, to Jubilee Fine Jewelers and the lease guarantor is Pandora Jewelry, Inc (“Pandora”). Pandora jewelry is sold in more than 65 countries. The company was founded in 1982 and is listed on the NASDAQ OMX Copenhagen stock exchange in Denmark. In 2011, Pandora’s total revenue was approximately EUR 893 million. Two of the three office floors are leased to ODA Architecture, PC.

The borrower is comprised of two co-borrowers structured as a tenancy-in-common. The sponsor on the transaction and the guarantor for the non-recourse carve-outs is Joseph J. Sitt. Joseph J. Sitt is the founder and CEO of Thor Equities, an international real estate development company that specializes in value-added investments in shopping centers and mixed-use urban developments in the United States, Europe, and Latin America.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7	Riverside Market

Mortgage Loan No. 20 – Riverside Market

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (DBRS/Moody’s):	NR/NR			Property Address:	5300 Tchoupitoulas Street New Orleans, LA 70115
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000			General Property Type:	Retail
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	146,555 SF
Borrower Name(s):	Shadrall Riverside Market, LLC			Cut-off Date Balance Per Unit/SF:	$154
Sponsor:	Shadrall Associates LP			Balloon/ARD Balance Per Unit/SF:	$123
Mortgage Rate:	4.170%			Year Built / Year Renovated:	1986 / NAP
Note Date:	12/13/2012			Title Vesting:	Fee
First Payment Date:	2/1/2013			Property Manager:	Auburndale Properties, Inc.
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	1/1/2023			UW Revenues:	$3,896,523
IO Period:	None			UW Expenses:	$1,162,059
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,734,464
Seasoning:	0 months			UW NCF:	$2,508,769
Original Amortization Term:	360 months			UW NOI DSCR:	2.08x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.91x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.2%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	11.2%
Lockbox/Cash Management:	Hard / Springing			UW NCF Debt Yield at Maturity:	13.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,011,451 (9/30/2012 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,911,924 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,775,556 (12/31/2010)
Reserves				Appraised Value:	$37,600,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/1/2012
RE Tax:	$476,839	$39,737	NAP	Cut-off Date LTV Ratio:	59.8%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	47.9%
Recurring Replacements:	$0	$2,687	$125,000	Occupancy Rate (As of):	99.2% (10/17/2012)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy (As of):	97.0% (12/31/2011)
Deferred Maintenance(1):	$205,804	$0	NAP	3rd Most Recent Occupancy (As of):	96.2% (12/31/2010)

(1)	A deferred maintenance reserve was taken for a partial roof replacement.

The Riverside Market mortgage loan is secured by a grocery-anchored shopping center in the Uptown section of New Orleans, Louisiana. The center is anchored by Winn-Dixie and SteinMart, with junior anchors Petco and Walgreens. The improvements are comprised of two buildings with Winn-Dixie occupying its own stand-alone store and the remaining tenants located in a second building. Winn-Dixie, which occupies 47,024 SF, has a current lease expiration date of November 20, 2016, with two five-year renewal options. 2011 reported sales was $599 PSF, while 2010 was $596 PSF, 2009 was $631 PSF and 2008 was $599 PSF. Steinmart, which occupies 30,874 SF, has a current lease expiration date of February 28, 2018, with one five-year renewal option. 2011 reported sales was $230 PSF, while 2010 was $224 PSF, 2009 was $228 PSF, and 2008 was $255 PSF. Walgreens, which occupies 13,500 SF, has a current lease expiration date of November 30, 2026, with one lease termination option on December 1, 2016, and no remaining renewal options. 2010 reported sales was $692 PSF, while 2009 and 2008 reported sales were $704 PSF, and $750 PSF, respectively.

According to the appraiser, the overall New Orleans retail vacancy is 6.8% and the Uptown submarket vacancy is 6.3%. Population within a three-mile radius is approximately 136,006, and average household income is $57,809.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C7

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”, and collectively with Morgan Stanley, the “Co-Lead Managers”). This Term Sheet was not produced by a Morgan Stanley or BofA Merrill Lynch research analyst, although it may refer to a Morgan Stanley or BofA Merrill Lynch research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of Morgan Stanley or BofA Merrill Lynch or others in those firms.

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Notwithstanding anything herein to the contrary, the Co-Lead Managers and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.60 91-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This free writing prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

© 2013 Morgan Stanley